UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Electronic Arts Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Electronic Arts

Notice of 2022 Annual Meeting and Proxy Statement

Our Purpose and Beliefs

At EA, our Purpose & Beliefs are the foundations of our shared culture. Our Purpose & Beliefs motivate us. Unite us. Inspire us.

CREATIVITY

Striving to bring imagination, original ideas, and excitement to everything we do.

PIONEERING

Acting with the curiosity and courage that it takes to experiment, innovate and lead.

PASSION

We are at our best when we pursue what we love, and have fun doing it.

DETERMINATION

Bringing focus, drive and conviction to our actions. Thriving on the journey, and being motivated to achieve excellence.

LEARNING

Listening, having humility and being open to new ways of thinking, and looking with a lens of inclusion. Challenging ourselves to grow and change as a company.

TEAMWORK

Committed to each other, and to the accountability and integrity it takes to be a successful diverse team.

To learn more about Our Purpose and Beliefs,

visit https://www.ea.com/about.

Letter from our CEO and Board Chair	Letter from our Lead Director

We hope that you and your families are staying healthy and well. Looking back over the past year, I am incredibly proud of the amazing work our talented teams delivered, executing our strategy and fulfilling our mission to inspire the world to play. We believe that we are well-positioned for continued growth and impact in the years ahead.

FISCAL 2022 HIGHLIGHTS
Fiscal 2022 was a record year for Electronic Arts in every major measure – net revenue, net bookings, total players and engagement within our games and services. Our network of total players grew to more than half a billion unique active accounts. FIFA 22 was the biggest and most successful game in franchise history, life-to-date. Apex Legends exceeded $2 billion in net bookings life-to-date, becoming one of the most successful live services in the industry. Thank you to our teams for continuing to execute during challenging times to deliver these exceptional results.

EVOLVING OUR MANAGEMENT TEAM
As our industry grows, we continue to innovate, evolve, and drive transformation for our players. During fiscal 2022, we elevated Laura Miele to Chief Operating Officer where she leads Company-wide operations; Chris Bruzzo became Chief Experience Officer leading a team building deeper social experiences in and around our games; and we welcomed Chris Suh as Chief Financial Officer as we accelerate and transform our business for a socially-connected, cloud-enabled future. After nearly a decade of impactful contributions, our former COO and CFO Blake Jorgensen decided to transition from Electronic Arts. Blake has been an incredible partner, advisor, and colleague.

OUR NEXT STEPS
As we look ahead, this is an exciting time for Electronic Arts. In fiscal 2023, we are excited to grow by expanding our mobile business and building on opportunities with our EA SPORTS portfolio, particularly within our global football franchise which will move under a new EA SPORTS FC brand in 2023. And longer term, the opportunity is extraordinary. We believe that the future of entertainment is interactive and that the consumption of entertainment and sports is deeply social, with players across our network using games to stay connected to friends and to express themselves. While we continue to anchor our business on delivering amazing content and services to more players whenever and wherever they want to play, we also will build from that core and invest in new areas which we believe will translate into sustained growth.

We’re proud of our performance in service of our stockholders, employees, players, and communities. We thank you for your investment in Electronic Arts.

Sincerely,

We hope that you and your families remain well during this challenging time. We are incredibly proud of the accomplishments of our team over the past year and their ongoing commitment to our mission. We believe that Electronic Arts and its management team are well-positioned to enhance long-term value for EA’s stockholders and other stakeholders.

STRONG AND REFRESHED BOARD
Last year, we were excited to welcome Kofi Bruce and Rachel Gonzalez to our Board as independent directors. Kofi brings financial and risk management expertise as well as experience with operational strategies associated with consumer-facing businesses. And Rachel brings valuable perspectives to the Board through her deep knowledge of corporate governance and evolving stakeholder expectations. We look forward to their continued contributions. After over two decades on our Board, Len Coleman has chosen to step down. Thank you, Len, for your incredible guidance and service during your time on the Board.

ENGAGEMENT WITH YOU
We have continued to engage with many of you and have gained valuable insights from those conversations, particularly around our executive compensation programs, governance and ESG efforts. We’ve heard positive feedback from many of you about how we have evolved our executive compensation programs to attract and retain critical leaders, incentivize them to deliver on our strategy, and create long-term value. We also continue to evolve our corporate governance practices and ESG disclosures, including enhancing stockholder rights.

FOCUS ON IMPACT
The Board is focused on Electronic Arts’ efforts to create value for stockholders while creating positive impact in our workplaces and the world around us. We’ve continued to lead our industry in programs, practices and transparency with respect to diversity, equity and inclusion, including aligning our representation disclosures with the SASB framework and publishing our EEO-1 workforce diversity report. We supported accessibility in our games and services by announcing a patent pledge aimed at allowing royalty-free use and access to our innovative accessibility-centered technology patents for the broader game development community. And the Board continues to be actively engaged in overseeing important matters impacting EA’s workforce and culture.

We look forward to continuing dialogue with our stockholders, and appreciate all of the feedback and engagement to date.

Sincerely,

Andrew Wilson Chief Executive Officer and Board Chair	Luis A. Ubiñas Lead Independent Director

2022 PROXY STATEMENT	1

Notice of Annual Meeting of Stockholders

Date and Time August 11, 2022 (Thursday) 2:00 pm (Pacific)	Location Virtually at www.virtualshareholder meeting.com/EA2022	Who Can Vote Stockholders as of June 17, 2022 are entitled to vote.

Voting Items
PROPOSALS

To elect the eight nominees listed in the Proxy Statement to the Board of Directors to hold office for a one-year term.	To conduct an advisory vote to approve named executive officer compensation.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023.	To approve our amended 2019 Equity Incentive Plan.	To approve an amendment to our Certificate of Incorporation to reduce the threshold for stockholders to call special meetings from 25% to 15%.	To consider and vote upon a stockholder proposal, if properly presented at the Annual Meeting.
“FOR” each director nominee	“FOR”	“FOR”	“FOR”	“FOR”	“AGAINST”
Page 70	Page 71	Page 72	Page 73	Page 81	Page 83

Stockholders will also act on any other matters that may properly come before the meeting. Any action on the items of business described above may be considered at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

This year, we will hold the Annual Meeting virtually. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person. We have adopted a virtual format for the Annual Meeting this year in light of continuing public health and safety considerations posed by the COVID-19 pandemic. For more information on how to attend the Annual Meeting, please see page 86 of this Proxy Statement.

Your vote is important. You do not need to attend the Annual Meeting to vote if you have submitted your proxy in advance of the meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible so that your shares may be represented at the Annual Meeting. In the event of a technical malfunction or situation that makes it advisable to adjourn the Annual Meeting, the chair will convene the meeting at 2:30 p.m. Pacific Time on August 11, 2022 at the Company’s principal business address solely for the purpose of adjourning the meeting to reconvene at a date, time and location announced by the meeting chair. If this happens, more information will be provided at https://ir.ea.com.

By Order of the Board of Directors,

JACOB J. SCHATZ
Chief Legal Officer and Corporate Secretary

How to Vote

Online Before the Meeting Visit www.proxyvote.com and follow the instructions provided in the Notice.	Telephone Follow the instructions provided on your proxy card or voting instruction card.	Mail Submit your proxy by mail by signing your proxy card, and mail it in the enclosed, postage-paid-envelope.	Online at the Meeting Attend the Annual Meeting virtually at www.virtualshareholdermeeting.com/ EA2022 and follow the instructions on the website.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to Be Held on August 11, 2022.

Please note that this Proxy Statement, as well as our Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended March 31, 2022, is available at http://ir.ea.com.

2

Letter from our CEO and Board Chair	1

In this Proxy Statement, we make forward-looking statements regarding future events or the future financial performance of the Company. We use words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms), “future” and similar expressions to identify forward-looking statements. In addition, any statements that refer to projections of our future financial performance, trends in our business, projections of markets relevant to our business, our corporate responsibility initiatives (including environmental, social and impact matters), uncertain events and assumptions and other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are aspirational, are not guarantees of future performance and reflect management’s current expectations. Statements regarding our corporate responsibility initiatives may also be based on standards for measuring progress that are still developing, internal controls that are evolving, and on assumptions that are subject to change in the future; in the context of this disclosure, they may also not be considered material for purposes of reporting with the Securities and Exchange Commission. Our actual results could differ materially from those discussed in the forward-looking statements. Please refer to the Annual Report for a discussion of important factors that could cause actual events or actual results to differ materially from those discussed in this Proxy Statement. These forward-looking statements speak only as of the date of this Proxy Statement; we assume no obligation to revise or update any forward-looking statement for any reason, except as required by law.

Letter from our Lead Director	1
Notice of Annual Meeting of Stockholders	2
Inspiring the World to Play in FY 2022	4
Proxy Highlights	7
Board of Directors and Corporate Governance	12
Board Nominees and Structure	12
Board’s Role and Responsibilities	21
Board Policies	24
Director Compensation	25
Letter from our Compensation Committee	28
Compensation Discussion & Analysis	29
Executive Summary	29
Fiscal Year 2022 Executive Leadership Changes	31
Stockholder Engagement	31
Compensation Principles	35
The Process for Determining Our NEOs’ Compensation	36
Fiscal Year 2022 Compensation for Our New CFO	37
Our NEOs’ Fiscal Year 2022 Compensation	39
Other Compensation Practices and Policies	54
Compensation Committee Report on Executive Compensation	55
Executive Compensation Tables	56
Audit Matters	65
Selection and Engagement of Independent Registered Public Accounting Firm	65
Fees of Independent Auditors	66
Pre-approval Procedures	66
Report of the Audit Committee of the Board of Directors	67
Stock Ownership Information	68
Security Ownership of Certain Beneficial Owners and Management	68
Stock Ownership Requirements	69
Delinquent Section 16(a) Reports	69
Insider Trading, Anti-Hedging and Anti-Pledging Policies	69
Proposals to be Voted on	70
Proposal 1: Election of Directors	70
Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation	71
Proposal 3: Ratification of the Appointment of KPMG LLP, Independent Public Registered Accounting Firm	72
Proposal 4: Approval of Our Amended 2019 Equity Incentive Plan	73
Proposal 5: Amend our Certificate of Incorporation to Reduce the Threshold for Stockholders to Call Special Meetings from 25% to 15%	81
Proposal 6: Stockholder Proposal on Termination Pay	83
Other Information	86
Appendix A: Supplemental Information for CD&A	91
Appendix B: Amended 2019 Equity Incentive Plan	94

2022 PROXY STATEMENT	3

Inspiring the World to Play in FY 2022

Fiscal year 2022 was a record year for Electronic Arts, with our highest-ever net revenue and net bookings driven by strong engagement across our broad portfolio of titles that span console, PC and mobile. Live services and other net revenue grew 24% to almost $5 billion, driven by strength across our portfolio, most notably Apex Legends and FIFA. Our mobile business continues to grow and generated over $1 billion in net revenue during fiscal year 2022. We expect new launches and acquired games, live services, expertise and technologies leveraged across our portfolio to drive further growth in mobile net revenue during fiscal year 2023. In addition, we continued to return capital to stockholders, repurchasing 9.5 million shares during fiscal year 2022 and continuing to pay a quarterly dividend. This Proxy Statement was first distributed and made available via the Internet to stockholders on or about June 24, 2022 along with the Electronic Arts Inc. Notice of 2022 Annual Meeting of Stockholders, Annual Report and form of proxy.

Fiscal Year 2022 GAAP Financial Results & Operating Highlights

$6.991B net revenue $2.76 diluted earnings per share $7.515B net bookings Live services and other net revenue $4.998B representing 71% of total net revenue $1.899B operating cash flow
Repurchased
9.5M
shares during fiscal year 2022 for $1.3 billion

Quarterly cash dividend of
$0.17
per share

It Takes Two
won over 90 awards during fiscal year 2022

FIFA 22
was the biggest and most successful game in franchise history, launch to fiscal year end

Apex Legends
Season 12 set records for the highest
engagement since launch

Launched
9 New Games
while our teams continued to work primarily from home

The EA player network has more than
580M
unique active accounts

4

INSPIRING THE WORLD TO PLAY IN FY 2022

ESG Focus and Highlights

EA is committed to making a positive impact in our world, and we continue to make progress on our initiatives supporting our players, our communities, our planet, and our company. Our Board and Board Committees review the Company’s commitments and progress. See page 23 for more information about Board and Committee oversight of ESG.

We hold ourselves accountable to our commitments by transparently sharing the results of these efforts. In November 2021, we published our second annual Impact Report, detailing our commitments and progress in social, environmental, and governance areas that are of interest to our stakeholders. Our Impact Report was created with reference to the Sustainability Accounting Solutions Board (SASB) Materiality Map.

Our key focus areas include:

Building Diverse and Healthy Teams	Investing in Privacy and Security
We strive to create a workplace that is diverse, equitable, and inclusive, where people have the opportunity to fulfill their potential.	Privacy and security are critical to our business and our relationships with our players and employees. We are committed to thoughtful stewardship of their information.
Positive Play	Protecting the Environment
We believe in the power of positive play. That gaming communities should be positive, fun, fair, and safe for all.	We are committed to doing our part to combat climate change and are taking action to set a baseline for our emissions and implement the recommendations of the Task Force on Climate-Related Financial Disclosures.
Corporate Governance	Social Impact
We are a values-driven company, and our corporate governance practices reflect our commitment to following applicable laws and Nasdaq governance standards.	Our focus areas in the communities where we live, work and play include social justice and racial equity as well as investing in the future of the next generation of playmakers.

2022 PROXY STATEMENT	5

INSPIRING THE WORLD TO PLAY IN FY 2022

Key Highlights

Increased transparency regarding our workforce representation data by voluntarily disclosing EEO-1 diversity data.

Made additional commitments, including to publish quantitative representation goals before the end of fiscal 2023; disclose voluntary attrition data by gender and race/ethnicity in our 2022 Impact Report; and disclose hiring and promotion data when significant to understand progress towards our representation goals.

Continued our Commitment to Pay Equity by maintaining base pay equity on the basis of gender globally and on the basis of race/ethnicity in the United States, inclusive of the workforces of recently acquired companies.

Expanded our pay equity analysis to include annual bonus and equity compensation, identifying areas of focus, while working to correct them and eliminate bias across our elements of pay.

Support Accessibility in our Games and Services by announcing a patent pledge aimed at allowing royalty-free use and access to our innovative accessibility-centered technology patents for the broader game development community.	Furthered our Commitment to Positive Play by using our Inclusive Design Framework to help development teams build products and services that embed inclusivity throughout the development lifecycle.

Supported a Safe and Healthy Culture by operationalizing and scaling our People Relations Team dedicated to investigating reports of misconduct, including those related to discrimination, harassment, and bullying, as well as recommending enforcement actions.

Scaled our Environmental Sustainability Efforts by committing to use fiscal year 2023 as our baseline year to measure Scope 1 and 2 GHG emissions and building tools and systems to capture significant sources of Scope 3 emissions.

6

Proxy Highlights

This summary highlights information contained in this Proxy Statement, and it is qualified in its entirety by the remainder of this Proxy Statement. You are encouraged to read the entire Proxy Statement carefully before voting. In this Proxy Statement, the terms “Electronic Arts”, “EA,” “we,” “our” and “the Company” refer to Electronic Arts Inc.

2022 Board Nominees

The following table provides summary information about our director nominees, each of whom is a current director of the Company. Current director Leonard Coleman will not be standing for re-election. As a result, effective with the election of directors at the Annual Meeting, the size of the Board of Directors will be reduced from nine members to eight members while the Board of Directors engages in succession planning.

NAME		PRINCIPAL OCCUPATION	DIRECTOR SINCE	INDEPENDENT	COMMITTEE MEMBERSHIPS
	Mr. Kofi A. Bruce	Chief Financial Officer, General Mills, Inc.	2021		A
	Ms. Rachel A. Gonzalez	Former General Counsel & Corporate Secretary, Starbucks Corporation & Sabre Corporation	2021		NG
	Mr. Jeffrey T. Huber	Founder & Managing Partner, Triatomic Capital; Former Vice Chairman, GRAIL, Inc.	2009		A
	Ms. Talbott Roche	President and Chief Executive Officer, Blackhawk Network Holdings, Inc.	2016		C (Chair)
	Mr. Richard A. Simonson	Managing Partner, Specie Mesa L.L.C.; Former Chief Financial Officer, Sabre Corporation	2006		A (Chair)
	Mr. Luis A. Ubiñas (Lead Independent Director*)	Former President, Ford Foundation, Former Senior Partner, McKinsey & Company	2010		NG (Chair)
	Ms. Heidi J. Ueberroth	President, Globicon	2017		C
	Mr. Andrew Wilson (Chair)	Chief Executive Officer, Electronic Arts Inc.	2013
*	Elected by independent directors.

NG: Nominating and Governance Committee	C: Compensation Committee	A: Audit Committee

2022 PROXY STATEMENT	7

Proxy Highlights

Board Diversity and Refreshment

The Board of Directors routinely assesses its composition and believes stockholder value can be driven by a board with the knowledge and understanding of the Company’s business from longer-tenured directors balanced with the fresh perspective and ideas driven by the addition of new members. The Board of Directors believes that complementary and diverse perspectives, through business experience, diversity of gender, ethnicity, culture and other factors, contribute to the Board of Directors’ effectiveness as a whole. The Nominating and Governance Committee and the Board of Directors are committed to actively seeking highly qualified women and individuals from underrepresented communities to include in the pool of potential new directors. When assessing potential new directors, the Nominating and Governance Committee considers the skills, background and experience of each candidate to evaluate the candidate’s ability to contribute diverse perspectives to the Board of Directors. The primary consideration is to identify candidates who will best fulfill the Board of Directors’ and the Company’s needs at the time of the search. Therefore, the Nominating and Governance Committee does not believe it is appropriate to either nominate or exclude from nomination an individual solely based on gender, ethnicity, race, age, or similar factors.

Director Nominee Tenure Median Tenure – 7 years Average Tenure – 7 years	Director Nominee Age Median Age – 54 years old Average Age – 55 years old	Director Nominee Diversity 3 female: Ms. Gonzalez, Ms. Ueberroth, and Ms. Roche 2 Hispanic/Latino: Ms. Gonzalez and Mr. Ubiñas 1 African American: Mr. Bruce

Board Diversity Matrix (As of June 24, 2022)

Total Number of Directors				9
	FEMALE	MALE	NON-BINARY	DID NOT DISCLOSE GENDER
Part I: Gender Identity
Directors	3	6	-	-
Part II: Demographic Background
African American or Black*	-	2	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	1	1	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	3	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

*Mr. Coleman is retiring at the 2022 Annual Meeting

Key Skills in Support of EA’s Strategy
Board Changes Since 2016 Added 4 highly skilled independent directors to our Board
	Financial Expertise	Corporate Governance	Digital Commerce	Sports, Media & Entertainment	Risk Management	Public Company C-Suite Leadership

8

Proxy Highlights

Corporate Governance Highlights and Report

Board Independence
Independent director nominees	7 of 8
Independent Lead Director	Luis A. Ubiñas
100% Independent Board committees	Yes
Conflict of Interest Policy	Yes

Director Elections
Frequency of Board elections	All directors elected annually
Voting standard for uncontested elections	Majority of votes cast
Stockholder proxy access	Yes

Board Operations
Number of incumbent directors that attended at least 75% of all applicable meetings last year	9 of 9
Board evaluations	Annual
Committee evaluations	Annual
Director stock ownership requirement	Yes, 5x annual retainer
Code of Conduct applies to all Board members	Yes

Stockholder Rights
Voting rights for all shares	One share, one vote
Voting rights restrictions (e.g., non-voting shares, golden shares)	None
Poison pill	No
Supermajority voting provisions	None
Right to call special meetings	Yes, 15% threshold, if approved
Stockholder Action by Written Consent	Yes, 25% threshold
In-person annual stockholders’ meeting with live broadcast	Yes, absent unusual circumstances
Stockholder access to directors and officers during annual stockholders’ meeting	Yes
Robust stockholder engagement practices	Yes

2022 PROXY STATEMENT	9

Proxy Highlights

Board Engagement with Stockholders

In fiscal year 2022, we continued our robust stockholder engagement efforts, and the Board of Directors continued its strong track record of stockholder responsiveness. Leading up to and following the 2021 annual meeting, we reached out to our top stockholders and the proxy advisors to discuss various topics, including our executive compensation program, governance and ESG issues. After considering stockholder feedback, market practice, the voting results at our 2021 annual meeting and other considerations, the Compensation Committee, Nominating and Governance Committee and the Board of Directors, respectively, enacted additional enhancements to our compensation programs, governance and ESG efforts.

Stockholder Engagement

After 2021 Annual Meeting
Offered Meetings	Engaged in Discussions	Director-Led Discussions
~54%	~35%	~32%
of our outstanding common stock	of our outstanding common stock	of our outstanding common stock

An integrated outreach team	Compensation Committee Members (select meetings)	+	Chief People Officer	+	VP, Investor Relations	+	VP, Total Rewards	+	VP, Legal Affairs

What we discussed	Executive Compensation ◼Say-on-Pay voting results ◼Feedback on our program ◼Additional program enhancements under consideration	Governance ◼Board and Committee refreshment ◼Stockholder rights	Environmental and Social Matters ◼Our culture ◼Diversity, equity and inclusion initiatives ◼Environmental sustainability initiatives ◼Positive Play initiatives

How we responded

Executive Compensation. See pages 31-34.

Following our 2021 annual meeting and robust stockholder outreach, we made additional enhancements to our executive compensation program based on feedback received:

◼Quantum of Pay: We reiterated our commitment to not grant any special equity awards to named executive officers through at least the end of fiscal year 2026 and confirmed that this commitment applies to enhanced annual equity awards. Further, the target value of Mr. Wilson’s fiscal year 2022 equity award was 40% lower than the target value of his fiscal year 2021 equity award, and there was no increase to the target value of his fiscal year 2023 equity award from his fiscal year 2022 target value.
◼Fiscal Year 2023 Peer Group: With stockholder feedback regarding the quantum of pay in mind, we reviewed our peer group with a more critical lens to make sure it is appropriately scaled. We removed companies we deemed to no longer be a good fit due to their outsized market capitalization (e.g., Adobe Inc., NVIDIA Corporation and Salesforce, Inc.) or business fit (Hasbro, Inc.) and added companies in the consumer-oriented technology, software, and media/entertainment industries that we deemed to be a better fit based on the quantitative and qualitative factors we consider when selecting our peer group.
◼Annual Performance Cash Bonus Program: For fiscal year 2022, we added an assessment for each strategic and operating objective of the Company business performance component of our bonus pool funding formula to show attainment relative to target. Beginning with fiscal year 2023, we enhanced the rigor of our Company bonus pool funding formula by (1) increasing the financial performance weighting to 70% for our CEO and 60% for our Chief Financial Officer (CFO) and Chief Operating Officer (COO), and (2) implementing an enterprise-level scorecard for the strategic and operational performance objectives that drive funding of the business performance component of the Company bonus pool funding formula. The scorecard will measure our performance against goals across six key strategic objectives, each with an assigned weighting, established for the fiscal year.
◼Fiscal Year 2023 ESG Goals: Because human capital management (HCM) is a focus for our executives, we included ESG goals relating to HCM in our fiscal year 2023 enterprise-level scorecard described above.
◼Long-Term Equity Incentives – PRSU Program: We increased the portion of performance-based equity for our top executives—beginning in fiscal year 2023, the annual equity award for our CFO and COO will consist of 60% performance-based restricted stock units, consistent with the award mix put in place for our CEO effective for fiscal year 2022.

10

PROXY HIGHLIGHTS

These enhancements are in addition to the substantial changes that we made in fiscal year 2022 based on previous stockholder feedback, including, among others:

◼We redesigned our fiscal year 2022 long-term performance-based equity incentive program to incorporate financial and operating metrics in addition to relative TSR and require three-year cliff vesting.
◼We increased the rigor of the TSR payout scale in the PRSU program, continuing to require above median performance for target payout and no vesting for performance below the 25th percentile.
◼We lowered our annual performance bonus cap, increased stock ownership guidelines, and expanded our clawback policy.

For more on our engagement program and changes to our compensation programs, please see the discussion beginning on page 31 under the heading “Stockholder Engagement” below.

Governance

◼Added two highly qualified, skilled, and diverse members to our Board of Directors.
◼Continued to bring fresh perspectives to support an enhanced approach to executive compensation, appointing Ms. Talbott Roche as Chair of the Compensation Committee in November 2021.
◼ Proposed to lower the threshold for stockholders to call a special meeting to 15%.
◼Reduced the number of permitted outside boards for our directors. Directors cannot serve on more than four boards of public companies (including EA’s Board of Directors). Directors that are Section 16 officers of a public company cannot serve on more than two boards of public companies (including EA’s Board of Directors).
◼Enhanced formal responsibilities of Lead Independent Director role – more detail can be found on page 18.

Environmental and Social Matters

◼Continued to publish gender and racial/ethnicity representation data with reference to SASB and increased transparency with the voluntary publication of our EEO-1 representation data in December 2021.
◼Made additional DEI disclosure commitments including to publish quantitative representation goals before the end of fiscal year 2023; disclose voluntary attrition data by gender and race/ethnicity in our 2022 Impact Report; and disclose hiring and promotion data when significant to understand progress towards our representation goals.
◼Maintained base pay equity on the basis of gender globally and on the basis of race/ethnicity in the United States, inclusive of the workforces of recently acquired companies; expanded our analysis to include annual bonus and equity compensation, identifying areas of focus, while working to correct them and eliminate bias across our elements of pay.
◼Committed to conduct a TCFD risks and opportunities analysis with public reporting expected before the end of fiscal 2023.
◼Committed to use fiscal year 2023 as baseline year for Scope 1 and Scope 2 emissions reporting; and to develop tools to measure and quantify material Scope 3 emissions.

2022 PROXY STATEMENT	11

Board of Directors and Corporate Governance

Board Nominees and Structure

Each of the following director nominees has been nominated for election or re-election at the Annual Meeting. As set forth below, we believe each of these director nominees brings a valuable and unique perspective to the Board of Directors and has the necessary experience, skills and attributes to serve on the Board of Directors and contribute to its overall effectiveness. The Board of Directors has concluded that each is qualified to serve as a director based on the experiences, qualifications and attributes set forth below.

Kofi A. Bruce 51 Independent Chief Financial Officer, General Mills, Inc.			Director since: 2021
Board Committees:	Other Public Company Directorships:	Directorships in Past 5 Years:	Diversity:
Audit Committee	None	None	Identifies as African American

Background and Affiliations:	Education:
◼Chief Financial Officer, General Mills, Inc., a global manufacturer and marketer of branded consumer foods, 2020-present
◼Vice President, Finance (2014-2020) and Corporate Controller (2017-2019), General Mills, Inc.
◼B.A. in International Relations, Stanford University ◼M.B.A., University of Michigan School of Business (Ross)

Director Qualifications:

Mr. Bruce brings to the Board of Directors extensive financial expertise and risk management experience as a current public company Chief Financial Officer. Prior to his appointment as Chief Financial Officer, Mr. Bruce had a 20-year career in finance leadership roles, including Treasury, Accounting and Controllership functions at public companies. In present and prior roles, he gained significant experience overseeing financial statement preparation, as well as the relationship with internal and external audit functions. In addition, Mr. Bruce brings to the Board of Directors his experience with operational strategies and risk management associated with consumer-facing businesses.

12

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Rachel A. Gonzalez 52 Independent Former General Counsel & Corporate Secretary, Starbucks Corporation & Sabre Corporation			Director since: 2021
Board Committees:	Other Public Company Directorships:	Directorships in Past 5 Years:	Diversity:
Nominating and Governance	None	Dana Incorporated	Identifies as Female Identifies as Hispanic/ Latino

Background and Affiliations:	Education:
◼EVP, General Counsel and Corporate Secretary of Starbucks Corporation, a global coffeehouse chain, April 2018-April 2022
◼EVP, Chief Administrative Officer and Corporate Secretary of Sabre Corporation, a global travel technology company, May 2017-April 2018
◼Executive Vice President and General Counsel of Sabre Corporation, September 2014-May 2017
◼B.S. degree in Comparative Literature, University of California, Berkeley ◼Law degree, Boalt Hall School of Law at the University of California, Berkeley

Key Qualifications:

Ms. Gonzalez’s significant operational, regulatory and management experience as General Counsel and Corporate Secretary at Starbucks and Sabre, as well as during her time as a partner in the corporate group of Morgan, Lewis & Bockius, provides in-depth experience and perspective with respect to public company corporate governance, risk management, and ESG matters, as well as responding to evolving stockholder and other stakeholder expectations. In addition, Ms. Gonzalez’s experience at companies with strong digital marketing and international operations provide valuable insight to the Board of Directors and management as they execute the Company’s growth strategies.

Jeffrey T. Huber 53 Independent Founder & Managing Partner, Triatomic Capital			Director since: 2009
Board Committees:	Other Public Company Directorships:	Directorships in Past 5 Years:
Audit	Upstart, Inc.	None

Background and Affiliations:	Education:
◼Founder and Managing Partner of Triatomic Capital, an investment and advisory firm, January 2022–present.
◼Founding CEO and Vice Chairman of GRAIL, Inc., a life sciences company, 2016-2021
◼Former Senior Vice President, Alphabet Inc., 2003-2016
◼Former Vice President of Architecture and Systems Development, eBay
◼B.S. degree in Computer Engineering, University of Illinois ◼Master’s degree, Harvard University

Key Qualifications:

Mr. Huber has extensive operational and management experience at companies that apply rapidly changing technology. Mr. Huber’s experience at Alphabet and eBay, in particular, provide background and experience, including risk management experience, with respect to consumer online companies that deploy large-scale technological infrastructure.

2022 PROXY STATEMENT	13

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Talbott Roche 54 Independent President and Chief Executive Officer, Blackhawk Network Holdings, Inc.			Director since: 2016
Board Committees:	Other Public Company Directorships:	Directorships in Past 5 Years:	Diversity:
Compensation (Chair)	None	Blackhawk Network Holdings, Inc. (formerly publicly-traded)	Identifies as Female

Background and Affiliations:	Education:
◼President (2010-present) and Chief Executive Officer (2016-present), Blackhawk Network Holdings, Inc., a leading prepaid payment network
◼Former Branding Consultant and Director, New Business Development, Landor Associates
◼Director, Blackhawk Network Holdings, Inc. (currently private)
◼B.A. in Economics, Stanford University

Key Qualifications:

Ms. Roche brings to the Board of Directors extensive operational and management experience as well as significant experience in corporate governance, risk management, compensation program design, and investor engagement as the Chief Executive Officer of a global organization, including during Blackhawk Network Holdings’ time as a public company. In addition, Ms. Roche’s understanding and experience with digital commerce, marketing and consumer trends provide the Board of Directors with valuable perspective.

Richard A. Simonson 62 Independent Managing Partner, Specie Mesa L.L.C.; Former Chief Financial Officer, Sabre Corporation			Director since: 2006
Board Committees:	Other Public Company Directorships:	Directorships in Past 5 Years:
Audit (Chair)	Couchbase, Inc. Evercommerce, Inc.	Silver Spring Networks, Inc.

Background and Affiliations:	Education:
◼Managing Partner, Specie Mesa L.L.C., an investment and advisory firm, 2018-present
◼Former Chief Financial Officer (2013-2018) and Senior Adviser (2018-2019), Sabre Corporation, a global travel technology company
◼Former Chief Financial Officer, Nokia Corporation
◼Former Chief Financial Officer, Rearden Commerce
◼B.S. degree, Colorado School of Mines ◼M.B.A., Wharton School of Business, University of Pennsylvania

Key Qualifications:

Mr. Simonson brings to the Board of Directors extensive financial expertise, corporate governance and risk management experience as a former public company Chief Financial Officer. He also has extensive experience with the strategic and operational challenges of leading global companies, as well as partnering with, and overseeing, relationships with independent public registered accounting firms.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Luis A. Ubiñas (Lead Director) 58 Independent Former President, Ford Foundation, Former Senior Partner, McKinsey & Company				Director since: 2010
Board Committees:	Other Public Company Directorships:	Other Trusteeships:	Directorships in Past 5 Years:	Diversity:
Nominating and Governance (Chair)	AT&T Inc. Tanger Factory Outlet Centers Inc.	Mercer Funds	CommerceHub, Inc. Boston Private Financial Holdings, Inc. FirstMark Horizon Acquisition Corp. (SPAC)	Identifies as Hispanic/Latino

Background and Affiliations:	Education:
◼Former President, Ford Foundation ◼Former Senior Partner, McKinsey & Company ◼Fellow of the American Academy of Arts and Sciences (non-profit) ◼Member of the Council on Foreign Relations	◼B.A. degree, Harvard College ◼M.B.A., Harvard Business School

Key Qualifications:
Mr. Ubiñas has extensive experience in business management, operations, governance, compensation program design and board functions from his work as an investor and advisor to companies across sectors. In addition, through his prior experience as a Senior Partner at McKinsey & Company, he has worked with technology, telecommunications and media companies in understanding the challenges and opportunities presented by digital distribution platforms and applications. Mr. Ubiñas has worked extensively with companies managing the transition from physical to digital distribution business models. Mr. Ubiñas’ experience from his years of overseeing more than $12 billion in assets and over $500 million in annual giving at the Ford Foundation as its President provides unique insight, strategic direction and oversight of the Company’s ESG efforts, including the Company’s inclusion and diversity practices and programs, as well as, its community engagement efforts.

2022 PROXY STATEMENT	15

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Heidi J. Ueberroth 56 Independent President, Globicon			Director since: 2017
Board Committees:	Other Public Company Directorships:	Directorships in Past 5 Years:	Diversity:
Compensation	Stillwater Growth Corp. (SPAC)	Santander Consumer USA Holdings Inc.	Identifies as Female

Background and Affiliations:	Education:
◼President, Globicon, a private investment and advisory firm focused on the media, sports, entertainment and hospitality industries, 2016–present
◼Co-Chairman, Pebble Beach Company (private)
◼Former President, NBA International
◼Former President, Global Marketing Partnerships and International Business Operations, NBA
◼B.A. degree, Vanderbilt University

Key Qualifications:
Ms. Ueberroth has extensive operational and management experience in the sports, media and entertainment industries, including with respect to developing consumer products and services in international and emerging markets. During her 19 year career with the NBA, she oversaw the league’s international expansion and brings deep knowledge of television and digital media distribution, marketing and branding and strategic decision making of a global company. Her active role as the co-chairman of the Pebble Beach Company and her past and present board service bring experience with respect to compensation program design, investor engagement and ESG initiatives.

Andrew Wilson (Chair) 46 Chief Executive Officer, Electronic Arts Inc.			Director since: 2013
Board Committees:	Other Public Company Directorships:	Directorships in Past 5 Years:
None	None	Intel Corporation

Background and Affiliations:
◼Chief Executive Officer, Electronic Arts Inc., 2013-present ◼Chair of the Board, World Surf League (private) ◼Board of Trustees, Paley Center for Media (non-profit)

Key Qualifications:
Mr. Wilson has served as the Company’s Board Chair since 2021, Chief Executive Officer since September 2013 and has been employed by EA in several roles since 2000. Mr. Wilson has extensive experience and knowledge of the Company and the industry, and we believe it is crucial to have the perspective of the Company’s Chief Executive Officer represented on the Board of Directors to provide direct insight into the Company’s day-to-day operations and strategic vision.

16

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Consideration of Director Nominees

In evaluating director nominees to recommend to the Board of Directors, the Nominating and Governance Committee will consider many factors within the context of the characteristics and the needs of the Board of Directors as a whole and EA’s business and strategy at that time, including the traits discussion on Page 8 of this Proxy Statement under the heading “Board Diversity and Refreshment”. During fiscal year 2022, the Board of Directors engaged a third-party search firm to help identify and vet director candidates. While the specific needs of the Board of Directors may change from time to time, all nominees for director are considered on the basis of the following minimum qualifications:

◼	The highest level of personal and professional ethics and integrity, including a commitment to EA’s purpose and beliefs;
◼	Practical wisdom and mature judgment;
◼	Broad training and significant leadership experience in business, entertainment, technology, finance, corporate governance, public interest or other disciplines relevant to EA’s long-term success;
◼	The ability to gain an in-depth understanding of EA’s business; and
◼	A willingness to represent the best interests of all EA stockholders and objectively appraise management performance.

The Nominating and Governance Committee will evaluate candidates proposed by our stockholders under similar criteria, except that it also may consider as one of the factors in its evaluation, the amount of EA voting stock held by the stockholder and the length of time the stockholder has held such stock. A stockholder who wishes to suggest a candidate for the committee’s consideration should send the candidate’s name and qualifications to our Corporate Secretary.

Director Independence

Our Board of Directors has determined that each of our non-employee directors, including Mr. Coleman who is not standing for re-election, qualifies as an “independent director” as that term is used in the Nasdaq Stock Market Rules and that each member of our standing committees is independent in accordance with those standards. Mr. Wilson, our CEO, does not qualify as independent. The Nasdaq Stock Market Rules have both objective tests and a subjective test for determining independence. The Board of Directors has not established categorical standards or guidelines to make these subjective determinations but considers all relevant facts and circumstances.

In addition to the Board-level standards for director independence, the directors who serve on the Nominating and Governance, Audit and Compensation Committees each satisfy requirements established by the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market to qualify as “independent” for the purposes of membership on those committees.

Board Structure and Operations

Board Meetings

In fiscal year 2022, the Board of Directors met nine times. At regularly scheduled meetings, the independent members of the Board of Directors meet in executive session separately without management present.

DIRECTOR ATTENDANCE AT ANNUAL MEETING

Our directors are expected to make every effort to attend the Annual Meeting. All of the nine directors who were elected at the 2021 annual meeting attended the 2021 annual meeting.

2022 PROXY STATEMENT	17

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors Leadership Structure

The Board of Directors regularly evaluates its leadership structure and discusses Board leadership with stockholders. The Board of Directors believes that Mr. Wilson serving as Chair and Mr. Ubiñas serving as Lead Independent Director is the appropriate leadership structure for the Company. A strong and empowered Lead Independent Director provides an essential mechanism for independent viewpoints and accountability, and we have recently expanded the formal responsibilities of our Lead Independent Director role.

Andrew Wilson Chief Executive Officer and Board Chair

The Board of Directors believes that Mr. Wilson has invaluable knowledge regarding the Company and the interactive entertainment industry and is uniquely positioned to lead the Board of Directors in its review of management’s strategic plans. In addition, the Board of Directors believes that Mr. Wilson’s combined role enables decisive leadership, promotes clear accountability, and enhances the Company’s ability to communicate its strategy and message clearly and consistently to stockholders, employees and other stakeholders.

With Mr. Wilson as Chief Executive Officer and Chair, the Board of Directors is focused on practices and programs that promote and facilitate independent viewpoints and strengthen effective independent oversight of management. These considerations include a strong and empowered Lead Independent Director, the current membership of the Board of Directors, which has a balanced mix of shorter tenured and longer tenured directors and representation of diverse perspectives based on background, including business experience, gender, race, ethnicity, professional skills and experiences, and other factors. The Board of Directors also maintains strong standing committees, which are entirely composed of independent directors, and have empowered Committee Chairs.

Luis A. Ubiñas Lead Independent Director

The Board of Directors understands and values the role of independent leadership. Mr. Ubiñas has served as our Lead Independent Director since 2015, and his current two-year term ends with our 2023 annual meeting, subject to Mr. Ubiñas’ re-election to the Board of Directors. Mr. Ubiñas, the Chair of our Nominating and Governance Committee, has extensive experience as a public company director and deep knowledge and understanding of governance practices and board functions from his work with companies across sectors; he also has spoken directly with several of the Company’s largest investors. Mr. Ubiñas plays an important role in providing institutional knowledge and brings the history of having experienced multiple lifecycles of our businesses. Given Mr. Ubiñas’ strong qualifications and corporate governance expertise including his experience as our Lead Independent Director, the Board believes that Mr. Ubiñas’ contributions continue to be of great value to the Board of Directors and to stockholders.

In fiscal year 2022, the Board of Directors reviewed the role of the Lead Independent Director and enhanced those responsibilities to provide best-in-class mechanisms for independent viewpoints and accountability. Mr. Ubiñas’ key roles and responsibilities are contained in our Corporate Governance Guidelines which are available on our Investor Relations website at http://ir.ea.com and include:

◼Calling special meetings of the independent directors, as needed;
◼Presiding at meetings of the Board of Directors at which the Chair is not present, including executive sessions of the Board of Directors;
◼Approving the agenda for Board of Directors meetings;
◼Consulting with respect to materials provided to directors in advance and providing feedback to the Chair about the quality of those materials;
◼Assessing the timeliness of information communicated from management and the Board of Directors;
◼Along with the Chair, jointly determining the timing and length of meetings of the Board of Directors to assure there is sufficient time for discussion of all agenda items;

◼Serving as a liaison between the Chair and the other independent directors;
◼Facilitating open discussion and constructive feedback among independent directors and committee chairs and providing feedback and perspective to the Chair about discussions among the independent directors;
◼Overseeing the process for the Board of Directors’ annual self-evaluation along with the Nominating and Governance Committee;
◼Leading the Board of Directors’ evaluation of the Chief Executive Officer along with the Nominating and Governance Committee; and
◼Overseeing the Board of Directors’ stockholder communication policies and meeting with major stockholders.

18

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Committees

The Board of Directors currently has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. Each of these standing committees operates under a written charter adopted by the Board of Directors. These charters are available in the Investor Relations section of our website at http://ir.ea.com.

All members of these committees are independent directors. During fiscal year 2022, all nine directors attended or participated in 90% or more of the aggregate of (1) the number of applicable meetings of the Board of Directors and (2) the number of applicable meetings held by each committee on which such director was a member. The members of our standing committees are set forth below:

Audit Committee
Members			Meetings in FY 2022:
RICHARD A. SIMONSON (Chair)	JEFFREY T. HUBER	KOFI A. BRUCE	8

Responsibilities of the Audit Committee

◼	Assists the Board of Directors in its oversight of the Company’s financial reporting and is directly responsible for the appointment, compensation and oversight of our independent auditors.
◼	Establishes and maintains complaint procedures with respect to internal and external concerns regarding accounting or auditing matters.
◼	Oversees tax and treasury policies and practices as well as the Company’s internal audit function.
◼

Although the Board of Directors retains ultimate risk management oversight of matters related to privacy and cybersecurity, the Audit Committee receives quarterly updates from EA’s information security team and reviews the steps taken by management to monitor and control risks with respect to privacy and cybersecurity issues.

As determined by the Board of Directors, each of the three current Audit Committee members meets the independence requirements and the financial literacy standards of the Nasdaq Stock Market Rules, as well as the independence requirements of the SEC. The Board of Directors has determined that each of Mr. Simonson and Mr. Bruce meets the criteria for an “audit committee financial expert” as set forth in applicable SEC rules. The Audit Committee has the authority to obtain advice and assistance from outside advisors without seeking approval from the Board of Directors, and the Company will provide appropriate funding for payment of compensation to advisors engaged by the Audit Committee.

Nominating and Governance Committee
Members			Meetings in FY 2022:
LUIS A. UBIÑAS (Chair)	LEONARD S. COLEMAN	RACHEL A. GONZALEZ	4

Responsibilities of the Nominating and Governance Committee

◼	Applies the criteria outlined in our Corporate Governance Guidelines to recommend nominees for director and committee memberships to the Board of Directors.
◼

Reviews from time to time the appropriate skills, characteristics and experience required of the Board of Directors as a whole, as well as its individual members, including such factors as business experience and diversity.

◼	Reviews developments in corporate governance and recommends formal governance standards to the Board of Directors.
◼	Oversees the CEO’s annual performance review.
◼

Manages the process for emergency succession planning in the event the CEO is unable to fulfill the responsibilities of the role, and also periodically evaluates internal and external CEO candidates for succession planning purposes.

◼	Oversees, periodically reviews, and reports to the Board of Directors with respect to ESG performance, disclosures, and engagement with investors and other key stakeholders.

The Nominating and Governance Committee currently is comprised of three directors, each of whom the Board of Directors determined meets the independence requirements of the Nasdaq Stock Market Rules.

2022 PROXY STATEMENT	19

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Compensation Committee
Members			Meetings in FY 2022:
TALBOTT ROCHE (Chair)	LEONARD S. COLEMAN	HEIDI J. UEBERROTH	6

Responsibilities of the Compensation Committee

◼	Sets the overall compensation strategy for the Company.
◼	Recommends the compensation of the CEO to the Board of Directors and determines the compensation of our other executive officers.
◼	Oversees the Company’s bonus and equity incentive plans and other benefit plans.
◼

Reviews and recommends to the Board of Directors compensation for non-employee directors and reviews and approves compensation for employees who qualify as a “Related Person” under our Related Person Transaction Policy.

As determined by the Board of Directors, each of the members of the Compensation Committee meets the independence requirements of the Nasdaq Stock Market Rules and the SEC rules. The Compensation Committee has the authority to engage the services of outside advisors after first conducting an independence assessment in accordance with applicable laws, regulations and exchange listing standards. During fiscal year 2022, the Compensation Committee directly engaged Semler Brossy Consulting Group, a national compensation consulting firm, to advise on executive compensation matters. Please refer to the section titled “The Process for Determining Our NEOs’ Compensation” in the “Compensation Discussion and Analysis” section of this Proxy Statement, for additional information regarding the role of Semler Brossy in advising the Compensation Committee on our executive compensation program. The Compensation Committee has reviewed the independence of Semler Brossy and has determined that its engagement does not raise any conflicts of interest. The Compensation Committee may also delegate any of its authority and duties to subcommittees, individual committee members or management, as it deems appropriate in accordance with applicable laws, rules and regulations.

In September 2021, the Board of Directors appointed Talbott Roche as Chair of the Compensation Committee. Ms. Roche brings her valuable perspective as a current CEO in the technology industry and experience attracting and retaining top executive talent in a highly competitive market, as well as, her experience leading investor engagements and communicating compensation programs to key stakeholders.

For further information about the role of our Compensation Committee and executive officers in recommending the amount or form of executive compensation, please see “The Process for Determining our NEOs’ Compensation” in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2022, no member of the Compensation Committee was an employee or current or former officer of EA, nor did any member of the Compensation Committee have a relationship requiring disclosure by EA under Item 404 of Regulation S-K. No EA officer serves or has served since the beginning of fiscal year 2022 as a member of the board of directors or the compensation committee of a company at which a member of EA’s Board of Directors and Compensation Committee is an employee or officer.

20

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Annual Board and Committee Self-Evaluations

Our Board of Directors and each of our committees conducts an annual evaluation, which includes a qualitative assessment by each director of the performance of the Board of Directors, as a whole, and the committee or committees on which each director serves. The evaluation is intended to determine whether the Board of Directors and each committee are functioning effectively, and to provide them with an opportunity to reflect upon and improve processes and effectiveness. Our Lead Independent Director, Mr. Ubiñas, oversees the process for the Board of Directors’ annual self-evaluation along with the Nominating and Governance Committee. A summary of the results is presented to the Nominating and Governance Committee and the Board of Directors on an aggregated basis, noting any themes or common issues.

Board’s Role and Responsibilities

Oversight of Business Strategy

The Board’s industry and management expertise is critical in overseeing our business strategy. In a rapidly evolving industry, our Board is an important resource for thoughtful and candid insights into strategic planning conversations, including product and service development, operational considerations, emerging industry trends, acquisitions, financial planning, and organizational design.

◼

The Board oversees our stockholders’ interest in the long-term health and the overall success of our business and financial strength. This focus is reflected in the agenda for each Board meeting. The Board reviews our long-term strategy at a dedicated meeting at least annually.

◼

At the beginning of each fiscal year, the Board formally reviews and approves our annual financial and operational targets and plans for achieving those targets. The Board monitors performance against the company’s strategic objectives and financial targets throughout the year and helps support the integrity of our financial results.

◼

The Board critically reviews how we allocate our capital resources, including acquisition activity, significant capital investments, and return of capital programs. These strategic actions and investments are reviewed and approved by the Board, or a committee, following open and engaged discussions.

◼

At each Board meeting, the Board reviews and discusses with management a set of detailed operating reports, including current financial performance versus plan. Focused discussions of key business issues, strategic developments and financial considerations are held at each Board meeting.

◼	At each Board meeting, the independent directors meet in executive session. These meetings are led by our Lead Independent Director.

2022 PROXY STATEMENT	21

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Oversight of Risk Issues

Board of Directors

Our Board of Directors oversees our risk management processes and procedures as well as material risks to our business. The Board of Directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the Board of Directors and its committees is informed by reports from our management team that are designed to provide visibility into our key areas of material risk. Material business and strategic risks, including succession planning for our CEO and executive officers, are reviewed by the full Board of Directors. While the Board of Directors has ultimate risk oversight with respect to risks related to privacy and cybersecurity and receives periodic updates on these risks and mitigation strategies, the Audit Committee also receives quarterly updates from EA’s information security team that review the steps taken by management to monitor and mitigate these risks. In addition, the Board of Directors has reviewed, overseen and continues to monitor risks related to COVID-19 and associated mitigation strategies related to the Company’s efforts to maintain the mental and physical health and safety of its workforce and return-to-work procedures.

Audit Committee

◼ Risks related to financial reporting, internal controls and procedures, investments, tax and treasury matters and legal compliance.
◼ Oversees our enterprise risk management program, which identifies and prioritizes material risks for the Company.
◼ Risks related to ESG issues, including human capital matters, as they relate to financial and enterprise risks.

Nominating and Governance Committee	Compensation Committee
◼ Risks related to director and emergency CEO succession planning. ◼ Risks related to our corporate governance policies and practices. ◼ Risks related to human capital management and culture.	◼ Reviews compensation-related risks. ◼ Risks related to pay equity.
Each of the committees regularly reports to the full Board of Directors on matters relating to the specific areas of risk that each committee oversees.

Compensation Risk Assessment

As part of their risk oversight efforts, the Compensation Committee evaluates our compensation programs to determine whether the design and operation of our policies and practices could encourage executives or employees to take excessive or inappropriate risks that would be reasonably likely to have a material adverse effect on the Company and has concluded that they do not. In making that determination, the Compensation Committee considered the design, size and scope of our cash and equity incentive programs and program features that mitigate against potential risks, such as payout caps, clawbacks, the quality and mix of performance-based and “at risk” compensation, and, with regard to our equity incentive programs, the stock ownership requirements for our executives. The Compensation Committee reviewed the results of their evaluation with management and Semler Brossy. The Compensation Committee has concluded that our compensation policies and practices strike an appropriate balance of risk and reward in relation to our overall business strategy, and do not create risks that are reasonably likely to have a material adverse effect on the Company. The “Compensation Discussion and Analysis” section below generally describes the compensation policies and practices applicable to our named executive officers.

22

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Oversight of ESG Matters

The Board of Directors oversees ESG matters directly and through its committees.

Human Capital Management The Board reviews material human capital management programs, practices and strategies, including organizational health at least twice annually.

Overall ESG Performance

The Nominating and Governance Committee reviews topics such as our overall ESG performance, disclosures and investor engagement at least twice annually and surfaces our progress to the Board. These updates include a review of market developments, frameworks, evolving stakeholder expectations and EA’s potential responses.

DEI

The Nominating and Governance Committee reviews our initiatives related to diversity, equity and inclusion, and will review our goals and progress towards achieving those goals at least twice annually.

Environmental Sustainability The Nominating and Governance Committee oversees our commitments to environmental sustainability.

Talent and Culture The Nominating and Governance Committee reviews efforts to maintain a safe and healthy culture, including key cultural indicators, at least twice annually.	Pay Equity At least annually, the Compensation Committee reviews our commitments to pay equity.

2022 PROXY STATEMENT	23

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Policies

Related Persons Transactions Policy

Our Board of Directors has adopted a written Related Person Transactions Policy that describes the procedures used to process, evaluate, and, if necessary, disclose transactions between the Company and its directors, officers, director nominees, greater than 5% beneficial owners, or an immediate family member of any of the foregoing. We review any transaction or series of transactions which exceeds $120,000 in a single fiscal year and in which any related person has a direct or indirect interest, as well as any transaction for which EA’s Global Code of Conduct or Conflict of Interest Policy would require approval of the Board of Directors.

Once a transaction has been identified, the Audit Committee (if the transaction involves an executive officer) or the Nominating and Governance Committee (if the transaction involves a director) will review the transaction at the next scheduled meeting of such committee. Transactions involving our CEO will also be reviewed by our independent Chair or Lead Independent Director if the Chair is not independent. Transactions involving employee compensation will also be submitted to the Compensation Committee for approval. If it is not practicable or desirable to wait until the next scheduled meeting, the chairperson of the applicable committee considers the matter and reports back to the relevant committee at the next scheduled meeting. In determining whether to approve or ratify a transaction, our committees (or the relevant chairperson of such committee) consider all of the relevant facts and circumstances available and transactions are approved only if they are in, or not inconsistent with, the best interests of EA and its stockholders. No member of a committee reviewing a potential related person transaction may participate in any review, consideration or approval of any transaction if the member or their immediate family member is the related person.

Related Persons Transactions

Nicholas Bruzzo, the son of our Chief Experience Officer, is employed by the Company in our game development studios. The aggregate value of his total compensation in fiscal year 2022 (salary, bonus, and the value of any equity awards granted during fiscal year 2022) was consistent with compensation provided to other EA employees in similar positions and was less than $150,000. The Audit Committee and the Compensation Committee reviewed and approved Mr. Bruzzo’s employment and compensation in accordance with our Related Person Transactions Policy.

Global Code of Conduct and Corporate Governance Guidelines

We have adopted a Global Code of Conduct that applies to our directors, and all employees, including our principal executive officer, principal financial officer, principal accounting officer, and other senior financial officers, as well as Corporate Governance Guidelines. These documents, along with our organizational documents and committee charters, form the framework of our corporate governance. Our Global Code of Conduct, Corporate Governance Guidelines and committee charters are available in the Investor Relations section of our website at http://ir.ea.com. We post amendments to or waivers from our Global Code of Conduct in the Investor Relations section of our website.

Stockholder Communications with the Board of Directors

EA stockholders may communicate with the Board of Directors as a whole, with a committee of the Board of Directors, or with an individual director by sending a letter to EA’s Corporate Secretary at Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065, or by sending an email to StockholderCommunications@ea.com. Our Corporate Secretary will forward to the Board of Directors all communications that are appropriate for the Board of Directors’ consideration. For further information regarding the submission of stockholder communications, please visit the Investor Relations section of our website at http://ir.ea.com.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Compensation

Our Compensation Committee is responsible for reviewing and recommending to our Board of Directors the compensation paid to our non-employee directors. Non-employee directors are paid a mix of cash and equity compensation consisting of (1) an annual board retainer, (2) committee fees, and committee chair, chair and lead director fees, as applicable, and (3) an annual equity award, as described below.

The Compensation Committee reviews our non-employee director compensation every two years, with the last review occurring in February 2022 in consultation with Semler Brossy. As part of its February 2022 review, Semler Brossy conducted a competitive analysis of our non-employee director compensation against our compensation peer group (as defined in the “Compensation Discussion and Analysis” below). Based on the Compensation Committee’s review of the analysis prepared by Semler Brossy, the Compensation Committee recommended that the Board of Directors approve an increase in the Lead Director Fee from $25,000 to $50,000, effective May 1, 2022, to bring the service premium in line with the median for our peer group. No other changes to the compensation paid to our non-employee directors were recommended to our Board of Directors.

Cash Compensation

Our non-employee directors receive an annual cash retainer for service on the Board of Directors, plus fees for service on the Audit, Compensation and/or Nominating and Governance Committee, as applicable. In addition to those fees, the Chair of the Board, Lead Director and Chairs of the Audit, Compensation and Nominating and Governance Committees receive additional fees for their service in such roles. The table below reflects the annualized components of cash compensation for non-employee directors that were in place during fiscal year 2022. For more information regarding the specific compensation received by each non-employee director during fiscal year 2022, see the “Fiscal Year 2022 Director Compensation Table” table below.

ANNUAL BOARD RETAINER	AMOUNT ($)
Annual Board Retainer	60,000

COMMITTEE FEES	AMOUNT ($)
Service on the Audit Committee	15,000
Service on the Compensation Committee	12,500
Service on the Nominating and Governance Committee	10,000

CHAIR OF THE BOARD, LEAD DIRECTOR AND COMMITTEE CHAIR FEES	AMOUNT ($)
Lead Director*	25,000
Chair of the Audit Committee	15,000
Chair of the Compensation Committee	12,500
Chair of the Nominating and Governance Committee	10,000
*	Effective May 1, 2022, the Lead Director fee was increased to $50,000.

In addition, individual directors are eligible to earn up to $1,000 per day, with the approval of the Board of Directors, for special assignments, which may include providing oversight to management in areas such as sales, marketing, public relations, technology and finance (provided, however, no independent director is eligible for a special assignment if the assignment or payment for the assignment would prevent the director from being considered independent under applicable Nasdaq Stock Market or SEC rules). No non-employee directors earned any compensation for special assignments during fiscal year 2022.

Equity Compensation

In fiscal year 2022, non-employee directors also received an annual equity award of restricted stock units (“RSUs”) with a grant date fair value of approximately $260,000, pro-rated for any partial year of service. These RSUs were granted upon election or re-election to the Board of Directors at our 2021 annual meeting, or for Ms. Gonzalez, in November 2021 upon her appointment to the Board of Directors. RSUs vest in full on the first anniversary of the grant date (or, if earlier, the date of the next annual meeting of stockholders following the grant date), subject to the non-employee director’s continuous service as a member of the Board of Directors through such date. The receipt of shares underlying vested RSUs may be deferred until the fifth or tenth anniversary of the original vesting date or the date the director terminates service with the Company.

Under the terms of our equity incentive plan, non-employee directors may elect to receive all or part of their cash compensation (as described above) in the form of shares of our common stock. As an incentive for our non-employee directors to increase their stock ownership in EA, non-employee directors making such an election receive vested shares of common stock valued at 110% of the cash compensation they otherwise would have received. These shares are awarded via the grant and immediate exercise of a stock option having an exercise price equal to the fair market value of our common stock on the grant date, which is the first trading day of each quarter of the Board year. Ms. Gonzalez, Mr. Hoag, Mr. Huber, Ms. Roche, Mr. Simonson, and Ms. Ueberroth received all or part of their cash compensation in the form of our common stock during fiscal year 2022.

2022 PROXY STATEMENT	25

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Other Benefits

Non-employee directors who are not employed with any other company are offered an opportunity to purchase certain EA health, dental and vision insurance while serving as a director. Participating directors pay 100% of their own insurance premiums. In addition, we offer non-employee directors the opportunity to receive cybersecurity services to protect their privacy, home networks, and devices, where they may conduct EA business. The Company is charged an annual fee per participating director; currently, the per person annual fee is less than $4,000 for these services.

Fiscal Year 2022 Director Compensation Table

The following table shows compensation information for each of our non-employee directors during fiscal year 2022. Mr. Wilson, our CEO, does not receive any compensation for his service as Chair of our Board of Directors.

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)(3)	TOTAL ($)
Kofi A. Bruce*	56,250	259,911	—	316,161
Leonard S. Coleman	82,500	259,911	—	342,411
Rachel Gonzalez*	35,000	194,976	3,462	233,438
Jay C. Hoag**	36,250	—	3,688	39,938
Jeffrey T. Huber	75,000	259,911	7,581	342,492
Lawrence F. Probst III**	55,000	—	—	55,000
Talbott Roche	81,667	259,911	8,178	349,756
Richard A. Simonson	90,000	259,911	8,980	358,891
Luis A. Ubiñas	130,000	259,911	—	389,911
Heidi Ueberroth	72,500	259,911	5,371	337,782
*	Mr. Bruce was elected to the Board of Directors on August 12, 2021. Ms. Gonzalez was appointed to the Board of Directors effective November 18, 2021.
**	Mr. Hoag and Mr. Probst retired from the Board of Directors effective August 12, 2021.
(1)	As discussed above, non-employee directors may elect to receive all or a portion of their cash fees in the form of EA common stock. See footnote 3 for additional information regarding the number of shares received in lieu of cash compensation by those non-employee directors who made such an election.
(2)	Represents the aggregate grant date fair value of the annual RSU award granted to the non-employee directors and is calculated based on a closing price of $138.99 and $126.28 per share for our common stock on the August 12, 2021 and November 22, 2021 grant dates, respectively. Grant date fair value is determined for financial statement reporting purposes in accordance with FASB ASC Topic 718. For additional information regarding the valuation methodology for RSUs, see Note 15 “Stock-Based Compensation and Employee Benefit Plans,” to the Consolidated Financial Statements in our Annual Report. As of April 2, 2022 (the last day of our fiscal year), each of our current non-employee directors held 1,870 unvested RSUs, other than Ms. Gonzalez, who held 1,544 unvested RSUs.
(3)	Non-employee directors may elect to receive all or part of their cash compensation in the form of EA common stock, and directors making such an election receive common stock valued at 110% of the cash compensation they would have otherwise received. These shares are awarded via the grant and immediate exercise of a stock option having an exercise price equal to the fair market value of our common stock on the grant date. The values represent the premium received for shares in lieu of compensation. As of April 2, 2022 (the last day of fiscal year 2022), the aggregate number of outstanding and unexercised shares of our common stock subject to stock options beneficially owned by our non-employee directors was as follows: Mr. Huber, 11,872; Mr. Probst, 76,861; Mr. Simonson, 11,872; and Mr. Ubiñas, 4,872.

26

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The following table presents information regarding the shares received upon immediate exercise of the option(s) granted to each director who elected to receive all or part of his or her cash compensation in the form of EA common stock during fiscal year 2022:

NAME	GRANT DATE	EXERCISE PRICE ($)	SHARES SUBJECT TO IMMEDIATELY EXERCISED STOCK OPTION GRANTS	GRANT DATE FAIR VALUE ($)
Rachel Gonzalez	2/1/2022	129.94	296	38,462
				38,462
Jay C. Hoag*	5/3/2021	141.18	141	19,906
	8/2/2021	144.11	139	20,031
				39,937
Jeffrey T. Huber	5/3/2021	141.18	146	20,612
	8/2/2021	144.11	144	20,752
	11/1/2021	141.77	145	20,557
	2/1/2022	129.94	159	20,660
				82,581
Talbott Roche	5/3/2021	141.18	146	20,612
	8/2/2021	144.11	143	20,608
	11/1/2021	141.77	178	25,235
	2/1/2022	129.94	180	23,389
				89,844
Richard A. Simonson	5/3/2021	141.18	175	24,707
	8/2/2021	144.11	172	24,787
	11/1/2021	141.77	174	24,668
	2/1/2022	129.94	191	24,819
				98,981
Heidi Ueberroth	8/2/2021	144.11	138	19,887
	11/1/2021	141.77	140	19,848
	2/1/2022	129.94	154	20,011
				59,746
*	Mr. Hoag retired from the Board of Directors effective August 12, 2021.

2022 PROXY STATEMENT	27

Letter from our Compensation Committee

Dear Fellow Stockholders,

We Are Engaged, Listening, and Responding to Our Stockholders

As members of the Compensation Committee, we seek to ensure that our executive compensation program closely aligns the interests of our executives with those of our stockholders. We have conducted extensive engagement with our stockholders to obtain feedback on topics including our executive compensation program, governance, and ESG. Over the past two years, we have reached out to stockholders holding approximately 75% of our outstanding stock and have held 41 calls, with members of the Compensation Committee leading 29 of these calls. We listened to the feedback we heard, analyzed it, and then evaluated every aspect of our executive compensation program with this feedback in mind.

In direct response to stockholder feedback, we have made substantial changes to our executive compensation program. We believe these changes enhance our pay-for-performance philosophy, further align the interests of our executives with stockholders and advance our objectives to attract and retain critical leaders given the exceptionally competitive landscape for executive talent.

◼	Following our 2020 annual meeting, we redesigned our long-term performance-based equity incentive program to incorporate financial and operating metrics in addition to relative TSR, require three-year cliff vesting and strengthen the rigor of the TSR payout scale. We also lowered our annual performance bonus cap, increased stock ownership guidelines, and expanded our clawback policy. To address investor concerns regarding the use of special equity awards, we made a commitment to not grant additional special equity awards (including enhanced annual awards) to our named executive officers through at least the end of fiscal year 2026. Further, we reduced the target value of our CEO’s equity award by 40% for fiscal year 2022, and there was no increase to the target value of his fiscal year 2023 equity award from his fiscal year 2022 target value.
◼	Following our 2021 annual meeting, with stockholder feedback regarding quantum of pay in mind, we revised our peer group and removed companies with outsized market capitalizations. We enhanced the rigor of our Company bonus pool funding formula for fiscal year 2023 by increasing the financial performance weighting to 70% for our CEO and 60% for our CFO and COO and implementing an enterprise-level scorecard for the strategic and operational performance objectives that drive the remaining portion of Company bonus pool funding. The scorecard will measure our performance against goals across six key strategic objectives, each with an assigned weighting. Because human capital management is a focus for our executives, we included ESG goals relating to HCM in our fiscal year 2023 enterprise-level scorecard. We also increased the performance-based portion of annual equity awards for our top executives.

Evolution of Our Executive Compensation Program

We believe the many changes that we have made to our executive compensation program over the past two years further our objectives to attract and retain critical leaders, incentivize them to deliver on our strategy, and create long-term value for stockholders. We also believe these changes are welcomed by our stockholders based on our engagement meetings. Following our 2021 annual meeting, we reengaged with our stockholders to obtain feedback and understand their concerns regarding our executive compensation program. The feedback we heard was overwhelmingly positive. Stockholders expressed appreciation for the substantive changes we made to our executive compensation program, our continued desire to evaluate and evolve our compensation practices, and our commitment to responsiveness.

Despite the positive investor feedback regarding these changes, we learned that many investors did not support our 2021 say-on-pay vote primarily because of the quantum of the one-time enhanced fiscal year 2021 annual equity award we made to our CEO in June 2020. Although this was disappointing to us, we remain encouraged by the positive feedback from our stockholders regarding the evolution of our executive compensation program, and we responded to the concerns regarding pay quantum.

We continuously review ways to evolve our executive compensation program to attract, motivate and retain our executives because they are critical to our ongoing success and long-term stockholder value creation. We have greatly benefited from and appreciated this dialogue and look forward to continuing it with you.

Thank you for your continued support and investment in Electronic Arts.

Sincerely,

THE COMPENSATION COMMITTEE

TALBOTT ROCHE (Chair)
LEONARD S. COLEMAN
HEIDI UEBERROTH

28

Compensation Discussion & Analysis

For fiscal year 2022, EA’s named executive officers (“NEOs”) were:

◼	Andrew Wilson, Chief Executive Officer;
◼	Chris Suh, Chief Financial Officer;
◼	Laura Miele, Chief Operating Officer;
◼	Kenneth Moss, Chief Technology Officer;
◼	Chris Bruzzo, Chief Experience Officer; and
◼	Blake Jorgensen, Executive Vice President, Strategic Projects; former Chief Financial and Operating Officer.

Executive Summary

Fiscal year 2022 was a record year in every important measure of our business: total players, engagement in our games and live services, net bookings, and underlying profit. We created amazing games and services for our players, saw deep player engagement, and generated strong financial and operating results. Hundreds of millions of players around the world came together and connected through our games, live services, and content during the year. We continued our efforts to build more diverse and inclusive teams and games, support our communities, and ensure that our workplace culture is one of respect and allyship, where our people feel empowered, and their well-being is prioritized. And because we seek to ensure that our executive compensation program closely aligns the interests of our executives with our stockholders, we conducted formal engagement with our top institutional stockholders to understand their views on topics including executive compensation, governance, and ESG issues.

Key Highlights for the Fiscal Year Included:

Drove strong financial performance and executed on our key strategic objectives
◼Generated net revenue of $6.991 billion, up 24% year-over, and diluted earnings per share of $2.76
◼Returned nearly $1.5 billion to stockholders through share repurchases and dividends
◼Delivered on our fiscal year 2022 title slate, launching 9 major new games, all during the challenges of the COVID-19 pandemic
◼Achieved 24% growth in live services and other net revenue year-over-year
◼Grew our EA player network 16% year-over-year to more than 580 million unique active accounts

Continued to strengthen our ESG programs and practices, particularly with respect to diversity, equity, and inclusion
◼Added two highly-qualified, skilled, and diverse members to our Board of Directors
◼Hired a Chief Diversity Officer to continue building on our strong foundational efforts; and strengthened our progress on supporting a safe and healthy culture
◼Increased transparency regarding our workforce representation data by voluntarily disclosing our 2021 EEO-1 diversity data
◼Maintained base pay equity on the basis of gender globally and on the basis of race/ethnicity in the United States, inclusive of the workforces of recently acquired companies; expanded our analysis to include annual bonus and equity compensation, identifying areas of focus, while working to correct them and eliminate bias across our elements of pay
◼Strengthened our commitment to accessibility and inclusion in our games and experiences, including by launching an industry-first patent pledge to help make games more accessible to players of all abilities

Engaged with top institutional stockholders and further enhanced our executive compensation program and governance
◼Leading up to and following our 2021 annual meeting, we reached out to stockholders collectively holding approximately 75% of our outstanding stock and held over 41 calls to understand stockholders’ views on executive compensation, governance and ESG issues
◼Considered stockholder feedback and made additional enhancements to our executive compensation program for fiscal year 2023
◼Continued to bring fresh perspectives to support an enhanced approach to executive compensation, appointing Ms. Talbott Roche as Chair of the Compensation Committee in November 2021

2022 PROXY STATEMENT	29

COMPENSATION DISCUSSION & ANALYSIS

Fiscal Year 2022 Performance Highlights

Fiscal year 2022 was a record year for Electronic Arts, with our highest-ever net revenue and net bookings driven by strong engagement across our broad portfolio of titles that span console, PC and mobile. Live services and other net revenue grew 24% to almost $5 billion, a record, driven by strength across our portfolio, most notably Apex Legends and FIFA. Our mobile business continues to grow and generated over $1 billion in net revenue during fiscal year 2022. In addition, we continued to return capital to stockholders, repurchasing 9.5 million shares during fiscal year 2022 and continuing to pay a quarterly dividend.

Our executive compensation program is designed to reward our NEOs for the achievement of Company-wide financial, operating, and strategic objectives and the creation of long-term stockholder value. As highlighted below, our financial performance, operating achievements, and execution on our strategic objectives provide context for the fiscal year 2022 executive compensation decisions made by the Compensation Committee and Board of Directors.

Fiscal Year 2022 GAAP Financial Results and Operating Highlights

$6.991B net revenue $2.76 diluted earnings per share $7.515B net bookings Live services and other net revenue $4.998B representing 71% of total net revenue $1.899B operating cash flow
Repurchased
9.5M
shares during fiscal year 2022 for $1.3 billion

Quarterly cash dividend of
$0.17
per share

It Takes Two
won over 90 awards during fiscal year 2022

FIFA 22
was the biggest and most successful game in franchise history, launch to fiscal year end

Apex Legends
Season 12 set records for the highest
engagement since launch

Launched
9 New Games
while our teams continued to work primarily from home

The EA player network has more than
580M
unique active accounts

30

COMPENSATION DISCUSSION & ANALYSIS

Fiscal Year 2022 Executive Leadership Changes

We announced several key leadership changes to a subset of our NEOs in fiscal year 2022 that we believe position us to drive continued transformation for our players, and growth for EA.

In September 2021, Blake Jorgensen, formerly EA’s Executive Vice President, Chief Financial and Operating Officer, announced his decision to begin transitioning from EA, with an expected departure in 2022. In connection with Mr. Jorgensen’s announcement, Laura Miele, formerly our Chief Studios Officer, was promoted to Chief Operating Officer, effective November 1, 2021. As Chief Operating Officer, Ms. Miele is responsible for managing company-wide operations.

On March 1, 2022, Chris Suh joined EA as our Chief Financial Officer. Mr. Suh joined EA from Microsoft Corporation where he served in various roles for nearly 25 years, most recently as Corporate Vice President and Chief Financial Officer of Microsoft’s Cloud + AI group. Mr. Suh’s deep experience in a rapidly growing and in-demand technology sector, particularly in the areas of cloud services, AI and advanced technology development, his extensive investor relations background, together with his leadership in all core financial aspects of a large public company made him the best candidate to help us deliver our long-term strategy. For a discussion of Mr. Suh’s new hire compensation arrangements for fiscal year 2022, please see the discussion under the heading “—Our NEOs’ Fiscal Year 2022 Compensation—Fiscal Year 2022 Compensation for Our New CFO” below.

As part of our efforts to engage players beyond the boundaries of the traditional gaming experience, Chris Bruzzo, formerly our Executive Vice President, Marketing, Commercial and Positive Play, assumed the role of Chief Experience Officer on September 30, 2021. In his new role, Mr. Bruzzo is responsible for building social ecosystems that forge stronger connections and create amazing player experiences in and around our games.

Stockholder Engagement

We have a robust year-round stockholder outreach program, with formal engagement efforts occurring in two phases during the summer and winter.

JUNE - AUGUST Ahead of our annual meeting, we engage with investors to answer questions and understand their views on matters relating to our annual proxy statement	SEPTEMBER - NOVEMBER Review stockholder votes at our most recent annual meeting, identify potential areas of concern, and evaluate our governance and executive compensation practices

APRIL - MAY Review feedback from winter engagement, and consider any enhancements to our executive compensation program, governance and ESG	DECEMBER - MARCH Conduct meetings with stockholders and proxy advisors to consider any issues raised and to solicit feedback on governance, executive compensation, and other topics of interest

2021 Say-on-Pay Vote

At our 2021 annual meeting, we were disappointed that the advisory say-on-pay proposal received 42% support, especially given the substantive changes we made to our executive compensation program in response to our 2020 say-on-pay vote and our strong fiscal year 2021 financial performance. We learned through direct engagement leading up to the 2021 annual meeting that the primary objection to our 2021 say-on-pay proposal was the enhanced annual equity award to our CEO, which was granted in the beginning of fiscal year 2021 (June 2020).

Following the 2021 annual meeting, we continued our extensive engagement with stockholders. We specifically requested feedback from stockholders on our executive compensation program to consider ways to further evolve our program, and we also solicited feedback on governance and ESG matters to better understand stockholders’ views on these issues.

2022 PROXY STATEMENT	31

COMPENSATION DISCUSSION & ANALYSIS

Winter 2022 Stockholder Engagement: After Our 2021 Annual Meeting

Offered Meetings ~54% of our outstanding common stock	Engaged in Discussions ~35% of our outstanding common stock	Director-Led Discussions ~32% of our outstanding common stock

During our winter engagement, we received positive feedback from nearly all stockholders with whom we engaged. Investors expressed appreciation for the substantive changes we made to our executive compensation program for fiscal year 2022 and the Compensation Committee’s commitment to responsiveness.

Despite the positive investor feedback regarding these changes, many investors reiterated that they did not support our 2021 say-on-pay vote primarily because of the quantum of the one-time enhanced fiscal year 2021 annual equity award we made to our CEO in June 2020. Although this was disappointing to us, we were encouraged by the positive feedback from our investors regarding the evolution of our executive compensation program and the Compensation Committee’s commitment to responsiveness.

What We Heard / Our Actions and Perspective

Below is a summary of the feedback we heard during our winter 2022 engagement and our actions and perspective in response.

WHAT WE HEARD FROM STOCKHOLDERS	OUR ACTIONS AND PERSPECTIVE
Quantum of Pay Concerns with the overall quantum of pay in fiscal year 2021, particularly the enhanced annual equity award granted to our CEO.

Action:

We reiterated our commitment to not grant any special equity awards to NEOs through at least the end of fiscal year 2026 and confirmed that this commitment applies to enhanced annual equity awards. Our stockholders were pleased with this action and did not raise any concerns regarding this commitment during our calls, including with respect to the length of the time commitment.

With respect to quantum of pay, the target value of Mr. Wilson’s fiscal year 2022 equity award was 40% lower than the target value of his fiscal year 2021 equity award, and there was no increase to the target value of his fiscal year 2023 equity award from his fiscal year 2022 target value.

Fiscal Year 2023 Peer Group Consider our peer group to ensure it is appropriately scaled.

Action:

We reviewed our compensation peer group and removed companies we deemed to no longer be a good fit due to their outsized market capitalization (e.g., Adobe Inc., NVIDIA Corporation and Salesforce, Inc.) or business (Hasbro, Inc.) and added companies in the consumer-oriented technology, software, and media/entertainment industries that we deemed to be a better fit based on the quantitative and qualitative factors we consider when selecting our peer group.

Perspective:

We operate in a highly competitive market and industry, and in a geographic region that is exceptionally competitive for executive talent. As we experienced this past year with the recent hire of our Chief Financial Officer, we compete against larger, well-funded technology companies that are pursuing and strengthening their interactive entertainment capabilities. However, we heard the stockholder feedback regarding the quantum of pay and we took appropriate steps to adjust our peer group so that it is appropriately scaled based on the quantitative and qualitative factors we consider.

32

COMPENSATION DISCUSSION & ANALYSIS

WHAT WE HEARD FROM STOCKHOLDERS	OUR ACTIONS AND PERSPECTIVE
Annual Performance Cash Bonus Program Would like to see a more formulaic approach to the annual bonus payouts.

Action:

For fiscal year 2022, added an assessment for each strategic and operating objective of the Company business performance component of our bonus pool funding formula to show attainment relative to target.

Beginning with fiscal year 2023, we enhanced the rigor of our Company bonus pool funding formula:

◼Increased the financial performance weighting of Company bonus pool funding to 70% for our CEO and 60% for our CFO and COO, with the remaining portion of Company bonus pool funding based on business performance, including ESG goals (instead of the 50/50 funding split that applies to all other employees).
◼Implemented an enterprise-level scorecard for the strategic and operating objectives that drive funding of the business performance component of the Company bonus pool. The scorecard will measure our performance against goals across six key strategic objectives established for the fiscal year: Strategy; Amazing Content and Experiences; Social Ecosystems and Creative Autonomy; Aggregation and Distribution; Talent; and Culture and Work. Each key objective is weighted at 20% of the business performance component of the Company bonus pool funding formula, except that Talent and Culture and Work (our ESG goals relating to HCM) are together weighted at 20%.

Fiscal Year 2023 ESG Goals Would like ESG goals to feature more prominently in our compensation program.

Action:

ESG goals are included in the fiscal year 2023 enterprise-level scorecard, and our achievement against them will impact funding of the business performance component of the Company bonus pool funding formula.

Perspective:

HCM is a focus for our executives. A diverse and inclusive workforce is key to our success and our global reach requires a workforce that reflects and respects the different identities and experiences of our players. Moreover, we believe that fostering an inclusive, diverse, safe, and respectful workplace sets us apart from our competitors and will enhance our ability to attract and retain diverse talent.

Long-Term Equity Incentives: PRSU Program

Some stockholders would like to see the weighting of long-term equity incentives to be more heavily weighted towards PRSUs.

Stockholders appreciated that we moved to three-year vesting, but some would ideally like to see a three-year measurement period for the portion of the annual PRSU award tied to net bookings and operating income.

Action:

We increased the portion of performance-based equity for our top executives—beginning in fiscal year 2023 the annual equity award for our CFO and COO will consist of 60% performance-based restricted stock units, consistent with the award mix put in place for our CEO, effective for fiscal year 2022.

Perspective:

After thoroughly considering the factors below, the Compensation Committee determined that it was appropriate to retain one-year measurement periods for the portion of the PRSU award tied to net bookings and operating income to properly incentivize and reward our executives’ performance. We shared these considerations with stockholders during our engagement, and the vast majority of stockholders with whom we spoke understood and appreciated the Compensation Committee’s perspective.

◼Three-Year Cliff Vesting: PRSUs earned after the end of an annual measurement period do not vest until after the end of the three-year performance period. This promotes retention and encourages our executives to continue to drive long-term performance.
◼Relative TSR PRSU Performance Measured Over Three Years: One-third of each annual PRSU award is tied to our relative TSR performance measured over a full three-year performance period, which aligns the interests of our NEOs with our stockholders and incentivizes long-term stockholder value creation.
◼Our Business Supports Annual Operating Metrics: Due to the rapidly changing nature of our business and industry, the multi-year long development cycles, and the significant investment and resources required to produce games, it is challenging to predict our net bookings and operating income over a three-year time horizon. We believe that utilizing a three-year measurement period for net bookings and operating income could require us to be more conservative in setting targets that would be viewed as reasonably achievable by our executives to compensate for this uncertainty.
◼Our Practice Aligns with Peer and Technology Industry Practice: Setting one-year measurement periods for operational metrics is in line with peer and technology industry practices and, as described above, enables us to set more rigorous targets for each year.

2022 PROXY STATEMENT	33

COMPENSATION DISCUSSION & ANALYSIS

Summer 2021 Stockholder Engagement: Before Our 2021 Annual Meeting

The actions described above build on the prior responsive enhancements that we made to our executive compensation program following our 2020 annual meeting and 2021 winter engagement with stockholders. Prior to our 2021 annual meeting, we continued our investor outreach contacting stockholders representing approximately 75% of our outstanding common stock and offering meetings to discuss the changes we made to our executive compensation program. Stockholders representing approximately 46% of our outstanding common stock accepted our offer to engage, and members of our Board of Directors led discussions with stockholders representing approximately 36% of our outstanding common stock. During these meetings, we discussed the substantial enhancements we made to our executive compensation program, as summarized below. We implemented these enhancements after careful consideration of investor feedback and input from management and the Compensation Committee’s independent compensation consultant.

Substantial Enhancements to Our Executive Compensation Program Following Our 2020 Annual Meeting

ELEMENT/ PRACTICE	ACTIONS TAKEN IN RESPONSE TO OUR 2020 SAY-ON-PAY VOTE
Special Equity Awards	◼Committed to not grant any further special equity awards to NEOs through at least the end of fiscal year 2026
Performance- Based Long- Term Equity Incentives
◼Added two additional performance metrics, net bookings and operating income, for fiscal year 2022 PRSUs
◼Increased vesting to three-year cliff vesting beginning with fiscal year 2022
◼Eliminated the lookback feature from the relative TSR component of PRSUs
◼Increased the threshold and adjusted the relative TSR payout scale, with no vesting for performance below the 25th percentile and above median performance required for target payout
◼Determined that the CEO’s annual equity award will consist of 60% PRSUs

Annual Performance Bonus	◼Enhanced disclosure of our program structure, non-financial goals, and how payouts are determined ◼Capped NEO bonuses at 2x target bonus percentage, beginning in fiscal year 2022
Stock Ownership	◼Increased stock ownership guidelines, including from 5x to 10x salary for CEO
Clawback	◼Expanded our Clawback Policy to cover cash as well as equity incentives

34

COMPENSATION DISCUSSION & ANALYSIS

Compensation Principles

Philosophy and Objectives

EA is a global leader in digital interactive entertainment. We believe that the skills, expertise, and experience of our employees, including our NEOs, are the critical factors that contribute to our overall performance and enhance stockholder value. To drive continued successful operational and financial performance, we must attract, motivate, reward, and retain top executive talent. Accordingly, our executive compensation program is designed to:

◼	Provide highly competitive compensation to attract and retain top executive talent;
◼	Create direct alignment with our stockholders by providing equity ownership in the Company;
◼	Pay for performance by creating incentives tied to our business results;
◼	Reward and motivate strong individual performance and leadership; and
◼	Avoid undue compensation-related risk.

Recruiting and Retention Challenges and Considerations

We operate in a highly competitive market and industry, and in a geographic region that is exceptionally competitive for executive talent. As the gaming, technology/internet, and entertainment industries have converged in recent years, competition for talent in our space has intensified. Larger, well-funded technology companies such as Microsoft, Alphabet, Amazon, Apple, Netflix and Meta Platforms are aggressively pursuing and strengthening their interactive entertainment capabilities and new entrants continue to emerge. Our executives, seasoned leaders with deep industry experience and expertise, are prime targets for recruiting from large technology companies as well as emerging growth companies. This intensely competitive market for talent is one of the ongoing key challenges we face as we balance (1) our desire to offer a market competitive executive compensation program, (2) the need to continue to attract top talent and retain and incentivize our NEOs, and (3) the need to maintain a competitive pay-for-performance compensation philosophy in the long-term best interests of our stockholders. The Compensation Committee considers these additional challenges when reviewing and making executive compensation decisions.

Compensation and Governance Practices

The Compensation Committee regularly reviews our executive compensation program to ensure that we maintain strong governance standards in our executive compensation program. Below is a summary of our key compensation and governance practices.

What We Do	What We Don’t Do
✓Structure executive compensation to link pay and performance
✓Provide a high percentage of variable, at-risk pay; approximately 93% of NEO compensation is variable and at-risk*
✓Cap performance-based annual bonus and long-term equity incentive payouts for NEOs
✓Require our executives to satisfy robust stock holding requirements
✓Conduct regular stockholder outreach
✓Perform an annual risk assessment of our executive compensation program
✓Maintain a clawback policy covering cash and equity incentives
✓Evaluate our compensation peer group at least annually
✓Engage an independent compensation consultant to advise the Compensation Committee
✓Conduct formal executive succession planning

✕No “single-trigger” change in control arrangements
✕No excise tax gross-ups upon a change in control
✕No executive employment contracts (other than as required by local jurisdictions)
✕No repricing of options without stockholder approval
✕No hedging or pledging of EA stock
✕No excessive perquisites
✕No payment of dividends or dividend equivalents on unearned or unvested equity awards

*	Excludes Mr. Suh, who became our Chief Financial Officer on March 1, 2022.

2022 PROXY STATEMENT	35

COMPENSATION DISCUSSION & ANALYSIS

The Process for Determining Our NEOs’ Compensation

PARTICIPANT	ROLE IN THE EXECUTIVE COMPENSATION DETERMINATION PROCESS
Board of Directors	◼Approves the target total direct compensation for our CEO, in consultation with the Compensation Committee and the Compensation Committee’s independent compensation consultant.
Compensation Committee
◼Approves the target total direct compensation for our NEOs (other than our CEO) after receiving input, at the Compensation Committee’s request, from our CEO, our Chief People Officer, and the Compensation Committee’s independent compensation consultant.
◼Reviews, approves, and recommends to the Board of Directors, CEO pay.

Independent Compensation Consultant
◼Semler Brossy advises on our executive compensation program, our broad-based compensation programs, and advises on changes to our compensation program and other executive compensation-related developments and trends.
◼Semler Brossy also assisted the Compensation Committee with its review of our non-employee director compensation in fiscal year 2022.
◼Attended all meetings held by the Compensation Committee.
◼The Compensation Committee has reviewed the independence of Semler Brossy and determined that Semler Brossy’s engagement did not raise any conflicts of interest.

Management
◼Our CEO and Chief People Officer assist the Compensation Committee by providing information on corporate and individual performance, market compensation data and practices, and other executive compensation matters.
◼At the beginning of each fiscal year, our CEO and Chief People Officer review the performance of our other NEOs for the prior fiscal year and make recommendations to the Compensation Committee regarding the annual base salary, bonus targets, and annual equity awards for our NEOs (other than with respect to themselves).

Executive Compensation Decision-Making Approach

The Board of Directors and the Compensation Committee believe that executive compensation should be evaluated holistically. They consider a variety of factors to guide their compensation decision-making process for our NEOs. These include an evaluation of market trends and the competitive landscape for executive talent, which includes a review of the market practices of our peer group and other larger technology companies with which we compete for talent. In addition, the Board of Directors and Compensation Committee consider corporate performance; individual performance, including the NEO’s level of responsibilities, scope and complexity of the role, experience, and tenure, as well as other factors unique to each NEO; and internal compensation alignment.

Peer Group

Each year, the Compensation Committee, with the independent compensation consultant’s advice and input, reviews and selects a group of peer companies (“peer group”) to use as a reference to better understand the competitive market for executive talent in our industry sectors and geographic region. The purpose of the annual review is to validate our current peers and identify potential changes, based on characteristics such as size, scope, business fit, M&A activity, and the pool for executive talent. The Compensation Committee believes that the ideal peer group should be comprised of companies of similar-size and with similar economics as EA, reflect the market for executive-level talent, provide reasonable guidelines for pay levels and practices, and be robust enough to avoid distortions.

Based on these guiding principles, the Compensation Committee annually engages in a quantitative and qualitative assessment to identify companies for the peer group that are similar to us, based on a combination of factors including: revenue and market capitalization; whether they are in relevant industry pillars or are companies with which we compete for executive talent; and other relevant factors, including the number of current peer companies that identify EA as a peer. Where some companies may not be similar in size to us based on quantitative factors, they still may be included in our peer group based on the qualitative factors described above.

Fiscal Year 2022 Peer Group

The Compensation Committee approved a peer group of 18 companies for fiscal year 2022 executive compensation decisions. For each member of our peer group, one or more of the factors listed above was an appropriate reason for inclusion in our peer group. This peer group was the same as the fiscal year 2021 peer group, except that the Compensation Committee removed AMC Networks (due to size) and added ServiceNow and Workday to replace CBS Corporation and Symantec Corporation (companies that the Compensation Committee had previously determined to remove due to M&A activity once predecessor executive compensation data was no longer available for these companies). Based on public filings through June 1, 2021, EA was at the 44th percentile with respect to annual revenues and at the 35th percentile with respect to market capitalization compared to our fiscal year 2022 peers.

36

COMPENSATION DISCUSSION & ANALYSIS

Gaming	Consumer-Oriented Technology / Software		Media / Entertainment
Activision Blizzard, Inc. Take-Two Interactive Software, Inc. Zynga Inc.	Adobe Inc.* Autodesk, Inc. Booking Holdings Inc. eBay, Inc. Expedia Group, Inc. Intuit Inc.	NVIDIA Corporation* Salesforce, Inc.* ServiceNow, Inc. Workday, Inc. VMware, Inc.	Warner Bros. Discovery, Inc. Hasbro, Inc.* IAC/InteractiveCorp Netflix, Inc.

*	Removed from our fiscal year 2023 peer group.

Looking Ahead to Fiscal Year 2023

In February 2022, with stockholder feedback regarding the quantum of pay in mind, we reviewed our peer group with a more critical lens. After undergoing a quantitative and qualitative analysis of our peer group utilizing the factors described above, the Compensation Committee approved a peer group of 19 companies for fiscal year 2023 executive compensation decisions. As described above, the Compensation Committee, in consultation with its independent compensation consultant, reviewed the factors above to validate current peer companies and identify potential new peers. As a result of this review, the Compensation Committee removed Adobe Inc., Salesforce, Inc., and NVIDIA Corporation due to their outsized market capitalization, and Hasbro, Inc. due to it no longer being deemed a relevant business fit. To replace these companies and ensure the peer group was of sufficient size to provide meaningful insight regarding the competitive market for executive talent, the Compensation Committee added Airbnb, Inc., Block, Inc., Snap Inc., Synopsys, Inc., and Sirius XM Holdings, Inc., companies that met all or some of the quantitative and qualitative factors described above, including size, whether the company is in a relevant industry pillar and/or has a similar business model, and whether we compete with the company for executive talent.

Gaming	Consumer-Oriented Technology / Software		Media / Entertainment
Activision Blizzard, Inc.* Take-Two Interactive Software, Inc. Zynga Inc.*	Airbnb, Inc. Autodesk, Inc. Block, Inc. Booking Holdings Inc. eBay, Inc. Expedia Group, Inc.	Intuit Inc. ServiceNow, Inc. Synopsys, Inc. Workday, Inc. VMware, Inc.	Warner Bros. Discovery, Inc. IAC/InteractiveCorp Netflix, Inc. Sirius XM Holdings, Inc. Snap Inc.

*

Activision Blizzard, Inc. and Zynga Inc. will be removed from the peer group upon the later of the closing of the pending acquisitions by Microsoft Corporation and Take-Two Interactive Software, Inc., respectively, and the date that relevant executive compensation data for these companies is no longer available.

Comparative Market Data

As part of its decision-making process, the Board of Directors and the Compensation Committee review peer group data when assessing the appropriateness and reasonableness of compensation levels and mix to determine if our compensation program aligns pay with performance, fairly rewards our executives for individual performance and contributions to our corporate performance and provides adequate retention and incentive value. The independent compensation consultant conducts a comprehensive analysis of our executive compensation program using publicly available compensation information on our peer group. The analysis includes a comparison of the base salary, target total cash compensation, long-term incentives, and target total direct compensation of each of our NEOs against executives holding similar positions in our peer group. The Compensation Committee and the Board of Directors use the peer group data provided by the independent compensation consultant as a reference rather than as a strict guide for compensation decisions and retain flexibility in determining NEO compensation.

Fiscal Year 2022 Compensation for Our New CFO

In connection with Mr. Suh’s appointment as Chief Financial Officer, we entered into an offer letter with him that sets forth the terms of his employment and compensation.

Annual Base Salary and Target Bonus Opportunity

Under the terms of his offer letter, Mr. Suh’s annual base salary is $700,000 and he will be eligible for an annual cash bonus with a target bonus opportunity of 100% of annual base salary. Due to his start date, Mr. Suh did not participate in our annual bonus program for fiscal year 2022 but he is a participant in our fiscal year 2023 annual bonus program.

2022 PROXY STATEMENT	37

COMPENSATION DISCUSSION & ANALYSIS

Looking ahead to fiscal year 2023:

As described above under “—Stockholder Engagement—Winter 2022 Engagement: After Our 2021 Annual Meeting—What We Heard / Our Actions and Perspective,” the Company bonus pool funding for Mr. Suh’s annual cash bonus for fiscal year 2023 will be based 60% on our financial performance and 40% on our business performance.

New Hire Compensation

We offered Mr. Suh a one-time new hire sign-on bonus and new hire equity award to induce him to assume the role of Chief Financial Officer at EA, make him whole for the estimated value of compensation he would forfeit upon joining EA, incentivize long-term performance, and align his interests with our stockholders. In determining the structure and value of Mr. Suh’s new-hire compensation package, the Compensation Committee, in consultation with its independent compensation consultant, considered the following factors:

◼	The estimated value of Mr. Suh’s compensation with his prior employer that he would forfeit if he joined EA;
◼	The compensation paid to chief financial officers among our peer group of companies;
◼	The highly competitive landscape in order to induce Mr. Suh to join EA in light of opportunities with his prior employer and with other public companies, including alternative public company CFO opportunities that he was considering prior to accepting our offer of employment; and
◼	The importance of creating immediate alignment with our stockholders through long-term equity incentives.

New Hire Sign-On Bonus

Mr. Suh received a one-time cash sign-on bonus of $4,000,000 in March 2022. The sign-on bonus is subject to full repayment if Mr. Suh voluntarily resigns from EA prior to March 1, 2023, and pro-rata repayment if he voluntarily resigns between March 1, 2023 and February 29, 2024. The Compensation Committee, in consultation with its independent compensation consultant, determined that the amount of the sign-on bonus was necessary to induce Mr. Suh to join EA by making him whole for:

◼	the estimated value of unvested equity awards that were due to vest over the next 12 months that he would forfeit upon his departure from his prior employer; and
◼	the lost opportunity to receive his annual cash bonus from his prior employer given the timing of his departure.

As described above, due to the timing of his start date, Mr. Suh was not eligible to participate in our annual cash bonus program for fiscal year 2022 and payments of fiscal year 2023 annual cash bonuses, if earned, will not be made until June 2023.

New Hire Equity Award

The Compensation Committee approved the grant of a new hire equity award consisting of RSUs with a grant date value of $3,000,000, and PRSUs with a target grant date value of $3,000,000. The new hire equity award was granted on March 16, 2022 and was structured to put a significant portion of Mr. Suh’s compensation at risk, align his interests with those of our stockholders, and promote long-term retention. The target grant date value of the award was determined in consideration of:

◼	the estimated value of the unvested equity awards that would have vested in years after 2022 that Mr. Suh would forfeit when he joined EA;
◼	the market compensation paid to chief financial officers among our peer group; and
◼	the competitive landscape to induce Mr. Suh to join EA in light of alternative opportunities that he was considering prior to accepting our offer.

Mr. Suh’s new hire RSU award vests over three years, with 1/3rd vesting on the first anniversary of the grant date, and 1/6th vesting every six months thereafter until the award is fully vested. The terms of Mr. Suh’s new hire PRSU award are the same as the fiscal year 2022 PRSU awards for our other NEOs (as described below under “—Long-Term Equity Incentives—Fiscal Year 2022 Annual Equity Awards—Performance-Based Restricted Stock Units”), except that the three-year performance period covers fiscal years 2023 through 2025 and the award cliff vests on May 20, 2025.

Looking ahead to fiscal year 2023:

As described above under “—Stockholder Engagement—Winter 2022 Engagement: After Our 2021 Annual Meeting—What We Heard / Our Actions and Perspective,” beginning in fiscal year 2023, the annual equity award mix for Mr. Suh will consist of 60% PRSUs and 40% RSUs.

38

COMPENSATION DISCUSSION & ANALYSIS

Our NEOs’ Fiscal Year 2022 Compensation

Target Total Direct Compensation for Fiscal Year 2022

Our executive compensation program is designed to motivate and reward performance and consists of three main components: annual base salary, annual performance cash bonuses, and long-term equity incentives. Our pay-for-performance approach rewards the achievement of Company-wide financial and business objectives, individual performance, and the creation of long-term value for stockholders, while also recognizing the dynamic and highly competitive nature of our business and the market for top executive talent.

For fiscal year 2022, 94% of our CEO’s target total direct compensation opportunity and nearly 93% of the average of our NEOs’ (excluding our CEO and Mr. Suh, who joined in March 2022) target total direct compensation opportunity was at-risk in the form of an annual performance cash bonus opportunity, and long-term equity awards comprised of PRSUs and RSUs, as set forth below.

CEO	NEOs (Excluding CEO and CFO)

2022 PROXY STATEMENT	39

COMPENSATION DISCUSSION & ANALYSIS

Our Elements of Pay

The Compensation Committee believes that the target total direct compensation for each NEO should be consistent with market practices for executive talent, allow us to attract and retain the highest caliber of executive talent in our industry, and reflect each NEO’s individual experience, responsibilities, and performance. There are three main elements of NEO compensation: (1) annual base salary, (2) annual performance cash bonuses, and (3) long-term equity incentive awards.

	PROGRAM DESIGN	PURPOSE	FISCAL YEAR 2022 ACTIONS/RESULTS
Annual Base Salary	Fixed cash component	Base salary serves to attract and retain high-performing executives.	Our NEOs received base salary increases ranging between 2.8% and 4.6% based on an evaluation of their performance and contributions during fiscal year 2021.
Annual Performance Cash Bonus Awards
Annual payout based on:
1.Company bonus pool funding—based 50% on Company financial performance and 50% on Company business performance; and
2.NEO individual performance, based on an individual performance modifier (IPM).

 NEW   Cap bonuses at 2x target bonus percentages.

 NEW   Looking ahead to fiscal year 2023: We increased the financial performance weighting of the Company bonus pool funding formula for our CEO, CFO and COO. Company financial performance will be weighted at 70% for our CEO and 60% for our CFO and COO, and Company business performance will be weighted at 30% and 40%, respectively.

Implemented an enterprise-level scorecard for the business performance component of our bonus pool funding formula. The scorecard will measure our performance against specific goals for six key strategic objectives established for fiscal year 2023 and includes ESG goals.

Our annual performance cash bonus program is designed to motivate our executives to achieve challenging short-term performance goals that are important to the Company’s long-term growth.

Our annual bonus pool was funded at 126.25% of target based on our financial and business performance, with NEO IPMs ranging between 110% and 140%.

This resulted in fiscal year 2022 NEO bonus payouts between 138% and 177% of target.

Long-Term Equity Incentive Awards

RSUs

35-month vesting schedule.

PRSUs

 NEW  Redesigned fiscal year 2022 PRSU program.

For our CEO, PRSUs are weighted at 60% of the annual equity award.

Payouts are tied to our three-year TSR performance relative to the Nasdaq-100 Index, and our net bookings and operating income performance, measured annually.

All fiscal year 2022 PRSUs vest at the end of a 3-year performance period.

Eliminated the lookback feature for the relative TSR component of fiscal year 2022 PRSUs and strengthened the rigor of the payout scale.

RSU / PRSU Mix

Consistent with fiscal year 2021, 60% of the CEO’s fiscal year 2022 annual equity award consisted of PRSUs.

 NEW  Looking ahead to fiscal year 2023: We increased the weighting of annual performance-based equity awards to 60% for our CFO and COO, consistent with the current award mix in place for our CEO.

The majority of each NEO’s target total direct compensation should be provided in the form of long-term equity incentives to align NEO interests with stockholders, incentivize performance that creates stockholder value and promote long-term retention.

Our new PRSU program structure incentivizes our NEOs to drive top-line and bottom-line growth, ties a portion of PRSU payouts to our relative TSR performance against the Nasdaq-100 Index, and promotes long-term retention.

Fiscal Year 2022 PRSUs: Based on our net bookings and operating income performance for fiscal year 2022, the payout percentage for the first sub-tranches of the fiscal year 2022 net bookings and operating income PRSUs was 114% and 180% of target, respectively. Any earned net bookings and operating income PRSUs will vest on May 16, 2024, subject to continued employment with us on this date.

The relative TSR PRSUs are measured over a three-year performance period ending in fiscal year 2024.

Fiscal Year 2021 PRSUs: The second tranche of our fiscal year 2021 relative TSR PRSUs was earned at 18% of target, based on our two-year relative TSR performance. Earned PRSUs vested in May 2022.

Fiscal Year 2020 PRSUs: The third tranche of our fiscal year 2020 relative TSR PRSUs was earned at 66% of target, based on our three-year relative TSR performance. Earned PRSUs vested in May 2022.

40

COMPENSATION DISCUSSION & ANALYSIS

Base Salary

Key features

◼Fixed cash component that is market competitive for the role to attract and retain high-performing executives
◼The following factors are considered when determining NEO salaries: individual performance; the market for similar positions, including the pay practices for comparable positions at the companies in our peer group; level of responsibilities; complexity of role; experience; and internal compensation alignment

As part of its May 2021 annual compensation review, the Compensation Committee, and the Board of Directors, in the case of Mr. Wilson, approved fiscal year 2022 base salary increases, effective June 1, 2021, as set forth below. The increases for Messrs. Wilson, Jorgensen, Moss and Bruzzo were between 2.8% and 4.2% of base salary (as shown in the table below). These increases were made in recognition of their performance and contributions during the previous year and were in line with Company-wide base salary merit increases for strong performers. Ms. Miele received a 4.6% increase in base salary in recognition of her increased scope of responsibilities, as well as her exceptional performance and contributions during the previous year. In determining a market competitive annual base salary for Mr. Suh, the Compensation Committee, with assistance from its independent compensation consultant, reviewed the base salaries paid to chief financial officers among our peer group and considered additional factors including the competitive landscape and competing offers that Mr. Suh was considering prior to accepting EA’s offer.

NEO	ANNUAL BASE SALARY FOR FISCAL YEAR 2021 ($)	ANNUAL BASE SALARY FOR FISCAL YEAR 2022 ($)	% INCREASE
Mr. Wilson	1,260,000	1,300,000	3.2
Mr. Suh(1)	N/A	700,000	N/A
Ms. Miele	765,000	800,000	4.6
Mr. Moss	720,000	750,000	4.2
Mr. Bruzzo	720,000	750,000	4.2
Mr. Jorgensen	900,000	925,000	2.8

(1) Mr. Suh assumed the role of Chief Financial Officer on March 1, 2022.

Annual Performance Cash Bonus Awards

Key features

◼Designed to motivate our executives to achieve challenging annual performance goals important to our long-term growth
◼Capped at 2x target bonus percentages
◼Payouts based on (1) Company Bonus Pool Funding, which is based 50% on Company financial performance and 50% on Company business performance to balance our annual financial performance with our execution against strategic and operating objectives, and (2) individual performance
◼A threshold level of Company financial performance must be achieved to fund that portion of the Company bonus pool

Our NEOs participate in the Executive Bonus Plan, which governs bonuses paid to our Section 16 officers and operates in conjunction with the EA Bonus Plan, our Company-wide bonus plan. The structure of the annual performance cash bonus program for our NEOs is described below.

BASE SALARY	X	TARGET BONUS PERCENTAGE (% OF BASE SALARY)	X	COMPANY PERFORMANCE (COMPANY BONUS POOL FUNDING)		X	INDIVIDUAL PERFORMANCE MODIFIER (IPM)	=	NEO BONUS PAYOUT
				50% Company Financial Performance	50% Company Business Performance

Looking ahead to fiscal year 2023:

We increased the financial performance weighting of the Company Bonus Pool funding formula for our CEO, CFO, and COO. Company financial performance will be weighted at 70% for our CEO and 60% for our CFO and COO, and Company business performance will be weighted at 30% and 40%, respectively.

2022 PROXY STATEMENT	41

COMPENSATION DISCUSSION & ANALYSIS

Process to Determine Performance Cash Bonus Awards

During the first quarter of each fiscal year, the Compensation Committee selects the Executive Bonus Plan participants, performance period, and performance measures. All NEOs at the time were selected to participate in the Executive Bonus Plan for fiscal year 2022. Mr. Suh became our Chief Financial Officer on March 1, 2022 and therefore was not eligible to participate in our fiscal year 2022 annual bonus program.

Approve target bonus percentages and maximum award amounts	Set performance goals	Determine Company bonus pool funding	Conduct individual performance assessments and determine individual performance modifiers (IPMs)

Step 1: Approve Target Bonus Percentages and Maximum Award Amounts

APPROVE TARGET BONUS PERCENTAGES

Each fiscal year, the Compensation Committee, and the Board of Directors for Mr. Wilson, sets the amounts of the target annual performance cash bonus awards as a percentage of each NEO’s base salary (“target bonus”) based on factors including individual performance, the market for similar positions, level of responsibilities, complexity of role, pay practices at our peer group for comparable positions, and internal compensation alignment. For fiscal year 2022, the Board of Directors, in the case of Mr. Wilson, and the Compensation Committee, in the case of the other NEOs then serving, determined that there would be no increases in the target bonus percentages for any NEOs.

Fiscal Year 2022 Target Bonus Percentages

	BONUS ELIGIBLE SALARY FOR FISCAL YEAR 2022 ($)	TARGET BONUS PERCENTAGE FOR FISCAL YEAR 2022 (%)
Mr. Wilson	1,293,333	200%
Ms. Miele	794,167	110%
Mr. Moss	745,000	100%
Mr. Bruzzo	745,000	100%
Mr. Jorgensen	920,833	125%

Performance cash bonus awards represented approximately 9% of the average of our NEOs’ (other than Mr. Suh, who was not eligible for a fiscal year 2022 annual bonus) annual target total direct compensation for fiscal year 2022.

MAXIMUM AWARD AMOUNTS
Our Compensation Committee believes that annual bonus awards should be capped to ensure that we maintain strong governance standards in our executive compensation program and to mitigate incentives for undue risk taking. Effective for fiscal year 2022, we amended our Executive Bonus Plan to cap NEO bonuses at two times the target bonus percentage for each NEO to better align to market practice.

As in previous years, no bonus payout is made to our CEO if our net income is less than 80% of our fiscal year 2022 financial plan.

Step 2: Set Performance Goals

Each NEO’s annual performance cash bonus award is tied to the bonus funding percentage applied to our overall Company bonus pool. Funding of the Company bonus pool is based 50% on our financial performance, and 50% on our business performance, tied to pre-established goals based on our financial and strategic plan for fiscal year 2022 that our Board of Directors and Compensation Committee reviewed with management in April 2021 and approved in May 2021. The Compensation Committee believes that this mixed funding formula is appropriate because it balances our annual financial performance with our execution against strategic and operating objectives, which are critical drivers of our long-term success.

42

COMPENSATION DISCUSSION & ANALYSIS

Looking ahead to fiscal year 2023:

We enhanced the rigor of our Company bonus pool funding formula. Effective for fiscal year 2023, we:

◼Increased the financial performance weighting of Company bonus pool funding to 70% for our CEO and 60% for our CFO and COO; and
◼Implemented an enterprise-level scorecard regarding the strategic and operational performance objectives that drive funding of the Company bonus pool. The scorecard will measure our performance against specific goals for six key strategic objectives established for fiscal year 2023, with ESG goals relating to HCM weighted at 20%.

COMPANY FINANCIAL PERFORMANCE
For the financial performance component of our fiscal year 2022 Company bonus pool funding, the Compensation Committee approved the following two equally weighted Company financial performance goals: non-GAAP net revenue and non-GAAP diluted earnings per share. We believe these objective financial measures serve as clear goals for management to drive top-line growth and profitability with responsible cost management. A threshold level of performance must be met for each of the relevant metrics in order to fund that component of the bonus pool.

Fiscal Year 2022 Targets

The fiscal year 2022 non-GAAP net revenue and non-GAAP diluted earnings per share bonus funding targets were each set higher than our fiscal year 2021 actuals and are set forth below.

Non-GAAP Net Revenue of $7.325 billion (50% weighting)	Non-GAAP Diluted Earnings Per Share of $6.80 (50% weighting)

Bonus pool funding is tied to our achievement of threshold, target, and maximum levels of performance for the relevant metric, with no funding if the threshold levels of performance are not achieved.

When making compensation decisions for our NEOs, we use non-GAAP financial measures to evaluate the Company’s financial performance and the performance of our management team against non-GAAP targets. These measures adjust for certain items that may not be indicative of the Company’s core business, operating results, or future outlook.

For more information regarding our use of non-GAAP financial measures for our compensation programs, please refer to the information provided under the heading “About Non-GAAP Financial Measures” in Appendix A below.

COMPANY BUSINESS PERFORMANCE
For the Company business performance component of our bonus pool funding, the Compensation Committee assesses performance against the Company’s strategic priorities and objectives established for the fiscal year and approved by our Board of Directors. Our fiscal year 2022 strategic and operating objectives map to four key focus areas that align with our three strategic pillars as well as objectives relating to our people, as highlighted below. The Compensation Committee reviews Company attainment against these goals and objectives periodically during the fiscal year. See “Step 3: Determine Company Bonus Pool Funding” below, for more information on these goals and objectives.

Amazing games and content	Powered by services	Delivered to a global audience	Support, develop, and inspire our people
Games Create the greatest and most innovative games and content that surprise and amaze our players, creators, and viewers.	Services Offer the services players want that extend gameplay and enhance how they interact with and connect to their games and friends, across games and platforms.	Audience Expand frictionless access to a connected world of play, by helping more players discover, buy, and enjoy amazing game experiences.	People Maintain the health and productivity of our global workforce as we navigate the Company through a series of unprecedented crises.

2022 PROXY STATEMENT	43

COMPENSATION DISCUSSION & ANALYSIS

Step 3: Determine Company Bonus Pool Funding

In May 2022, the Compensation Committee approved an overall Company bonus pool funding percentage of 126.25% of aggregate employee target bonuses. This funding percentage was based on equally weighted funding percentages of 133.0% for our Company financial performance and 119.5% for our Company business performance, as described below.

COMPANY FINANCIAL PERFORMANCE
For purposes of measuring attainment against our fiscal year 2022 financial targets for bonus funding, our non-GAAP net revenue was $7.430 billion and our non-GAAP diluted earnings per share was $7.76. Our fiscal year 2022 attainment against plan funding targets reflected an increase over our fiscal year 2021 actuals. Based on our attainment against our non-GAAP net revenue and diluted earnings per share targets, the Compensation Committee approved a combined funding percentage of 133.0% for the Company financial performance component.

	THRESHOLD	TARGET	MAXIMUM
Non-GAAP Net Revenue (in billions)
Non-GAAP Diluted EPS
Funding Percentage(1)
(1)	The funding percentage for achievement between the percentages designated above is interpolated on a straight-line basis.

Appendix A to this Proxy Statement provides a reconciliation between our non-GAAP financial measures and our audited financial statements.

COMPANY BUSINESS PERFORMANCE
For fiscal year 2022, the Compensation Committee approved a funding percentage of 119.5% for the business performance component, based on its evaluation of our achievements against the strategic and operating objectives highlighted below.

STRATEGIC AND OPERATING OBJECTIVES	KEY MEASURES	KEY PERFORMANCE HIGHLIGHTS	ASSESSMENT
Games: Create the greatest and most innovative games and content that surprise and amaze our players, creators, and viewers	◼Release 100% of fiscal year 2022 SKU plan
◼Launched 9 major new games, achieving our fiscal year 2022 title offerings, while our global game development teams continued to work remotely
◼FIFA 22 was the strongest FIFA ever, launch to fiscal year end; grew Apex Legends into one of the most successful live services in the industry, with monthly active players up more than 35% year-over-year; offset by Battlefield 2042 performance
◼Achieved Target
	◼Growth in Mobile net bookings year-over-year	◼Achieved growth in mobile net bookings, although results were slightly below our fiscal year 2022 growth target	◼Slightly Below Target
	◼Number of Mobile titles soft launched	◼Soft launched UFC Mobile, Apex Mobile, and FIFA Mobile	◼Achieved Target
	◼Integrate and onboard recently acquired companies	◼Integrated Codemasters, Metalhead Software, Glu Mobile, and Playdemic	◼Achieved Target

44

COMPENSATION DISCUSSION & ANALYSIS

STRATEGIC AND OPERATING OBJECTIVES	KEY MEASURES	KEY PERFORMANCE HIGHLIGHTS	ASSESSMENT
Services: Offer the services players want that extend gameplay and enhance how they interact with and connect to their games and friends, across games and platforms	◼Total service availability to players	◼Achieved over 99.65% service availability for fiscal year 2022, while our global workforce remained predominately distributed	◼Achieved Target
	◼Year-over-year growth in live services and other net bookings	◼Delivered $5.370 billion in net bookings in live services and other net bookings	◼Exceeded Target
Audience: Expand frictionless access to a connected world of play, by helping more players discover, buy, and enjoy amazing game experiences	◼Grow our player base, measured by the number of player accounts and EA Play quarterly active users	◼Achieved 6% year-over-year growth in unique HD player accounts year-to-date ◼Reached quarterly active users target in Q3	◼Exceeded Target
	◼Increase engagement, retention, and viewership in competitive gaming	◼Year-over-year growth targets in total content views slightly below target; average minute audience delivered on target	◼Slightly Below Target
People: Maintain the health and productivity of our global workforce as we navigate the Company through a series of unprecedented crises	◼Maintain employee engagement eSat scores	◼Achieved employee engagement eSat scores greater than target	◼Exceeded Target
	◼Strengthen workforce diversity representation year-over-year	◼Achieved year-over-year growth for women across all categories ◼Achieved year-over-year growth for underrepresented minorities as percentage of total employees and within people management roles	◼Achieved Target

Step 4: Conduct Individual Performance Assessments and Determine IPMs

Individual performance is a key factor in determining the amount of each NEO’s annual bonus. Each year, the Board of Directors for Mr. Wilson, and the Compensation Committee, in consultation with Mr. Wilson and our Chief People Officer, for all NEOs except Mr. Wilson, review and approve the individual performance objectives for the NEOs. Mr. Wilson’s individual performance objectives for fiscal year 2022 are based on non-GAAP financial objectives and strategic and operating objectives. For all other NEOs, the individual objectives are based on strategic and operating objectives tailored to the functions led by each NEO and aligned to the achievement of our overall fiscal year 2022 plan approved by the Board of Directors, as well as qualitative factors including leadership and talent development.

At the end of each fiscal year, the Board of Directors for Mr. Wilson, and the Compensation Committee, in consultation with Mr. Wilson and our Chief People Officer, assess the individual performance of our NEOs and determine each NEO’s individual performance modifier, or IPM, at a percentage between 0% and 200% (subject to the overall cap of 2x target bonus for the annual cash bonus award). Consistent with our pay-for-performance philosophy, a higher individual performance assessment would result in a higher IPM, and vice-versa, so that an executive with a lower assessment could receive less than his or her target bonus. If an executive meets a high level of performance expectations, he or she would receive an IPM of 100%. To receive an IPM of 200%, the NEO must demonstrate sustained, truly extraordinary performance, and the Board of Directors and Compensation Committee expect that assigning an IPM at this level would occur in rare circumstances only.

With the exception of our CEO, the performance assessment for each of our NEOs is based on a qualitative assessment of each executive’s performance, considering his or her overall performance for the year; impact on our business and culture; demonstrated results; the executive’s strong leadership; and execution of key objectives. No single factor is determinative. For Mr. Wilson, the Board of Directors considers achievement of the financial and strategic objectives that were established for him for the fiscal year.

Determination of Fiscal Year 2022 Performance Cash Bonus Awards for our NEOs

FISCAL YEAR 2022 PERFORMANCE CASH BONUS AWARD FOR OUR CEO
The key results that influenced the Board of Directors’ decisions regarding Mr. Wilson’s performance are listed below. The Board of Directors takes a holistic approach to evaluating the achievement of the CEO’s financial and strategic and operating objectives and does not assign a specific weighting to any one factor within each of these two categories.

2022 PROXY STATEMENT	45

COMPENSATION DISCUSSION & ANALYSIS

Mr. Wilson Chief Executive Officer

Individual Performance Modifier

After reviewing his achievements for fiscal year 2022, the Board of Directors approved an IPM of 140% for Mr. Wilson.

Key Highlights for Fiscal Year 2022

The Board of Directors considered Mr. Wilson’s performance against the financial and strategic and operating objectives for fiscal year 2022, as highlighted below.

Non-GAAP Financial Objectives:
(IN MILLIONS, EXCEPT EARNINGS PER SHARE)	TARGET	ACTUAL(1)
Net Revenue	$7,325	$7,515
Gross Profit	$5,530	$5,795
Operating Expenses	$3,278	$3,298
Diluted Earnings Per Share(2)	$6.15	$7.02
Operating Cash Flow	$1,750	$1,899
(1)	Appendix A to this Proxy Statement provides a reconciliation between our non-GAAP financial measures and our audited financial statements.
(2)	For purpose of measuring achievement of Mr. Wilson’s diluted earnings per share objective, a share count of 286 million was used.

Strategic and Operating Objectives:

Under Mr. Wilson’s leadership, the Company executed on key strategic and operating objectives that were established for fiscal year 2022 and that our CEO is responsible for delivering. As described above, these objectives were designed to position Electronic Arts as a leading digital interactive entertainment platform by, among other things, investing in the next generation of gaming, growing our portfolio, and enabling more players to connect with and engage with each other and our games. In addition to these overarching strategic and operating objectives, the Board of Directors considered the following key achievements when evaluating Mr. Wilson’s performance for fiscal year 2022.

Growth in Live Services and Player Network

Under Mr. Wilson’s leadership we delivered exceptional growth in live services and expanded our audience by:

◼	launching FIFA 22, which was the strongest FIFA ever, launch to fiscal year end;
◼	growing Apex Legends into one of the most successful ongoing live services in the industry, with more than 25 million new players joining in the last year and monthly active players up more than 35% year-over-year;
◼	continuing to grow EA SPORTS with Madden NFL 22 being the #3 top-selling game in the U.S. for calendar year 2021, F1 2021 continuing to perform well above expectations, and the successful launch of the latest version of our EA SPORTS FIFA Mobile game around the world;
◼	expanding our portfolio via the acquisitions of Codemasters, Glu Mobile, Metalhead Software, and Playdemic, building strength in sports, racing and mobile; and
◼	expanding our player network to more than 580 million unique active accounts.

Evolution of Our Leadership Team to Position EA for Continued Success

Under Mr. Wilson’s leadership we made key changes to our leadership team to enable us to continue to innovate, evolve, and drive transformation for our players by appointing:

◼	Chris Suh, a 25-year veteran of Microsoft, where he served as Corporate Vice President and Chief Financial Officer of the Cloud + AI group, as our Chief Financial Officer, following Blake Jorgensen’s decision to transition from EA;
◼	Laura Miele as our Chief Operating Officer to oversee our company-wide operations; and
◼	Chris Bruzzo as our Chief Experience Officer to oversee our efforts to build social ecosystems to forge stronger connections and create amazing player experiences in and around our games.
Commitments and Progress Across Our People, Players, and Communities Under Mr. Wilson’s leadership we:
◼	continued to foster an inclusive, diverse, safe, and respectful workplace culture by strengthening our processes that enable our people to raise concerns about the work environment, with a People Relations team dedicated to investigating reports of misconduct, including those related to discrimination, harassment and bullying, as well as recommending enforcement actions;
◼	accelerated our investments in organizations working to advance equality and social justice, and
◼

continued to build on our commitments to ESG, publishing our second annual Impact Report in November 2021; and   continued to navigate the challenges of the pandemic by supporting the health, safety, and wellbeing of our global workforce, including by providing pandemic care leave and additional mental health and wellbeing services; and evolving our work models.

46

COMPENSATION DISCUSSION & ANALYSIS

Fiscal Year 2022 Performance Cash Bonus Awards for Our Other NEOs

In determining the actual performance cash bonus awards for our other NEOs, Mr. Wilson and our Chief People Officer reviewed each NEO’s achievements against the individual performance objectives for fiscal year 2022 and provided their recommendations to the Compensation Committee for review and approval. The key results that influenced the Compensation Committee’s decisions regarding each NEO’s individual performance are listed below.

Ms. Miele Chief Operating Officer

Ms. Miele manages company-wide operations. Before assuming the role of Chief Operating Officer, she served as Chief Studios Officer, where she oversaw 25+ studios, bringing her expertise to empower transformative innovation at the creative heart of EA to deliver amazing experiences for players around the world.

Individual Performance Modifier

After reviewing her achievements for fiscal year 2022, the Compensation Committee approved an IPM of 130% for Ms. Miele.

Key Highlights for Fiscal Year 2022

During fiscal year 2022, Ms. Miele:

◼assumed increased responsibility upon her promotion to Chief Operating Officer, with responsibility for managing company-wide operations;
◼oversaw the delivery of new games, services, and content, generating revenue and platform growth, including:
◼launching 9 major new games during fiscal year 2022, while our teams continue to work primarily from home: Knockout City, Mass Effect Legendary Edition, F1 2021, FIFA 22, Lost in Random, Madden NFL 22, Battlefield 2042, NHL 22, and GRID Legends;
◼growing Apex Legends into one of the most successful ongoing live services in the industry, with more than 25 million new players joining in the last year and monthly active players up more than 35% year-over-year;
◼launching FIFA 22, which was the strongest FIFA ever, launch to fiscal year end;

◼integrating teams and products from our acquisitions of Codemasters, Glu Mobile, Metalhead Software, and Playdemic, with notable successes including F1 2021 performing well above expectations;
◼the announcement of a new agreement with Disney & Lucasfilm Games to develop new experiences in the Star Wars universe, with Respawn leading development of the next game in our action-adventure Star Wars Jedi series, as well as two additional Star Wars titles;
◼developing a deep pipeline of announced and unannounced projects with our wholly-owned IP, including Need for Speed, The Sims, Skate, Dead Space, and more; and
◼recruited new leaders into our EA Studios organization, and further developed our talent pipeline.

2022 PROXY STATEMENT	47

COMPENSATION DISCUSSION & ANALYSIS

Mr. Moss Chief Technology Officer

Mr. Moss leads the strategy and vision behind EA’s Digital Platform, Frostbite Engine, and Information Technology organizations. He oversees mechanisms to ensure the most seamless experience for players, including Identity & Fraud, Security, Data, Games Services, Infrastructure, Mobile Platform and Frostbite Engine to drive the future of the gameplay experience.

Individual Performance Modifier

After reviewing his achievements for fiscal year 2022, the Compensation Committee approved an IPM of 110% for Mr. Moss.

Key Highlights for Fiscal Year 2022

During fiscal year 2022, Mr. Moss:

◼enhanced infrastructure performance, security, stability, and availability to support on time delivery and ongoing operations of EA’s games and services;
◼advanced EA’s security posture against increasingly sophisticated cybersecurity threats;
◼enabled our evolving operational response to the pandemic and supported workforce productivity as our workforce transitions from a distributed workforce to new work models at our global locations;

◼expanded EA’s proprietary game engine technology, Frostbite, to support more EA Sports games (added support for NHL, UFC) as well as more platforms like Nintendo Switch and Android, and enhanced content creator workflows; and
◼achieved critical technology integrations for four newly acquired organizations.

Mr. Bruzzo Chief Experience Officer

Mr. Bruzzo oversees EA’s marketing team, the Worldwide Customer Experience team, and the Positive Play Group as a collection of functions that create unified and rewarding experiences for our players. The Experience organization leads the Company’s efforts to build a social ecosystem in and around our games to deepen engagement and build stronger connections between our players and fans.

Individual Performance Modifier

After reviewing his achievements for fiscal year 2022, the Compensation Committee approved an IPM of 130% for Mr. Bruzzo.

Key Highlights for Fiscal Year 2022

During fiscal year 2022, Mr. Bruzzo:

◼assumed increased responsibility upon his promotion to Chief Experience Officer, with responsibility for overseeing Worldwide Customer Experience and our efforts to build a social ecosystem in and around our games;
◼launched successful multichannel global marketing campaigns for EA’s major titles, including FIFA 22 and Apex Legends, to help increase sales across EA’s broad portfolio and diverse business models, including live services;
◼developed marketing campaigns to broaden the reach of EA’s subscription services;

◼scaled our social impact efforts around volunteerism and philanthropy, including relief efforts for Ukraine and our global celebration honoring Juneteenth; and
◼continued to strengthen EA’s Positive Play mandate, which is focused on building better, healthier communities inside and outside of our games.

48

COMPENSATION DISCUSSION & ANALYSIS

Mr. Jorgensen Executive Vice President, Strategic Projects, and former Chief Financial and Operating Officer

As EA’s Chief Operating Officer through October 2021 and Chief Financial Officer through February 2022, Mr. Jorgensen was responsible for EA’s financial management, operational effectiveness, and development of business strategies and opportunities for EA’s long-term growth. Mr. Jorgensen currently serves as EVP, Strategic Projects and is assisting with the CFO transition and special projects.

Individual Performance Modifier

After reviewing his achievements for fiscal year 2022, the Compensation Committee approved an IPM of 110% for Mr. Jorgensen.

Key Highlights for Fiscal Year 2022

Under Mr. Jorgensen’s leadership during fiscal year 2022, the Company:

◼generated net revenue of $6.991 billion, a 24% increase over fiscal year 2021;
◼achieved cash flow provided by operations of $1.899 billion, while continuing to efficiently manage our operating expenses;
◼saw growth across EA’s broad portfolio and diverse business models, including live services, for which we achieved net bookings of $7.515 billion for the fiscal year;

◼returned nearly $1.5 billion to stockholders through share repurchases and quarterly dividends;
◼completed the acquisitions of Glu Mobile, Metalhead Software, and Playdemic, further accelerating the growth of our mobile and sports business, while also adding valuable IP to our portfolio and strengthening our global talent pool; and
◼assisted with the CFO transition and special projects.

Fiscal Year 2022 Performance Cash Bonus Awards

The Board of Directors for Mr. Wilson, and the Compensation Committee, in consultation with Mr. Wilson and our Chief People Officer, for all other NEOs, approved actual performance cash bonus payouts for the NEOs for fiscal year 2022, as set forth below. Mr. Suh became our Chief Financial Officer on March 1, 2022, and therefore was not eligible for a fiscal year 2022 performance cash bonus award.

	TARGET ANNUAL BONUS AWARD	COMPANY BONUS POOL FUNDING PERCENTAGE (126.25%)	INDIVIDUAL PERFORMANCE MODIFIER	ACTUAL FISCAL YEAR 2022 PERFORMANCE CASH BONUS
Mr. Wilson	$2,586,667	$3,265,667	140%	$4,571,933
Ms. Miele	$873,583	$1,102,899	130%	$1,433,769
Mr. Moss	$745,000	$940,563	110%	$1,034,619
Mr. Bruzzo	$745,000	$940,563	130%	$1,222,731
Mr. Jorgensen	$1,151,042	$1,453,190	110%	$1,598,509

2022 PROXY STATEMENT	49

COMPENSATION DISCUSSION & ANALYSIS

Long-Term Equity Incentives

Key features
◼Approximately 84%(1) of our NEOs’ aggregate annual target total direct compensation is delivered in the form of long-term equity incentives
◼Long-term equity incentives reward absolute long-term stock price appreciation, promote long-term retention, provide incentives based on the attainment of performance objectives that are key indicators of our growth and long-term success, and align our NEOs’ interests with those of our stockholders
◼Long-term equity incentives consist of performance-based restricted stock units (PRSUs) and time-based restricted stock units (RSUs). The award mix consists of 60% PRSUs and 40% RSUs for our CEO, and 50% PRSUs and 50% RSUs for all other NEOs
◼Redesigned our PRSU program for fiscal year 2022—PRSUs pay out after the end of a three-year performance period, based on our three-year relative TSR performance, and our net bookings and operating income performance measured annually over the three-year performance period
◼Target vesting of relative TSR PRSUs is tied to above-median performance (55th percentile)
◼RSUs vest over thirty-five months and PRSUs cliff vest at the end of the three-year performance period

(1)	Excluding Mr. Suh, who joined EA on March 1, 2022.

Fiscal Year 2022 Annual Equity Awards

Annual equity awards for fiscal year 2022 were granted in June 2021 to our NEOs at the time and consisted of a mix of performance-based and time-based RSUs. Mr. Suh joined EA in March 2022 and did not receive a fiscal year 2022 annual equity award. The terms of Mr. Suh’s fiscal year 2022 new hire equity award are described under the heading “—Fiscal Year 2022 Compensation for Our New CFO” above. The award mix serves to align the interests of our NEOs and our stockholders and to promote long-term retention of a strong leadership team in an industry and geographic area that is highly competitive for executive talent.

CEO Mix	All Other NEOs’ Equity Mix(1)

(1)	Excluding Mr. Suh, who joined EA on March 1, 2022.

Looking ahead to fiscal year 2023:
Beginning in fiscal year 2023, the annual equity award for our CFO and COO will consist of 60% PRSUs and 40% RSUs, consistent with the current annual equity award mix for our CEO.

50

COMPENSATION DISCUSSION & ANALYSIS

Target Value of Fiscal Year 2022 Annual Equity Awards

In May 2021, the Compensation Committee, and the Board of Directors for Mr. Wilson, approved fiscal year 2022 annual equity awards for our NEOs at the time based on their evaluation of Company performance; each NEO’s role and responsibilities; individual performance; retention considerations; competitive market practices, including comparative market data; and internal compensation alignment among our executive officers. In determining award size, the Compensation Committee and the Board of Directors also considered competitive recruiting pressures and the NEOs’ leadership in response to the ongoing challenges of the COVID-19 pandemic.

The following table shows the target value of the annual equity awards granted to our NEOs on June 16, 2021, as approved by the Compensation Committee on May 19, 2021, and the Board of Directors on May 20, 2021, for Mr. Wilson. The values set forth below were converted into a number of PRSUs or RSUs, as applicable, based on the June 16, 2021 closing price of our common stock of $142.60, rounded down to the nearest whole unit. Mr. Suh joined EA in March 2022 and did not receive a fiscal year 2022 annual equity award. The terms of Mr. Suh’s fiscal year 2022 new hire equity award are described under the heading “—Fiscal Year 2022 Compensation for Our New CFO” above.

	TARGET PRSUs ($)	RSUs ($)
Mr. Wilson	10,800,000	7,200,000
Ms. Miele	5,000,000	5,000,000
Mr. Moss	4,200,000	4,200,000
Mr. Bruzzo	4,200,000	4,200,000
Mr. Jorgensen	4,800,000	4,800,000

Performance-Based Restricted Stock Units

In May 2021, the Compensation Committee approved substantive changes to our fiscal year 2022 PRSU program. These changes were made after considering feedback from stockholders. As described in our fiscal year 2021 proxy statement, two common themes we heard from stockholders were that (1) our PRSU program should incorporate financial and operating metrics in addition to relative TSR, and (2) the annual vesting feature of our PRSU program was contrary to the long-term nature of the program.

The key changes and features of our fiscal year 2022 PRSU program are highlighted below.

◼

Added two operating metrics—net bookings and operating income: We transitioned from a program that pays out annually based solely on our Relative TSR performance measured over one-, two-, and three-year measurement periods, to a program that pays out after the end of a three-year performance period, based on our three-year Relative TSR performance, and our net bookings and operating income performance measured annually over the three-year performance period.

◼

Three-year cliff vesting: PRSU awards cliff vest after the end of the three-year performance period to encourage our executives to focus on long-term stock price performance and to promote long-term retention.

We selected net bookings and operating income as the operating metrics for the reasons below.

◼

Net bookings and operating income are key indicators of our top-line and bottom-line performance and balance growth and investment spending to deliver long-term results and generate stockholder return. These metrics provide our NEOs and management team with increased control over performance as compared to relative TSR and align our long-term incentive program with our broader business strategy, while maintaining strong alignment to results for our stockholders.

◼

Attainment of annual metrics is based on organic growth: Contributions from mergers and acquisitions do not count towards achievement of net bookings and operating income metrics unless they already were included in the targets set forth for the relevant measurement period.

Fiscal Year 2022 PRSU Program Structure

EARNED PRSUs VEST MAY 16, 2024

2022 PROXY STATEMENT	51

COMPENSATION DISCUSSION & ANALYSIS

TRANCHES AND VEST DATE

Each tranche of the PRSU award is eligible to vest based on the achievement of:

◼	Relative TSR performance over a three-year performance period covering fiscal years 2022 through 2024;
◼	Annual net bookings performance for each fiscal year during the three-year performance period; and
◼	Annual operating income performance for each fiscal year during the three-year performance period.

Any earned PRSUs are eligible to cliff vest after the end of the three-year performance period on May 16, 2024 (the “Vest Date”), subject to the NEO’s continued employment on this date.

NET BOOKINGS PRSUs AND OPERATING INCOME PRSUs:

◼

Payout Scale: The number of Net Bookings PRSUs and Operating Income PRSUs that are earned and eligible to vest will range from 0% to 200% of the target number of PRSUs for the applicable sub-tranche, in accordance with the payout scale below.

	BELOW THRESHOLD	THRESHOLD	TARGET	MAXIMUM
Net Bookings (as a % of Financial Plan(1))	< 90%	≥ 90%	≥ 100%	≥ 110%
Operating Income (as a % of Financial Plan(1))	< 88%	≥ 88%	≥ 100%	≥ 112%
Payout Percentage(2) (as a % of Target)	0%	50%	100%	200%
(1)	Financial Plan is the Company’s Board-approved financial plan for each relevant fiscal year.
(2)	The payout percentage is expressed as a % of target for each sub-tranche; the payout percentage for achievement between the percentages designated above will be interpolated on a straight-line basis.

◼

Fiscal Year 2022 Performance: Based on achievement of the fiscal year 2022 net bookings and operating income performance goals relative to target, the payout percentage for these PRSUs will be 114% and 180%, respectively. These PRSUs will vest on May 16, 2024, subject to the NEO’s continued employment on this date, and will be reflected in the applicable compensation tables included in our fiscal year 2025 proxy statement.

	THRESHOLD	TARGET	MAXIMUM	ACTUAL RESULTS
Net Bookings (in billions)	$6.593	$7.325	$8.058	$7.430
Non-GAAP Operating Income (in billions)	$1.982	$2.252	$2.522	$2.467
Payout Percentage (as % of target)	50%	100%	200%	147%

Appendix A to this Proxy Statement provides a reconciliation between our non-GAAP financial measures and our audited financial statements.

RELATIVE TSR PRSUs:

◼

Payout Scale: The number of Relative TSR PRSUs that are earned and eligible to vest on May 16, 2024 will range from 0% to 200% of target. Target vesting of Relative TSR PRSUs is tied to above-median performance compared to the Nasdaq-100 Index. No Relative TSR PRSUs will be earned if our Relative TSR percentile is below the 25th percentile and payouts are capped at 200% of target, subject to the negative TSR cap described below.

	PERFORMANCE	PAYOUT(1) (AS % OF TARGET PRSUs)
Below Threshold	0-24th percentile	0%
Threshold	25th percentile	30%
Target	55th percentile	100%
Maximum	90th percentile	200%
(1)	The payout percentage for performance between the 25th and 90th percentiles will be interpolated on a straight-line basis.

◼

Negative TSR Cap: If our TSR is negative on an absolute basis at the end of the three-year performance period, the number of Relative TSR PRSUs that can be earned is capped at 100% of target, regardless of whether the Company’s Relative TSR percentile is ranked above the 55th percentile at the end of the three-year performance period.

Restricted Stock Units

RSUs reward absolute long-term stock price appreciation, promote retention, facilitate stock ownership, and align our NEOs’ interests with those of our stockholders.

◼

RSU awards granted to our NEOs as part of their fiscal year 2022 annual equity awards cliff vest as to 50% of the award eleven months following the grant date, with 12.5% of the award vesting every six months thereafter until the award is fully vested.

◼

40% of the total target value of our CEO’s annual equity award was made in the form of RSUs, and 50% of the total target value of each of our other NEOs’ annual equity awards was made in the form of RSUs.

52

COMPENSATION DISCUSSION & ANALYSIS

Vesting of Performance Awards with Performance Periods Ending in Fiscal Year 2022

The following disclosure is with respect to PRSUs granted in fiscal years 2020 and 2021 that were earned at the end of fiscal year 2022 based on our Relative TSR performance. Although the relevant performance goals were satisfied, the awards discussed below did not vest until May 2022 and, as a result, the vesting will be reflected in the applicable compensation tables included in our fiscal year 2023 proxy statement. See our fiscal year 2021 proxy statement for a description of the awards included in this year’s compensation tables.

As described in our fiscal year 2021 and fiscal year 2020 proxy statements, our fiscal year 2021 and fiscal year 2020 PRSUs vest based solely on our relative TSR performance. Each of the fiscal year 2020 and 2021 PRSU awards is comprised of three tranches. The first, second, and third tranches of each award are eligible to vest after the conclusion of 12-month, 24-month and 36-month measurement periods, respectively, that correspond to our fiscal year or years (each, a “Vesting Measurement Period”), based on our Relative TSR percentile over the applicable Vesting Measurement Period. Target vesting is tied to above-median performance compared to the Nasdaq-100 Index. If our Relative TSR percentile is at the 60th percentile at the end of a Vesting Measurement Period, 100% of the target PRSUs for the applicable tranche will be earned. The percentage of PRSUs earned will be adjusted upward by 3% or downward by 2% for each percentile above or below the 60th percentile, respectively, with the percentage of PRSUs earned ranging from 0% to 200% of target, with no PRSUs earned if our Relative TSR percentile is below the 11th percentile. Earned PRSUs generally will vest and be converted into shares one month prior to the first, second, and third anniversaries of the date of grant (which we call “Vesting Opportunities”).

The graphic below illustrates the percentage of target PRSUs for the (1) second tranche of the fiscal year 2021 PRSU awards, and (2) third tranche of the fiscal year 2020 PRSU awards, in each case, that were earned for the 24-month and 36-month measurement periods ending April 2, 2022, respectively, and that vested in May 2022.

	MEASUREMENT PERIOD	BEGINNING AVERAGE STOCK PRICE (90 DAY AVERAGE)	ENDING AVERAGE STOCK PRICE (90 DAY AVERAGE)	EA TSR	RELATIVE TSR PERCENTILE	VEST DATE	PERCENTAGE OF TARGET PRSUs VESTED MAY 2022

FY 2021 Award (FY 2021 - FY 2023) Granted June 2020	Tranche Two: 24-month measurement period ending April 2, 2022	$117.12	$130.93	11.8%	19th	May 2022 (Second Vesting Opportunity)	18%

FY 2020 Award (FY 2020 - FY 2022) Granted June 2019	Tranche Three: 36-month measurement period ending April 2, 2022	$95.27	$130.93	37.4%	43rd	May 2022 (Third Vesting Opportunity)	66%

As an incentive to keep our executives focused on long-term TSR performance and to balance the overall payout opportunity, our PRSU program for fiscal years 2020 and 2021 provided an opportunity for our executives to earn PRSUs at the second and third Vesting Opportunities that were not earned at the first and second Vesting Opportunities, respectively, in an amount capped at 100% of the target number of PRSUs unearned from the previous Vesting Opportunities (“Remaining Award Units”). Shares subject to any Remaining Award Units are earned only if our Relative TSR percentile improves over the subsequent cumulative 24-month and/or 36-month Vesting Measurement Periods for the award. Under this scenario, all unearned PRSUs in excess of the target number of PRSUs eligible to be earned are forfeited. We eliminated this lookback feature from our equity program beginning with our fiscal year 2022 PRSU awards.

Appendix A to this Proxy Statement provides a reconciliation between our non-GAAP financial measures and our audited financial statements. For more information regarding our use of non-GAAP financial measures for our compensation programs, please refer to the information provided under the heading “About Non-GAAP Financial Measures” in Appendix A below.

2022 PROXY STATEMENT	53

COMPENSATION DISCUSSION & ANALYSIS

Benefits and Retirement Plans

We provide a wide array of employee benefit programs to our regular employees, including our NEOs, based upon their country of employment. In the United States, our employee benefit programs for eligible employees include medical, dental, prescription drug, vision care, disability insurance, life insurance, accidental death, and dismemberment (“AD&D”) insurance, flexible spending accounts, business travel accident insurance, an educational reimbursement program, an adoption assistance program, an employee assistance program, an employee stock purchase plan, paid time off, and relocation assistance.

We offer retirement plans to our employees based upon their country of employment. In the United States, our employees, including our NEOs, are eligible to participate in a tax-qualified 401(k) plan, with a Company discretionary matching contribution of up to 6% of eligible compensation. The amount of the total matching contribution is determined based on the Company’s fiscal year performance. We also maintain a nonqualified deferred compensation plan in which executive-level employees, including our NEOs and our directors, are eligible to participate. None of our NEOs participated in the deferred compensation plan during fiscal year 2022.

Perquisites and Other Personal Benefits

While our NEOs generally receive the same benefits that are available to our other regular employees, they also receive certain additional benefits, including access to a Company-paid physical examination program, and greater maximum benefit levels for life insurance, AD&D, and long-term disability coverage. We consider these benefits to be standard components of a competitive executive compensation package. Our officers with a ranking of vice president and above and certain worldwide studio organization employees are also eligible to participate in the EA Executive and Studio Leadership Digital Game Benefit program. We also offer our NEOs the opportunity to receive cybersecurity services to protect their privacy, home networks, and devices, where they may conduct EA business. Company reimbursed or provided air and ground transportation generally is limited to business travel.

Other Compensation Practices and Policies

Change in Control Arrangements and Severance

Our executives with a ranking of senior vice president and above are eligible to participate in the Electronic Arts Inc. Amended and Restated Change in Control Severance Plan (the “CIC Plan”). The CIC Plan was last amended in November 2021 and provides “double-trigger” severance benefits if participants incur a qualifying termination of employment in connection with a change in control. As part of the plan review, the Compensation Committee’s independent consultant undertook a market check of the severance benefits and noted that they were in line with the practices of our peer group. For more information on the CIC Plan, please refer to the information included under “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control” below.

We also maintain a severance plan (the “Severance Plan”) that applies generally to our regular full-time U.S.-based employees. Under the Severance Plan, eligible employees (including our executive officers) whose employment is involuntarily terminated in connection with a reduction in force may receive a cash severance payment and premiums for continued health benefits, if such benefits are continued pursuant to COBRA. Any severance arrangements with our NEOs, whether paid pursuant to the Severance Plan or otherwise, require the prior approval of the Compensation Committee. In the event of a change in control of the Company, any cash severance payable under the Severance Plan may be reduced, in whole or in part, by any amount paid under the CIC Plan.

Stock Ownership Holding Requirements for Section 16 Officers

Section 16 officers must maintain stock ownership equal to the minimum ownership requirements in our stock ownership guidelines. Please see the section of this Proxy Statement under “Stock Ownership Information—Stock Ownership Requirements—Section 16 Officers” below for additional information on these requirements.

Compensation Recovery (Clawbacks)

Our Board of Directors adopted an expanded Clawback Policy in February 2021. The expanded Clawback Policy applies to current and former Section 16 officers of the Company. Under the expanded Clawback Policy, if the Company is required to restate its financial results and the Board of Directors (or a committee thereof) determines that a covered officer engaged in an act of misconduct that resulted in the restatement, the Board of Directors (or a committee thereof) has the authority to recoup any excess incentive compensation (including cash and equity incentives) paid to a covered officer during the three years before the restatement.

In addition, our equity award agreements provide that if an employee engages in fraud or other misconduct that contributes to an obligation to restate the Company’s financial statements, the Compensation Committee may terminate the equity award and recapture any equity award proceeds received by the employee within the 12-month period following the public issuance or filing of the financial statements required to be restated.

Risk Considerations

The Compensation Committee considers, in establishing and reviewing our compensation programs, whether the programs encourage unnecessary or excessive risk taking and has concluded that they do not. See the section of this Proxy Statement entitled “Board’s Role and Responsibilities–Oversight of Risk Issues—Compensation Risk Assessment” above for an additional discussion of risk considerations.

54

COMPENSATION DISCUSSION & ANALYSIS

Impact of Tax Treatment

The Tax Cuts and Jobs Act of 2017 (the “Tax Act”) amended Section 162(m) of the Internal Revenue Code by removing the exception for qualified performance-based compensation and expanding it to cover the chief financial officer, thereby reducing the potential for deductible executive compensation for 2017 and later years. Further, once any of our employees is considered a “covered employee” under Section 162(m) of the Internal Revenue Code, that person will remain a “covered employee” so long as the individual receives compensation from us.

We have not changed our pay-for-performance approach to awarding executive pay even though the Tax Act effectively eliminated the tax benefits of awarding qualifying performance-based compensation. The Compensation Committee believes it is important to retain discretion and maximum flexibility in designing appropriate executive compensation programs and establishing competitive forms and levels of executive compensation that are in the best interests of the Company and our stockholders.

Section 409A of the Internal Revenue Code imposes additional significant taxes and penalties on the individual if an executive officer, director, or other service provider is entitled to “deferred compensation” that does not comply with the requirements of Section 409A of the Internal Revenue Code. We have structured deferred compensation in a manner intended to comply with or be exempt from Section 409A of the Code, and the regulations and other guidance promulgated thereunder. We do not provide any executive officer, including any NEO, with any excise tax “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 of the Internal Revenue Code.

Compensation Committee Report on Executive Compensation

The following Compensation Committee Report on Executive Compensation shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) except to the extent that EA specifically incorporates it by reference into a filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE MEMBERS

Talbott Roche (Chair)
Leonard S. Coleman
Heidi Ueberroth

2022 PROXY STATEMENT	55

Executive Compensation Tables

Fiscal Year 2022 Summary Compensation Table

The following table shows information concerning the compensation earned by or awarded to our Chief Executive Officer, our current Chief Financial Officer, our former Chief Financial Officer, and our next three most highly compensated executive officers, in each case, for fiscal year 2022, and, where applicable, fiscal years 2021 and 2020. We refer to these individuals collectively as the “Named Executive Officers” or “NEOs.”

NAME AND PRINCIPAL POSITION FOR FISCAL YEAR 2022	FISCAL YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	ALL OTHER COMPENSATION ($)(3)	TOTAL ($)
Andrew Wilson
Chief Executive Officer	2022	1,292,923	—	13,973,702	4,571,933	19,981	19,858,539
	2021	1,249,615	—	32,870,225	5,000,000	45,980	39,165,820
	2020	1,200,000	—	16,022,956	4,000,000	142,795	21,365,751
Chris Suh
Chief Financial Officer	2022	51,154	4,000,000	4,153,236	—	2,587	8,206,977
Laura Miele
Chief Operating Officer	2022	793,808	—	8,135,896	1,433,769	20,264	10,383,737
	2021	752,928	—	8,637,819	1,773,162	19,248	11,183,157
	2020	691,745	—	14,137,880	1,175,000	79,900	16,084,525
Kenneth Moss
Chief Technology Officer	2022	744,692	—	6,834,253	1,034,619	20,315	8,633,879
	2021	715,716	—	7,558,024	1,420,296	18,905	9,712,941
	2020	691,745	—	12,367,266	1,125,000	79,710	14,263,721
Chris Bruzzo
Chief Experience Officer	2022	744,692	—	6,834,253	1,222,731	20,044	8,821,720
	2021	715,716	—	7,558,024	1,420,296	18,457	9,712,493
	2020	691,745	—	5,340,920	1,125,000	71,597	7,229,262
Blake Jorgensen
Executive Vice President, Strategic Projects; Former Chief Financial and Operating Officer	2022	920,577	—	7,810,429	1,598,509	20,086	10,349,601
	2021	891,346	—	8,637,819	2,211,333	18,226	11,758,724
	2020	850,000	—	16,864,334	1,700,000	96,247	19,510,581
(1)

Represents the aggregate grant date fair value of RSUs and PRSUs calculated according to the assumptions set forth in the Fiscal Year 2022 Grants of Plan-Based Awards Table. Grant date fair value is determined for financial statement reporting purposes in accordance with FASB ASC Topic 718 and the amounts shown may not reflect the actual value realized by the recipient. PRSU values are included in this column to the extent that the PRSUs have a grant date under FASB ASC Topic 718 in the fiscal year. For purposes of the PRSUs, the grant date occurs when the applicable performance targets are set, and therefore this column includes the grant date fair value of 5/9ths of the target value of the fiscal year 2022 PRSUs, of which 1/3rd of the target award is based on a 3-year relative TSR metric target and 2/9ths of the target award is based on annual operating metric targets for fiscal year 2022.

For RSUs, grant date fair value is calculated using the closing price of our common stock on the grant date. For the portion of fiscal year 2022 PRSUs that vest based on the achievement of operating metrics, the grant date fair value reported is based upon the closing price of our common stock and the assessed probability of achievement of the operating metrics, on the grant date. For the 3-year relative TSR portion of fiscal year 2022 PRSUs, the grant date fair value reported is based upon the probable outcome of such conditions using a Monte-Carlo simulation model. For additional information regarding the valuation methodology for RSUs and PRSUs, see Note 15, “Stock-Based Compensation and Employee Benefit Plans,” to the Consolidated Financial Statements in our Annual Report. The PRSUs granted to our NEOs in fiscal year 2022 that vest based on our 3-year relative TSR performance are referred to as “Market-Based Restricted Stock Units” in Note 15, “Stock-Based Compensation and Employee Benefit Plans,” to the Consolidated Financial Statements in our Annual Report.

The actual vesting of the PRSUs will be between 0% and 200% of the target number of PRSUs granted. The grant date fair value of the PRSUs granted in fiscal year 2022, assuming the highest level of performance conditions will be achieved, is $13,547,655 for Mr. Wilson, $2,306,630 for Mr. Suh, $6,271,824 for Ms. Miele, $5,268,510 for Mr. Moss, $5,268,510 for Mr. Bruzzo, and $6,021,026 for Mr. Jorgensen. For additional information regarding the specific terms of the PRSUs granted to our NEOs in fiscal year 2022, see the “Fiscal Year 2022 Grants of Plan-Based Awards Table” below.

(2)

Represents amounts awarded to each NEO under the Executive Bonus Plan. For additional information about the annual performance cash bonuses paid to our NEOs in fiscal year 2022, see “Our NEOs’ Fiscal Year 2022 Compensation—Annual Performance Cash Bonus Awards” in the “Compensation Discussion and Analysis” above.

(3)

Amounts shown for fiscal year 2022 include (a) $1,270 in premiums paid on behalf of each NEO other than Mr. Suh, and $106 on behalf of Mr. Suh, under Company sponsored group life insurance, AD&D and long-term disability programs and (b) Company matching contributions under the Company’s 401(k) plan of $17,446, $808, $17,602, $17,538, $17,538, and $17,573 for Mr. Wilson, Mr. Suh, Ms. Miele, Mr. Moss, Mr. Bruzzo, and Mr. Jorgensen, respectively.

56

EXECUTIVE COMPENSATION TABLES

Fiscal Year 2022 Grants of Plan-Based Awards Table

The following table shows information regarding non-equity incentive and equity incentive plan-based awards granted to our NEOs during fiscal year 2022.

		ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(2)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(3)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(4) (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(5)
NAME	GRANT DATE	APPROVAL DATE(1)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Andrew Wilson
Annual Bonus Opportunity	—	—	2,586,667	5,173,333	—	—	—	—	—
PRSUs-rTSR	6/16/2021	5/20/2021	—	—	7,573	25,246	50,492	—	4,373,870
PRSUs-OM	6/16/2021	5/20/2021	—	—	4,208	16,830	33,660	—	2,399,958
RSUs	6/16/2021	5/20/2021	—	—	—	—	—	50,490	7,199,874
Chris Suh
PRSUs-rTSR	3/16/2022	2/9/2022	—	—	2,423	8,077	16,154	—	1,153,315
RSUs	3/16/2022	1/14/2022	—	—	—	—	—	24,232	2,999,922
Laura Miele
Annual Bonus Opportunity	—	—	873,583	1,747,167	—	—	—	—	—
PRSUs-rTSR	6/16/2021	5/19/2021	—	—	3,506	11,687	23,374	—	2,024,773
PRSUs-OM	6/16/2021	5/19/2021	—	—	1,948	7,792	15,584	—	1,111,139
RSUs	6/16/2021	5/19/2021	—	—	—	—	—	35,063	4,999,984
Kenneth Moss
Annual Bonus Opportunity	—	—	745,000	1,490,000	—	—	—	—	—
PRSUs-rTSR	6/16/2021	5/19/2021	—	—	2,945	9,817	19,634	—	1,700,795
PRSUs-OM	6/16/2021	5/19/2021	—	—	1,637	6,546	13,092	—	933,460
RSUs	6/16/2021	5/19/2021	—	—	—	—	—	29,453	4,199,998
Chris Bruzzo
Annual Bonus Opportunity	—	—	745,000	1,490,000	—	—	—	—	—
PRSUs-rTSR	6/16/2021	5/19/2021	—	—	2,945	9,817	19,634	—	1,700,795
PRSUs-OM	6/16/2021	5/19/2021	—	—	1,637	6,546	13,092	—	933,460
RSUs	6/16/2021	5/19/2021	—	—	—	—	—	29,453	4,199,998
Blake Jorgensen
Annual Bonus Opportunity	—	—	1,151,042	2,302,083	—	—	—	—	—
PRSUs-rTSR	6/16/2021	5/19/2021	—	—	3,366	11,220	22,440	—	1,943,865
PRSUs-OM	6/16/2021	5/19/2021	—	—	1,870	7,480	14,960	—	1,066,648
RSUs	6/16/2021	5/19/2021	—	—	—	—	—	33,660	4,799,916
(1)	Each grant was approved on the approval date indicated above by our Compensation Committee, or the Board of Directors for our CEO, for the grant on the specific grant date indicated above.
(2)

The amounts shown represent the target and maximum amount of annual performance cash bonus awards provided for under the Executive Bonus Plan for the NEOs. Mr. Suh joined EA on March 1, 2022 and was not eligible to participate in the plan for fiscal year 2022. The target amounts are pre-established as a percentage of salary and the maximum amounts represent 2x the target amounts, the maximum amount that could be paid to the NEO under the Executive Bonus Plan. For more information regarding our NEOs’ bonus targets for fiscal year 2022, an explanation of the amount of salary and bonus targets in proportion to total compensation and the actual performance cash bonus earned by each NEO for fiscal year 2022, see the section titled “Our NEOs’ Fiscal Year 2022 Compensation” in the “Compensation Discussion and Analysis” above.

(3)

Represents the threshold, target, and maximum units for PRSUs with a grant date under FASB ASC Topic 718 in fiscal year 2022. Because the grant date under FASB ASC Topic 718 occurs when the performance targets are approved, the reported number of PRSUs is calculated as the target number for the portion of the PRSUs for which performance targets were set in fiscal year 2022 (5/9ths of the fiscal year 2022 PRSUs for all NEOs except Mr. Suh, and 1/3rd for Mr. Suh). For the PRSUs that vest based on annual net bookings and operating income performance, the threshold is calculated assuming threshold performance was achieved for one of the metrics only. For all PRSUs, the maximum is calculated assuming maximum performance was met for all metrics. For purposes of this table, PRSUs-rTSR represent PRSUs that vest based on EA’s Relative TSR Percentile measured over a three-year performance period and PRSUs-OM represent PRSUs that vest based on the attainment of annual operating metric targets over a three-year performance period. If any of these PRSUs become eligible to vest, they will cliff vest after the end of the applicable three-year performance period (May 16, 2024 for all NEOs except Mr. Suh, and May 20, 2025 for Mr. Suh), subject to the NEO’s continuous employment with us on the applicable vest date.

2022 PROXY STATEMENT	57

EXECUTIVE COMPENSATION TABLES

For additional information regarding the specific terms of the PRSUs granted in fiscal year 2022, see the sections titled “Our NEOs’ Fiscal Year 2022 Compensation—Long-Term Equity Incentives—Fiscal Year 2022 Annual Equity Awards—Performance-Based Restricted Stock Units” and “Fiscal Year 2022 Compensation for Our New CFO—New Hire Equity Award” in the “Compensation Discussion and Analysis” above.

(4)

Represents awards of RSUs. The RSUs granted to our NEOs other than Mr. Suh vested as to fifty percent (50%) of the units on May 16, 2022; the remainder of the units will vest in approximately equal increments every six months thereafter until the award is fully vested on May 16, 2024, subject to the NEO’s continued employment with us through each applicable vesting date. The New Hire RSUs granted to Mr. Suh on March 16, 2022 vest over three years, with one-third vesting on the first anniversary of the grant date, and one-sixth vesting every six months thereafter until the awards is fully vested. For additional information regarding the specific terms of the RSUs granted to our NEOs in fiscal year 2022, see the section titled “Our NEOs’ Fiscal Year 2022 Compensation—Long-Term Equity Incentives—Fiscal Year 2022 Annual Equity Awards—Restricted Stock Units” and “Fiscal Year 2022 Compensation for Our New CFO—New Hire Equity Award” in the “Compensation Discussion and Analysis” above.

(5)

Amounts determined pursuant to FASB ASC Topic 718. For grants of RSUs, represents the aggregate grant date fair value of RSUs calculated using the closing price of our common stock on the grant date. For grants of PRSUs that vest based on the achievement of operating metrics, the grant date fair value reported is based upon the closing price of our common stock and the assessed probability of achievement of the operating metrics, on the grant date. For grants of PRSUs that are subject to market conditions related to total stockholder return, the grant date fair value reported is based upon the probable outcome of such conditions using a Monte-Carlo simulation method. For a more detailed discussion of the valuation methodology and assumptions used to calculate grant date fair value, see Note 15 “Stock-Based Compensation and Employee Benefit Plans,” to the Consolidated Financial Statements in our Annual Report. The Relative TSR PRSUs granted to our NEOs in fiscal year 2022 are referred to as “Market-Based Restricted Stock Units” in Note 15 to the Consolidated Financial Statements in our Annual Report.

Outstanding Equity Awards at Fiscal Year 2022 Year-End Table

The following tables show information regarding outstanding stock options, RSUs, and PRSUs held by our NEOs as of the end of fiscal year 2022.

All outstanding equity awards were granted pursuant to our 2000 Equity Incentive Plan, as amended (the “2000 EIP”) or, for grants after August 8, 2019, our 2019 Equity Incentive Plan (the “2019 EIP”). The market value of the unvested RSUs and PRSUs is determined by multiplying the number of unvested units by $125.23, the per share closing price of the Company’s common stock on April 1, 2022, the last trading day of fiscal year 2022.

		OPTION AWARDS(1)
		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#)		OPTION EXERCISE PRICE ($)(E)	OPTION EXPIRATION DATE (F)
NAME (A)	OPTION GRANT DATE	EXERCISABLE (B)	UNEXERCISABLE (C)
Laura Miele	6/16/2014	10,275	—	35.70	6/16/2024
Kenneth Moss	7/16/2014	122,850	—	37.12	7/16/2024
Chris Bruzzo	9/16/2014	9,902	—	37.02	9/16/2024
(1)	All outstanding options were vested and exercisable as of April 2, 2022, the last day of fiscal year 2022.

58

EXECUTIVE COMPENSATION TABLES

		STOCK AWARDS
NAME (A)	GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(G)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(H)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(I)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(J)
Andrew Wilson	6/16/2021	—	—	25,246(1)	3,161,557
	6/16/2021	24,740(2)	3,098,190	—	—
	6/17/2019	17,849(3)	2,235,230	—	—
	6/16/2020	8,589(4)	1,075,600	121,213(5)	15,179,504
	6/17/2019	13,522(6)	1,693,360	—	—
	6/16/2020	47,721(6)	5,976,101	—	—
	6/16/2021	50,490(7)	6,322,863	—	—
Chris Suh	3/16/2022	—	—	2,423(8)	303,432
	3/16/2022	24,232(9)	3,034,573	—	—
Laura Miele	6/16/2021	—	—	11,687(1)	1,463,563
	6/16/2021	11,454(2)	1,434,384	—	—
	6/17/2019	6,544(3)	819,505	—	—
	11/18/2019	—	—	46,001(10)	5,760,705
	6/16/2020	1,908(4)	238,939	26,937(5)	3,373,321
	6/17/2019	4,958(6)	620,890	—	—
	6/16/2020	15,907(6)	1,992,034	—	—
	6/16/2021	35,063(7)	4,390,939	—	—
Kenneth Moss	6/16/2021	—	—	9,817(1)	1,229,383
	6/16/2021	9,622(2)	1,204,963	—	—
	6/17/2019	6,544(3)	819,505	—	—
	11/18/2019	—	—	36,144(10)	4,526,313
	6/16/2020	1,670(4)	209,134	23,569(5)	2,951,546
	6/17/2019	4,958(6)	620,890	—	—
	6/16/2020	13,918(6)	1,742,951	—	—
	6/16/2021	29,453(7)	3,688,399	—	—
Chris Bruzzo	6/16/2021	—	—	9,817(1)	1,229,383
	6/16/2021	9,622(2)	1,204,963	—	—
	6/17/2019	5,949(3)	744,993	—	—
	6/16/2020	1,670(4)	209,134	23,569(5)	2,951,546
	6/17/2019	4,507(6)	564,412	—	—
	6/16/2020	13,918(6)	1,742,951	—	—
	6/16/2021	29,453(7)	3,688,399	—	—
Blake Jorgensen	6/16/2021	—	—	11,220(1)	1,405,081
	6/16/2021	10,995(2)	1,376,904	—	—
	6/17/2019	8,924(3)	1,117,553	—	—
	11/18/2019	—	—	49,287(10)	6,172,211
	6/16/2020	1,908(4)	238,939	26,937(5)	3,373,321
	6/17/2019	6,761(6)	846,680	—	—
	6/16/2020	15,907(6)	1,992,034	—	—
	6/16/2021	33,660(7)	4,215,242	—	—
(1)

Represents the PRSUs granted in June 2021 that vest based on our Relative TSR performance over the three-year performance period covering fiscal years 2022 through 2024. Any earned PRSUs are eligible to vest on May 16, 2024. For additional information regarding the specific terms of these PRSUs, see the discussion under the section titled “Our NEOs’ Fiscal 2022 Compensation—Long-Term Equity Incentives—Fiscal Year 2022 Annual Equity Awards—Performance-Based Restricted Stock Units” in the “Compensation Discussion and Analysis” above.

(2)

For the PRSUs granted in June 2021 that vest based on performance against annual operational metrics, the amount includes only PRSUs relating to the portion of the award for which the fiscal year 2022 performance targets were approved and reflects the number of PRSUs earned based on performance against the fiscal year 2022 goals. Any earned PRSUs are eligible to vest on May 16, 2024. The portion of the PRSUs that vest based on net bookings and operating income targets

2022 PROXY STATEMENT	59

EXECUTIVE COMPENSATION TABLES

for fiscal years 2023 and 2024 will be disclosed in the compensation tables for the fiscal year in which the related performance targets are approved. For additional information regarding the specific terms of these PRSUs, see the discussion under the section titled “Our NEOs’ Fiscal 2022 Compensation—Long-Term Equity Incentives—Fiscal Year 2022 Annual Equity Awards—Performance-Based Restricted Stock Units” in the “Compensation Discussion and Analysis” above.

(3)

Represents the third tranche of PRSUs granted in June 2019 that were earned based on EA’s Relative Nasdaq-100 TSR Percentile for the 36-month measurement period ending April 2, 2022. The earned PRSUs vested on May 17, 2022. For additional information regarding the specific terms of the PRSUs granted to our NEOs, including the actual percentage attainment for the PRSUs that were earned at the end of fiscal year 2022 and vested in May 2022, see the discussion under the section titled “Our NEOs’ Fiscal Year 2022 Compensation—Long-Term Equity Incentives—Vesting of Performance Awards with Performance Periods Ending in Fiscal Year 2022” in the “Compensation Discussion and Analysis” above.

(4)

Represents the second tranche of PRSUs granted in June 2020 that were earned based on EA’s Relative Nasdaq-100 TSR Percentile for the 24-month measurement period ending April 2, 2022. The earned PRSUs vested on May 16, 2022. For additional information regarding the specific terms of the PRSUs granted to our NEOs, including the actual percentage attainment for the PRSUs that were earned at the end of fiscal year 2022 and vested in May 2022, see the discussion under the section titled “Our NEOs’ Fiscal Year 2022 Compensation—Long-Term Equity Incentives—Vesting of Performance Awards with Performance Periods Ending in Fiscal Year 2022” in the “Compensation Discussion and Analysis” above.

(5)

Represents the third tranche of PRSUs granted in June 2020 assuming target achievement, plus Remaining Award Units for each of the first and second tranches. These PRSUs (plus, if applicable, any Remaining Award Units) are available to be earned at the end of the 36-month measurement period ending April 1, 2023 based on EA’s Relative Nasdaq-100 TSR Percentile for such measurement period. Any earned PRSUs are eligible to vest in May 2023. For additional information regarding the terms of these PRSUs, see the discussion under the section titled “Our NEOs’ Fiscal Year 2022 Compensation—Long-Term Equity Incentives—Vesting of Performance Awards with Performance Periods Ending in Fiscal Year 2022” in the “Compensation Discussion and Analysis” above.

(6)

Represents an award of RSUs that vested or will vest as to one-third of the units one month prior to the first anniversary of the grant date, with the remainder of the units to vest in approximately equal increments every six months thereafter until the award is fully vested.

(7)

Represents an award of RSUs that vested or will vest as to one-half of the units one month prior to the first anniversary of the grant date, with 12.5% of the award vesting every six months thereafter until the award is fully vested.

(8)

Represents the PRSUs granted in March 2022 that vest based on our Relative TSR performance over the three-year performance period covering fiscal years 2023 through 2025. Any earned PRSUs are eligible to vest on May 20, 2025. The PRSUs that were granted to Mr. Suh in March 2022 and vest based on annual net bookings and operating income performance for fiscal years 2023, 2024, and 2025 will be disclosed in the compensation tables for the fiscal year in which the related performance targets are approved. For additional information regarding the specific terms of the PRSUs granted in March 2022, see the discussion under the section titled “Fiscal Year 2022 Compensation for Our New CFO—New Hire Compensation—New Hire Equity Award” in the “Compensation Discussion and Analysis” above.

(9)

Represents an award of RSUs that vested or will vest as to one-third of the units on the first anniversary of the grant date, with the remainder of the units to vest in approximately equal increments every six months thereafter until the award is fully vested.

(10)

Represents the second tranche of the November 2019 PRSUs, assuming target achievement, plus Remaining Award Units for the first tranche of the award. Any earned PRSUs are eligible to vest on November 18, 2023, based on EA’s Relative Nasdaq-100 TSR Percentile for the second measurement period beginning September 29, 2019 and ending September 30, 2023.

Fiscal Year 2022 Option Exercises and
Stock Vested Table

The following table shows all stock options exercised and the value realized upon exercise, as well as all RSUs and PRSUs that vested, and the value realized upon vesting by our NEOs during fiscal year 2022.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)(2)	VALUE REALIZED ON VESTING ($)(3)
Andrew Wilson	—	—	250,978	35,406,817
Chris Suh	—	—	—	—
Laura Miele	3,431	365,196	68,691	9,522,087
Kenneth Moss	—	—	118,934	16,757,472
Chris Bruzzo	9,500	992,940	38,280	5,317,312
Blake Jorgensen	—	—	162,309	22,883,396
(1)

The value realized upon the exercise of stock options is calculated by: (a) subtracting the option exercise price from the market value of EA common stock on the date of exercise to determine the realized value per share, and (b) multiplying the realized value per share by the number of shares of EA common stock underlying the options exercised.

(2)

Represents shares of EA common stock released upon vesting of RSUs, PRSUs, and performance-based incremental restricted stock units (PIRSUs) during fiscal year 2022. The PIRSUs were granted to Messrs. Wilson, Moss, and Jorgensen. As described in our fiscal year 2021 proxy statement, PIRSUs were earned after the end of a four-year performance period covering fiscal years 2018 through 2021 and vested in May 2021.

(3)	The value realized upon vesting of RSUs, PIRSUs, and PRSUs is calculated by multiplying the number of units vested by the closing price of EA common stock on the trading day prior to the vesting date.

60

EXECUTIVE COMPENSATION TABLES

Potential Payments Upon Termination or
Change in Control

Termination of Employment

Our NEOs have not entered into employment agreements with the Company. In connection with a termination of employment, all outstanding equity awards held by our NEOs will be forfeited unless the applicable NEO’s employment is terminated for reasons due to death, disability, or in connection with a change in control of the Company.

Treatment of Equity Awards Upon Death or Disability

Time-Based RSUs. Our equity award agreements for all award recipients, including our NEOs, provide that any unvested RSUs will vest in full on the date of a participant’s death, as long as the participant has been employed by us for at least 12 months prior to the date of death. In addition, our award agreements provide that if a participant’s employment terminates due to disability after the first anniversary of the grant date for an award, a pro-rata portion of the next tranche of RSUs scheduled to vest after the termination date will vest as of the date of such termination. The purpose of the accelerated vesting is to assist the employee’s family given a death or disability can have a devastating financial impact.

Performance-Based RSUs. The equity award agreements for our PRSUs provide that in the event of an NEO’s death, any unvested PRSUs as of the date of death will remain eligible to vest on the regularly scheduled vest dates for the applicable award, based on actual performance, as long as the NEO has been employed by us for at least 12 months prior to the date of death. The same treatment applies if an NEO terminates employment due to disability, except that the number of unvested PRSUs that remain eligible to vest on the regularly scheduled vest dates for the applicable award is determined on a pro-rata basis, based on the number of months worked by the NEO from the beginning of the performance period through the date of termination, divided by the number of months in the applicable measurement period.

Termination of Employment in Connection with a Change in Control

Electronic Arts Change in Control Severance Plan

Our NEOs participate in the Electronic Arts Inc. Amended and Restated Change in Control Severance Plan (the “CIC Plan”). The CIC Plan is a “double-trigger” plan, which provides Senior Vice Presidents and above with payments and benefits if their employment is terminated without “cause” or if they resign for “good reason” (each, as defined in the CIC Plan) during the three-month period preceding or 18-month period following a change in control of the Company (and the Compensation Committee determines the termination of employment was made in connection with the change in control) (a “Qualifying Termination”). The CIC Plan payments and benefits include a lump sum cash severance payment, consisting of 1.5 times (or 2 times for the CEO) the sum of the NEO’s annual base salary, as in effect immediately prior to the date of termination, and the NEO’s target annual cash bonus opportunity for the year of termination, a payment equal to the applicable monthly COBRA premium for continued health benefits for 18 months (or 24 months for our CEO), and full vesting of all outstanding and unvested equity awards, other than performance-based equity awards, the vesting of which is governed by the terms of the applicable equity award agreements, as described below. As a condition to our NEOs' right to receive the payments and benefits provided under the CIC Plan, the NEO is required to execute a release of claims against the Company (unless the requirement is waived) that includes a non-defamation provision.

The CIC Plan does not provide for any additional payments or benefits (for example, tax gross-ups or reimbursements) in the event that the payments under the CIC Plan and other arrangements offered by the Company or its affiliates cause an executive officer to owe an excise tax under Sections 280G and 4999 of the Code (“Section 280G”). However, the CIC Plan provides that if an executive officer would receive a greater net after-tax benefit by having his or her CIC Plan payments reduced to an amount that would avoid the imposition of the Section 280G excise tax, then his or her payment will be reduced accordingly.

2022 PROXY STATEMENT	61

EXECUTIVE COMPENSATION TABLES

Performance-Based RSUs

Pursuant to the terms of PRSU awards, if a change in control of the Company occurs prior to the expiration of the performance period and the NEO remains employed by the Company or the Company’s successor entity, the PRSUs may vest on their scheduled vesting date(s) following the change in control of the Company. The number of outstanding and unvested PRSUs that remain eligible to vest on the applicable vest dates (or vesting opportunities), which we refer to as “Eligible Units,” will be determined based on actual or target performance, as follows.

FY2020 and FY2021 Relative TSR PRSUs	■The number of Eligible Units will be based on the Company’s Relative Nasdaq-100 TSR Percentile as of the effective date of the change in control.
FY2022 Relative TSR PRSUs
■If the change in control occurs during the first measurement period of the performance period, the number of Eligible Units will be based on target performance.
■If the change in control occurs on or after completion of the first measurement period of the performance period, the number of Eligible Units will be based on actual performance through the last business day preceding the change in control.

FY2022 Net Bookings and Operating Income PRSUs
■If the change in control occurs during the first measurement period of the performance period, the number of Eligible Units will be based on target performance.
■If the change in control occurs on or after completion of the first measurement period of the performance period, the number of Eligible Units will be equal to actual performance for each completed measurement period, and target performance for each remaining measurement period.

If the employment of the NEO is terminated due to a Qualifying Termination (i.e., a termination without “cause” or a resignation for “good reason” during the three-month period preceding or 18-month period following a change in control of the Company, and the Compensation Committee determines the termination of employment was made in connection with the change in control), the Eligible Units will vest in full upon the date of such Qualifying Termination, subject to the timely execution of a severance agreement and release of claims against the Company. Any reduction of the recipient’s awards in respect of Section 280G would be applied in the same manner with respect to the PRSUs as under the CIC Plan.

Estimated Potential Payments Upon Termination

The following table sets forth an estimate of the potential payments and benefits under the terms of our equity award agreements and the CIC Plan that would be payable to our NEOs assuming they incurred a qualifying termination of employment due to death, disability or in connection with a change in control, in each case, on April 2, 2022, the last day of fiscal year 2022. For purposes of the estimates below, we used the closing price of our common stock on April 1, 2022 (the last trading day of fiscal year 2022) of $125.23 per share.

NAME	CASH SEVERANCE ($)(1)	RSUs ($)(2)	PRSUs ($)(3)	OTHER ($)(4)	TOTAL ($)
Andrew Wilson
Termination due to Death	—	13,992,324	—(3)	—	13,992,324
Termination due to Disability	—	3,378,204	—(3)	—	3,378,204
Qualifying Termination	7,800,000	13,992,324	13,185,717	59,455	35,037,496
Chris Suh
Termination due to Death	—	—	—(3)	—	—
Termination due to Disability	—	—	—(3)	—	—
Qualifying Termination	2,100,000	3,034,573	3,034,573	40,663	8,209,809
Laura Miele
Termination due to Death	—	7,003,863	—(3)	—	7,003,863
Termination due to Disability	—	1,177,663	—(3)	—	1,177,663
Qualifying Termination	2,520,000	7,003,863	8,071,324	40,663	17,635,850
Kenneth Moss
Termination due to Death	—	6,052,241	—(3)	—	6,052,241
Termination due to Disability	—	1,101,523	—(3)	—	1,101,523
Qualifying Termination	2,250,000	6,052,241	6,781,330	40,152	15,123,723

62

EXECUTIVE COMPENSATION TABLES

NAME	CASH SEVERANCE ($)(1)	RSUs ($)(2)	PRSUs ($)(3)	OTHER ($)(4)	TOTAL ($)
Chris Bruzzo
Termination due to Death	—	5,995,762	—(3)	—	5,995,762
Termination due to Disability	—	1,049,803	—(3)	—	1,049,803
Qualifying Termination	2,250,000	5,995,762	4,585,171	40,152	12,871,085
Blake Jorgensen(5)
Termination due to Death	—	7,053,955	—(3)	—	7,053,955
Termination due to Disability	—	1,384,668	—(3)	—	1,384,668
Qualifying Termination	3,121,875	7,053,955	8,399,301	28,553	18,603,684
(1)

Represents the sum of each NEO’s annual base salary as of April 2, 2022 and target cash bonus opportunity for fiscal year 2022, respectively, multiplied by 2 for Mr. Wilson and by 1.5 for Mr. Suh, Ms. Miele, Mr. Moss, Mr. Bruzzo and Mr. Jorgensen.

(2)	Termination due to Death: Represents the value of unvested RSUs that would accelerate and vest in full assuming a termination date of April 2, 2022.

Termination due to Disability: Represents the value of unvested RSUs that would accelerate on a pro-rata basis assuming a termination date of April 2, 2022, based on the number of months the NEO worked during the 12-month period preceding the next regularly scheduled vest date following the termination date, divided by twelve. The RSUs will only accelerate and vest if the first anniversary of the grant date has passed.

Qualifying Termination: Represents the value of unvested RSUs that would accelerate and vest in full assuming a Qualifying Termination occurred on April 2, 2022.
(3)

Termination due to Death: Upon a termination due to death, PRSUs remain eligible to vest on their regularly scheduled vest dates, based on actual performance for the applicable metric at the end of the applicable measurement periods. For purposes of this table, no value is attributed to outstanding PRSUs which would have remained eligible to vest based on actual performance at the end of the applicable measurement periods because neither the level of performance that will be achieved nor the market price of our common stock at the time of vesting could be determined as of April 2, 2022.

Termination due to Disability: Upon a termination due to disability, PRSUs remain eligible to vest on their regularly scheduled vest dates on a pro-rata basis, based on actual performance at the end of the applicable measurement periods. For purposes of this table, no value is attributed to outstanding PRSUs which would have remained eligible to vest based on actual performance at the end of the applicable measurement periods because neither the level of performance that will be achieved nor the market price of our common stock at the time of vesting could be determined as of April 2, 2022.

Qualifying Termination: Represents the estimated value of unvested PRSUs that would accelerate and vest assuming a Qualifying Termination occurred on April 2, 2022. For the unvested PRSUs granted in June 2019 and June 2020, we applied the actual vesting percentages based on our Relative Nasdaq-100 TSR Percentiles as of April 2, 2022. For the unvested PRSUs granted in November 2019, the estimated value assumes actual performance based on how the award was tracking at the end of fiscal year 2022. For the PRSUs granted in June 2021, the estimated values assume: (i) actual performance through April 2, 2022 for the Relative TSR PRSUs, (ii) actual performance for the Net Bookings and Operating Income PRSUs that vest based on fiscal year 2022 performance, and (iii) target performance for the Net Bookings and Operating Income PRSUs that vest based on fiscal year 2023 and 2024 performance. For the PRSUs granted in March 2022 that vest based on performance for fiscal years 2023 through 2025, the estimated value assumes target performance.

(4)	Represents a payment equal to the estimated monthly COBRA premiums for 18 months (or 24 months for our CEO).
(5)	As discussed in the “Compensation Discussion and Analysis” above, in September 2021, Mr. Jorgensen announced his decision to begin transitioning from EA, with an expected departure in 2022.

Fiscal Year 2022 Pay Ratio

For fiscal year 2022, the annual total compensation of our median employee was $115,569, and the annual total compensation of Mr. Wilson, was $19,858,539. The ratio of these amounts is 172 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

To identify our median employee, we used a consistently applied compensation measure (“CACM”) for all employees on our worldwide payroll as of March 31, 2022, including full time, part-time, regular, and temporary employees. We changed the median employee identification date from January 4, the date used in fiscal year 2021, to March 31 to provide our internal teams with more time to gather the required compensation data.

Our CACM consisted of the following elements of compensation, as obtained from our internal payroll systems:

■	base salary as of March 31, 2022 (annualized for permanent employees on leave of absence or not employed for the full year);
■	discretionary bonuses (performance or other one-time payments) paid to employees in fiscal year 2022;
■	the grant date fair market value of equity awards granted to employees in fiscal year 2022; and
■	exchange rates were applied as of the determination date to convert all non-U.S. currencies into U.S. dollars.

Other than annualizing base salary for permanent employees, we did not make any compensation adjustments whether for cost of living or otherwise in the identification process.

The median employee’s annual total compensation for fiscal year 2022 was calculated in USD and determined using the same methodology used to determine Mr. Wilson’s annual total compensation set forth in the “Fiscal Year 2022 Summary Compensation Table.”

SEC regulations permit companies to adopt a variety of methodologies, apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices and other factors unique to their workforce and business operations when calculating their pay ratio. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

2022 PROXY STATEMENT	63

EXECUTIVE COMPENSATION TABLES

Equity Compensation Plan Information

The following table shows information, as of April 2, 2022, regarding shares of our common stock authorized for issuance under our 2019 EIP, our 2000 EIP, which terminated on August 8, 2019, and our 2000 Employee Stock Purchase Plan, as amended (“ESPP”). The table does not include information with respect to shares subject to outstanding awards assumed by us in connection with the acquisition of Glu Mobile Inc. As of April 2, 2022, 279,366 shares of our common stock were issuable upon exercise of outstanding options and the release of restricted stock units assumed in connection with this acquisition. The weighted average exercise price of such outstanding options was $61.58 per share. Other than the awards we assumed in connection with this acquisition, no additional equity awards may be granted under any assumed arrangement related to the acquisition.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)		WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)
Equity compensation plans approved by security holders	8,320,224	(1)	$36.04	(2)	16,751,931	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	8,320,224				16,751,931
(1)	Includes (a) 249,324 shares of common stock issuable upon exercise of outstanding options under the 2000 EIP with a weighted-average exercise price of $36.04; (b) 985,105 unvested time-based and performance-based restricted stock unit awards outstanding under the 2000 EIP; and (c) 7,085,795 unvested time-based and performance-based restricted stock unit awards outstanding under the 2019 EIP.
(2)	Outstanding restricted stock unit awards subject to time-based and/or performance-based vesting do not have an exercise price and therefore are not included in the calculation of the weighted-average exercise price.
(3)	Each full value award granted under the 2019 EIP reduces the number of shares available for issuance under our 2019 EIP by 1.43 shares and each stock option granted reduces the number of shares available for issuance by 1 share. Thus, if future awards under the 2019 EIP consisted exclusively of full value awards (such as time-based and performance-based restricted stock units), awards covering a maximum of 12,493,804 shares (or 8,736,926 shares based on the 1.43 reduction for full-value awards) are available for issuance under the 2019 EIP, and 4,258,127 shares available for purchase by our employees under the ESPP.

64

Audit Matters

Selection and Engagement of Independent Registered Public Accounting Firm

KPMG LLP has audited the financial statements of the Company and its consolidated subsidiaries since fiscal year 1987. The Audit Committee and the Board of Directors believe that KPMG LLP’s long-term knowledge of EA and its subsidiaries is valuable to the Company as set forth in more detail below. Representatives from KPMG have direct access to the members of the Audit Committee and Board of Directors. We expect one or more representatives of KPMG LLP to attend the Annual Meeting in order to respond to appropriate questions from stockholders and make a statement if they desire to do so.

Services Provided by the Independent Auditor

KPMG LLP audits our consolidated operations and provides statutory audits for legal entities within our international corporate structure. Having one audit firm with a strong global presence responsible for these audits supports a coordinated approach to address issues that may impact our businesses across multiple geographies and legal entities. Few audit firms have the knowledge of our sector and the capability of servicing our global audit requirements. KPMG LLP has the geographical scope that our operations require and the accounting expertise in the matters relevant to our sector. In addition, KPMG LLP’s experience working with the Company gives them the institutional knowledge to understand our operations and processes, which we believe helps them address the relevant issues and improves the quality of the audit.

In appointing KPMG LLP as our independent auditors for fiscal year 2023, the Audit Committee and the Board of Directors have considered the performance of KPMG LLP in fiscal year 2022, as well as in prior years, and have taken into account the alternative options available to the Company. The Audit Committee and the Board of Directors have determined that it is in the best interests of the Company and its stockholders to continue KPMG LLP’s engagement.

We believe the experience and expertise held by the members of the Audit Committee give them the necessary skills to evaluate the relationship between the Company and its independent auditors and to oversee auditor independence. The Audit Committee periodically considers whether there should be rotation of our independent external audit firm. The Audit Committee is empowered under its charter to obtain advice and assistance from outside legal, accounting and other advisors as it deems appropriate.

At each meeting of the Audit Committee, Company management is provided the opportunity to meet in private session with the Audit Committee to discuss any issues relating to KPMG LLP’s engagement. Similarly, KPMG LLP regularly meets in private session with the Audit Committee with no members of Company management present.

Audit Partner Rotation

Our KPMG LLP lead audit partner has been working on the Company’s audit since the first quarter of fiscal year 2021. Our KPMG LLP concurring audit partner has been working on the Company’s audit since the first quarter of fiscal year 2020. Each audit partner may serve a maximum of five years on the Company’s audit. Candidates are proposed by KPMG LLP based on their expertise and experience and are vetted by Company management and a recommendation is made to the Audit Committee. The Audit Committee has final approval of the lead audit partner and the concurring audit partner.

2022 PROXY STATEMENT	65

AUDIT MATTERS

Fees of Independent Auditors

The aggregate fees billed for the last two fiscal years for each of the following categories of services are set forth below:

DESCRIPTION OF FEES	YEAR ENDED MARCH 31, 2022	YEAR ENDED MARCH 31, 2021
Audit Fees(1)	$5,585,000	$5,127,000
Audit-related Fees(2)	80,000	38,000
Tax Fees(3)	130,000	20,000
All Other Fees	—	—
Total	$5,795,000	$5,185,000
(1)	Audit Fees: This category includes the annual audit of the Company’s financial statements and internal controls over financial reporting (including quarterly reviews of financial statements included in the Company’s quarterly reports on Form 10-Q), and services normally provided by the independent auditors in connection with regulatory filings. This category also includes consultation on matters that arose during, or as a result of the audit or review of financial statements, statutory audits required for our non-U.S. subsidiaries, and other documents filed with the SEC, and Sarbanes-Oxley Section 404 compliance consultation.
(2)	Audit-Related Fees: This category consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” In both fiscal years 2022 and 2021, these fees were for accounting consultations and services in the U.S. and in connection with other regulatory filings in our international jurisdictions.
(3)	Tax Fees: This category includes compliance services rendered for U.S. and foreign tax compliance and returns, and transfer pricing documentation.

Pre-approval Procedures

The Audit Committee is required to pre-approve the engagement of, and fees incurred by, KPMG LLP to perform audit and other services for the Company and its subsidiaries. The Company’s procedures for the pre-approval by the Audit Committee of all services provided by KPMG LLP and the related fees comply with SEC regulations regarding pre-approval of services. Services subject to these SEC requirements include audit services, audit-related services, tax services and other services. In some cases, pre-approval for a particular category or group of services and the related fees are provided by the Audit Committee for up to a year, subject to a specific budget and to regular management reporting. In other cases, the Chair of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services and the related fees up to a specified dollar limit, and such pre-approvals are then communicated to the full Audit Committee. The Audit Committee reviews quarterly the status of all pre-approved services and the related fees to date and approves any new services and the related fees to be provided.

In determining whether to grant a pre-approval, the Audit Committee considers the level of non-audit fees incurred to date as a percentage of the total annual fees paid to KPMG LLP. In addition, the Audit Committee considers additional factors to assess the potential impact on auditor independence of KPMG LLP performing such services, including whether the services are permitted under the rules and recommendations of the Public Company Accounting Oversight Board, the American Institute of Certified Public Accountants, the Nasdaq Stock Market, whether the proposed services are permitted under EA’s policies, and whether the proposed services are consistent with the principles of the SEC’s auditor independence rules. The Company also annually confirms with each of its directors and executive officers whether there are any relationships that they are aware of with KPMG LLP that may impact the auditor independence evaluation. The Audit Committee considered and determined that fees for services other than audit and audit-related services paid to KPMG LLP during fiscal year 2022 are compatible with maintaining KPMG LLP’s independence.

66

AUDIT MATTERS

Report of the Audit Committee of the Board of Directors

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that EA specifically incorporates it by reference into a filing.

The Audit Committee of the Board of Directors operates under a written charter, which was most recently amended in May 2018. The Audit Committee is currently comprised of three non-employee directors, each of whom in the opinion of the Board of Directors meets the current independence requirements and financial literacy standards of the Nasdaq Stock Market Rules, as well as the independence requirements of the SEC. During fiscal year 2022, the Audit Committee consisted of Richard A. Simonson, Jeffrey T. Huber, Kofi A. Bruce (from August 12, 2021), and Talbott Roche (until September 7, 2021). The Board of Directors has determined that each of Mr. Simonson and Mr. Bruce meets the criteria for an “audit committee financial expert” as set forth in applicable SEC rules.

The Company’s management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements. EA’s independent registered public accounting firm, KPMG LLP (the “independent auditors”), is responsible for performing an independent audit of the Company’s (1) financial statements and expressing an opinion as to the conformity of the financial statements with U.S. generally accepted accounting principles, and (2) internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing an opinion thereon.

The Audit Committee assists the Board of Directors in its oversight responsibility with respect to the integrity of EA’s accounting policies, internal control function and financial reporting processes. The Audit Committee reviews EA’s quarterly and annual financial statements prior to public earnings releases and submission to the SEC; oversees EA’s internal audit function; consults with the independent auditors and EA’s internal audit function regarding internal controls and the integrity of the Company’s financial statements; oversees tax and treasury matters; oversees EA’s enterprise risk management program; assesses the independence of the independent auditors; and is directly responsible for the appointment, retention, compensation and oversight of the independent auditors. In this context, the Audit Committee has met and held discussions with members of management, EA’s internal audit function and the independent auditors. Company management has represented to the Audit Committee that the Company’s consolidated financial statements for the most recently completed fiscal year were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with Company management and the independent auditors. Company management has represented to the Audit Committee that the Company’s internal control over financial reporting was effective as of the end of the Company’s most recently completed fiscal year, and the Audit Committee has reviewed and discussed the Company’s internal control over financial reporting with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by the applicable requirements of the PCAOB and SEC, including the quality and acceptability of the Company’s financial reporting and internal control processes. The Audit Committee also has discussed with the Company’s independent auditors the scope and plans for their annual audit and reviewed the results of that audit with management and the independent auditors.

In addition, the Audit Committee received and reviewed the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence and has discussed with the independent auditors the auditors’ independence from the Company and its management. The Audit Committee also has considered whether the provision of any non-audit services (as described above under the heading “Audit Matters” — “Fees of Independent Auditors”) and the employment of former KPMG LLP employees by the Company are compatible with maintaining the independence of KPMG LLP.

The members of the Audit Committee are not engaged in the practice of auditing or accounting. In performing its functions, the Audit Committee necessarily relies on the work and assurances of the Company’s management and the independent auditors.

In reliance on the reviews and discussions referred to in this report, and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for fiscal year 2022 be included for filing with the SEC in the Company’s Annual Report. The Audit Committee also has approved the selection of KPMG LLP as the Company’s independent auditors for fiscal year 2023.

AUDIT COMMITTEE

Richard A. Simonson (Chair)
Kofi A. Bruce
Jeffrey T. Huber

2022 PROXY STATEMENT	67

Stock Ownership Information

Security Ownership of Certain Beneficial
Owners and Management

The following table shows, as of June 3, 2022, the number of shares of our common stock owned by our directors, NEOs, our current directors and executive officers as a group, and beneficial owners known to us holding more than 5% of our common stock. As of June 3, 2022, there were 279,595,874 shares of our common stock outstanding. Except as otherwise indicated, the address for each of our directors and executive officers is c/o Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065.

STOCKHOLDER NAME	SHARES OWNED(1)	RIGHT TO ACQUIRE(2)	PERCENT OF OUTSTANDING SHARES(3)
Blackrock, Inc.(4)	23,528,573	—	8.42%
The Vanguard Group Inc.(5)	21,652,850	—	7.74%
State Street Corporation(6)	14,242,761	—	5.09%
The Public Investment Fund(7)	14,210,000	—	5.08%
Andrew Wilson(8)	180,971	—	*
Christopher Suh	—	—	*
Blake Jorgensen	78,075	—	*
Laura Miele	36,700	10,275	*
Kenneth Moss	249,539	122,850	*
Chris Bruzzo	25,524	9,902	*
Kofi A. Bruce	—	—	*
Leonard S. Coleman	39,810	12,114	*
Rachel A. Gonzalez	456	—	*
Jeffrey T. Huber(8)	88,296	11,872	*
Talbott Roche	16,972	—	*
Richard A. Simonson	56,094	54,906	*
Luis A. Ubiñas	—	55,406	*
Heidi J. Ueberroth	5,161	4,499	*
All current executive officers and directors as a group (16) persons(10)	760,402	281,824	0.37%
*	Less than 1%
(1)	Unless otherwise indicated in the footnotes, includes shares of common stock for which the named person has sole or shared voting and investment power. This column excludes shares of common stock that may be acquired through stock option exercises, which are included in the column “Right to Acquire.”
(2)	Includes (a) shares of common stock that may be acquired through stock option exercises and releases of RSUs within 60 days of June 3, 2022, (b) in the case of Mr. Simonson, reflects 43,034 RSUs that have vested but have been deferred, (c) in the case of Mr. Coleman, reflects 12,114 RSUs that have vested but have been deferred, (c) in the case of Mr. Ubiñas, reflects 50,534 RSUs that have vested but have been deferred and (d) in the case of Ms. Ueberroth, reflects 4,499 RSUs that have vested but have been deferred.
(3)	Calculated based on the total number of shares owned plus the number of shares that may be acquired through stock option exercises and the release of vested RSUs within 60 days of June 3, 2022.
(4)	As of December 31, 2021, based on information contained in a report on Schedule 13G/A filed with the SEC on February 1, 2022 by Blackrock, Inc., reporting sole voting power over 20,097,353 shares of common stock, sole dispositive power over 23,528,573 shares of common stock, and shared voting and dispositive power over no shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(5)	As of December 31, 2021, based on information contained in a report on Schedule 13G/A filed with the SEC on February 9, 2022 by The Vanguard Group, reporting shared voting power over 447,157 shares of common stock, sole dispositive power over 20,510,256 shares of common stock, shared dispositive power over 1,142,594 shares of common stock, and sole voting power over no shares of common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(6)	As of December 31, 2021, based on information contained in a report on Schedule 13G/A filed with the SEC on February 11, 2022 by State Street Corporation, reporting shared voting power over 12,465,134 shares of common stock, shared dispositive power over 14,178,078 shares of common stock, and sole voting and dispositive power over no shares. The address for State Street Corporation is 1 Lincoln Street, Boston, MA 02111.
(7)	As of December 31, 2021, based on information contained in a report on Schedule 13G filed with the SEC on February 14, 2022 by The Public Investment Fund, reporting sole voting and dispositive power over 14,210,000 shares of common stock, and shared voting and dispositive power over no shares. The address for The Public Investment Fund is P.O. Box 6847, Riyadh 11425, Kingdom of Saudi Arabia.
(8)	Includes 107,487 shares of common stock are held by Mr. Wilson’s family trust and 73,484 shares of common stock held in trust for the benefit of Mr. Wilson’s descendants. Mr. Wilson has investment control over, and pecuniary interest in, shares held in his family trust. Mr. Wilson has investment control over shares held in trusts for his descendants.
(9)	Includes 304 shares of common stock held directly by Mr. Huber, 67,412 shares of common stock held by Mr. Huber’s family trust and 20,580 shares of common stock and 11,872 vested options held by trusts over which Mr. Huber maintains investment control and pecuniary interest.
(10)	Includes all executive officers and directors of EA as of the date of this filing.

68

STOCK OWNERSHIP INFORMATION

Stock Ownership Requirements

Directors

Each non-employee director is required, within five years of becoming a director, to own a number of shares of EA common stock having a value of at least five years’ annual retainer for service on our Board of Directors.

Non-employee directors are permitted to include the value of vested, but deferred, RSUs toward their ownership requirement. As of the end of fiscal year 2022, each of our directors had fulfilled his or her ownership requirements. Mr. Huber is eligible to satisfy his ownership requirements through holdings of EA common stock through certain trusts over which Mr. Huber maintains investment control and pecuniary interest.

Section 16 Officers

In accordance with our stock ownership guidelines, Section 16 officers must maintain stock ownership equal to the minimum ownership requirements listed in the table below. Our CEO is required to own stock with a value equal to ten times his base salary. Each of our NEOs (other than the CEO) is an Executive Vice President and therefore is required to own stock with a value equal to three times his or her base salary.

POSITION	STOCK OWNERSHIP VALUE AS A MULTIPLE OF BASE SALARY
CEO
Executive Vice President
Senior Vice President

We test the stock ownership holding requirement on an annual basis, and any Section 16 officer not in compliance with these guidelines must hold 50% of any net after-tax shares vesting from equity awards until the applicable requirement is met. The Compensation Committee last reviewed the stock ownership requirements in May 2022. As of that date, each of our executive officers had either met his or her then-applicable stock ownership holding requirement or had not yet reached the date on which he or she is required to meet his or her ownership requirements, which is generally 50 months from the date of hire, appointment, or promotion. For promotions, executives must maintain their prior-level minimum holding requirements during any applicable transition period.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of our ordinary shares to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC.

Based solely on a review of forms filed in the SEC’s EDGAR database and written representations from executive officers and directors, we believe that during the fiscal year ended April 2, 2022, all required reports were filed on a timely basis, except that, due to administrative error: (A) a Form 4 was filed one day late for Ms. Heidi Ueberroth on August 5, 2021 with respect to one transaction that occurred on August 2, 2021 and (B) a Form 3 was filed one day late for Mr. Eric Kelly on August 24, 2021 in connection with his appointment as our Chief Accounting Officer on August 13, 2021.

Insider Trading, Anti-Hedging and
Anti-Pledging Policies

We maintain an insider trading policy designed to promote compliance by our employees and directors with both federal and state insider trading laws. In addition, our insider trading policy prohibits our directors, executive officers, employees and family members of any director, executive officer or employee or others living in their respective households, from engaging in any hedging transaction with the Company’s securities, buying the Company’s securities on margin, or otherwise trading in any derivative of the Company’s securities (including put and/or call options, swaps, forwards or futures contracts, short sales or collars). Our directors and Section 16 officers also are prohibited from pledging our stock as collateral for any loan.

2022 PROXY STATEMENT	69

Proposals to be Voted on

PROPOSAL 1
Election of Directors

At the Annual Meeting, stockholders will elect eight directors to hold office for a one-year term until the next annual meeting (or until their respective successors are appointed). All nominees have consented to serve a one-year term, if elected. For additional information regarding the nominees and our corporate governance practices, including our director resignation policies and refreshment practices, please see the sections of this Proxy Statement entitled “Proxy Highlights,” and “Board of Directors and Corporate Governance.”

The 2022 election of directors will be uncontested. Accordingly, EA’s Amended and Restated Bylaws provide that in an uncontested election of directors each nominee must receive more votes cast “for” than “against” his or her election or reelection in order to be elected or re-elected to the Board of Directors.

The Board of Directors has nominated the following directors to stand for re-election. Each of our director nominees currently serves on the Board of Directors and was elected to a one-year term at the 2021 annual meeting, except for Ms. Gonzalez, who was appointed to the Board of Directors on November 18, 2021 and was recommended by a third-party search firm.

◼ Kofi A. Bruce ◼ Rachel A. Gonzalez ◼ Jeffrey T. Huber	◼ Talbott Roche ◼ Richard A. Simonson ◼ Luis A. Ubiñas	◼ Heidi J. Ueberroth ◼ Andrew Wilson
The Board of Directors recommends a vote FOR each of the nominees.

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PROPOSAL 2
Advisory Vote to Approve Named Executive
Officer Compensation

In accordance with the SEC’s proxy rules, we seek an advisory, non-binding stockholder vote with respect to the compensation of our named executive officers for fiscal year 2022. This vote, which is undertaken by us annually, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies, and practices, as disclosed in this Proxy Statement. Approval of this proposal, commonly known as a “say-on-pay” proposal, requires the affirmative vote of a majority of the voting shares present at the Annual Meeting in person or by proxy and voting for or against the proposal. We are asking our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the named executive officers for fiscal year 2022, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosures in this Proxy Statement.”

Our Board of Directors recommends a vote “FOR” this resolution. Our Board of Directors, Compensation Committee and EA management are committed to maintaining pay-for-performance alignment in our executive compensation program. Our pay-for-performance approach is designed to reward the achievement of Company-wide financial and business objectives, individual performance, and the creation of long-term value for stockholders, while also recognizing the dynamic and highly competitive nature of our business and the market for top executive talent.

Following last year’s say-on-pay vote, we reached out to stockholders collectively holding approximately 54% of our outstanding common stock and engaged in discussions with stockholders collectively holding approximately 35% of our outstanding stock to obtain feedback regarding our executive compensation program. The feedback we received was overwhelmingly positive. Stockholders expressed appreciation for the substantive changes we have made to our executive compensation program over the past two years, our continued desire to evaluate and evolve our compensation practices, and our commitment to responsiveness. On our calls, we learned that many investors did not support our 2021 say-on-pay vote primarily because of the quantum of our CEO’s fiscal year 2021 annual equity award. We reiterated our commitment to not grant any special equity awards to our named executive officers through at least the end of fiscal year 2026, confirmed that the commitment applies to enhanced annual equity awards, and noted that the target value of our CEO’s fiscal year 2022 annual equity award was 40% lower than the target value of his fiscal year 2021 annual equity award. In addition, there was no increase to the target value of our CEO’s fiscal year 2023 equity award from his fiscal year 2022 target value.

In addition, after considering stockholder feedback, the Compensation Committee approved more enhancements to our executive compensation program for fiscal year 2023 that we believe further align the interests of our executives with stockholders.

◼Peer Group: We removed companies we deemed to no longer be a good fit due to their outsized market capitalization and added companies in the consumer-oriented technology, software, and media/entertainment industries that we deemed to be a better fit.
◼Annual Performance Cash Bonus Program: We enhanced the rigor of our Company bonus pool funding formula by (1) increasing the financial performance weighting to 70% for our CEO and 60% for our CFO and COO, and (2) implementing an enterprise-level scorecard for the strategic and operating performance objectives that drive funding of the business performance component of the Company bonus pool funding formula. The scorecard will measure our performance against goals across six key strategic objectives, each with an assigned weighting, established for the fiscal year.
◼ESG Goals in Annual Performance Cash Bonus Program: Because human capital management (HCM) is a focus for our executives, we included ESG goals relating to HCM in our fiscal year 2023 enterprise-level scorecard described above.
◼Long-Term Equity Incentives – PRSU Program: We increased the portion of performance-based equity for our top executives—beginning in fiscal year 2023, the annual equity award for our CFO and COO will consist of 60% performance-based restricted stock units, consistent with the award mix put in place for our CEO effective for fiscal year 2022.

The evolution of our executive compensation program ensures that it continues to support our strategic goals and demonstrates pay and performance alignment. Our Board of Directors and Compensation Committee carefully consider our investors’ feedback throughout the year when evaluating our executive compensation program, and we implement changes that we believe are in the best interests of our stockholders. We believe that our fiscal year 2022 pay outcomes demonstrate our pay-for-performance philosophy and the enhancements we have made to our executive compensation program over the past two years are consistent with stockholder feedback. We encourage you to review carefully the “Compensation Discussion and Analysis” and accompanying compensation tables and narrative discussion for a more detailed description of our executive compensation program and decisions.

Although the vote is advisory and non-binding, our Board of Directors and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in evaluating the future compensation of our named executive officers. We currently intend to hold the next non-binding advisory vote to approve the compensation of our named executive officers at our 2023 Annual Meeting.

The Board of Directors recommends a vote FOR the approval of the foregoing resolution.

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PROPOSAL 3
Ratification of the Appointment of KPMG LLP,
Independent Public Registered Accounting Firm

The Audit Committee has appointed KPMG LLP as the Company’s independent auditors for the fiscal year ending March 31, 2023. Ratification of the appointment of KPMG LLP as our independent auditors is not required by our Amended and Restated Bylaws or otherwise. The Board of Directors has determined to submit this proposal to the stockholders as a matter of good corporate practice. Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the meeting in person or by proxy and voting for or against the proposal. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of auditors. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

The Board of Directors recommends a vote FOR the ratification of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2023.

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PROPOSAL 4
Approval of Our Amended 2019 Equity
Incentive Plan

We are asking our stockholders to approve an amendment and restatement of the Electronic Arts Inc. 2019 Equity Incentive Plan (the “2019 EIP”). The amended and restated version of our 2019 EIP (the “Amended 2019 EIP”) was adopted, subject to stockholder approval, by our Board of Directors on May 19, 2022.

◼We are seeking to increase the number of shares of common stock, par value $0.01 per share, available for issuance under the Amended 2019 Plan by 16,000,000 shares.
◼The additional shares, together with the shares currently available for future grants, are expected to cover grants for approximately three more years based on our current grant practices and other factors.

We believe that equity compensation is a critical tool for employee motivation and retention and are proposing the share increase to enable us to continue offering effective equity compensation to our employees. Stockholder approval of the Amended 2019 EIP will enable us to continue to provide these important incentives.

If approved by our stockholders, the Amended 2019 EIP will become effective on the date it is approved by our stockholders at the 2022 Annual Meeting (the “Effective Date”). If the Amended 2019 EIP is not approved by our stockholders, then it will not become effective and the current 2019 EIP will continue in full force and effect, without giving effect to the amendments, including to increase the number of shares available for grant under the plan.

Why Stockholders Should Approve the Amended 2019 EIP
We are asking our stockholders to approve the amendment and restatement of our 2019 EIP so that we have a sufficient reserve of common stock to incentivize, attract and retain talent in a highly competitive market and industry, and align the interests of our executives with those of our stockholders. As described further below under “Our Equity Grant Practices,” if we do not increase the number of shares available for issuance under the Amended 2019 EIP, based on historical and current grant practices, we anticipate that we could deplete our share reserve prior to March 2024, putting us at a severe competitive disadvantage by eliminating our ability to offer equity incentives to motivate, attract and retain our employees.

The only material changes as a result of the amendment and restatement of the 2019 EIP are to authorize an increase in the overall limit on the number of shares of common stock that may be issued under the plan by an additional 16,000,000 shares and extend the period during which incentive stock options may be granted under the plan to ten years following the date the Amended 2019 EIP is approved by stockholders. In addition, we have made certain clarifying and other housekeeping changes to the plan that do not require stockholder approval.

Our Broad-Based Equity Program Is Critical to Attract and Retain Talent
Under our equity compensation program, approximately 92% of awards in fiscal year 2022 were granted to employees other than our named executive officers. The digital interactive entertainment industry is undergoing rapid change and transformation and is intensely competitive for talent at all levels. Attracting and retaining innovative, highly-talented and high-performing talent in this competitive and rapidly evolving market is critical to both our short-term and long-term success. As discussed below under “Eligibility,” all of our employees, non-employee directors, and individual consultants are eligible to receive equity awards under our 2019 EIP, as determined by the plan administrator.

Equity Incentives Align the Interests of Our Named Executive Officers with Our Stockholders
Equity awards are designed to provide key leaders with a stake in the long-term success of the Company as well as align executive and stockholder interests. Our philosophy is to provide a significant portion of executive compensation in the form of long-term equity incentives that are at-risk and performance-based. Equity awards represented approximately 82% of the target total direct compensation of our CEO in fiscal year 2022, and approximately 84% on average of the target total direct compensation of our other named executive officers (other than Mr. Suh, who joined on March 1, 2022) in fiscal year 2022. Under our fiscal year 2022 long-term equity incentive program for our named executive officers, 60% of the target value of our CEO’s annual equity award was granted in the form of performance-based restricted stock units. Beginning in fiscal year 2023, the annual equity award for our CFO and COO will consist of 60% performance-based restricted stock units, consistent with the award mix put in place for our CEO, effective for fiscal year 2022.

Our Equity Grant Practices
Our 2019 EIP authorizes the grant of equity-based compensation in the form of options, restricted stock, restricted stock units, stock appreciation rights (SARs) or other share-based awards, to attract, retain and motivate individuals whose present and potential contributions are important to our success. Historically, we have made a significant portion of our equity awards in June in connection with our annual reviews and merit increases. We believe that an additional 16,000,000 shares, in addition to the shares available under

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the current 2019 EIP, is sufficient to support our equity incentive programs for approximately three more years based on our estimates and historical grant practices. We last requested additional shares for our equity plan at our 2019 annual meeting in connection with the approval of the current 2019 EIP.

Grant Practices Provide for Prudent Use of Equity

The Amended 2019 EIP includes provisions designed to protect our stockholders’ interests and reflect corporate governance best practices, as highlighted below. The summary below is qualified in its entirety by the full text of the Amended 2019 EIP, which is included as Appendix B to the Company’s Definitive Proxy Statement filed with the SEC on June 24, 2022.

■	No Liberal Share Recycling: Prohibits the following shares from being added back to the share pool: (1) shares not issued as a result of the net settlement of an option or SAR; (2) shares tendered or withheld by the Company in payment of the exercise price of an option or SAR; (3) shares tendered or withheld to satisfy any tax or similar withholding obligation with respect to an award; and (4) shares repurchased by the Company on the open market with the proceeds of the exercise price from an option.
■	Fungible Share Counting: Counts awards of shares or the right to receive shares (or their cash equivalent or combination of both) in the future without exercise prices (i.e., full value awards) against the share limits of the plan as 1.43 shares of common stock.
■	Director Award Limits: Limits the aggregate amount of equity compensation a non-employee director may receive in a fiscal year.
■	No Repricing or Cash Buyout of Stock Options or SARs: Does not permit repricing of stock options and SARs without stockholder approval, other than an equitable adjustment in connection with a capitalization event or change in control.
■	No Single-Trigger Vesting: Does not provide for automatic vesting of awards upon a change in control.
■	Dividends and Dividend Equivalents Not Payable on Awards until Vesting: Does not permit dividend or dividend equivalent payments on unvested awards.
■	No Evergreen Share Replenishment Feature: Does not have an evergreen share pool provision.
■	No 280G Excise Tax Gross-Ups: Does not provide for 280G tax gross-ups to officers, non-employee directors or other plan participants.
■	No In-the-Money Stock Options or SARs: Does not permit option or SAR exercise prices to be less than 100% of the fair market value on the date of grant.
■	Clawback Policy: Authorizes the clawback of awards under Company clawback policies and/or any recoupment requirements imposed under applicable laws.

We Carefully Manage Share Usage

While equity is a strategic tool for recruitment and retention, we also carefully manage the number of equity incentives we grant and strive to keep the dilutive impact of the equity incentives we offer within a reasonable range. Our Compensation Committee monitors share usage to manage the dilutive impact of awards granted under the plan. Further, our stock repurchase program has offset the dilutive effect of our equity award practices, which has been one goal, among others, of this program.

Amendment to Our 2019 Equity Incentive Plan

The only material changes as a result of the amendment and restatement of the 2019 EIP are to (1) authorize an increase in the overall limit on the number of shares of common stock that may be issued under the plan by an additional 16,000,000 shares and (2) extend the period during which incentive stock options may be granted under the Amended 2019 EIP to ten years following the date the Amended 2019 EIP is approved by stockholders. In addition to these material changes, we made certain clarifying and other housekeeping changes to the plan that do not require stockholder approval.

Under the current 2019 EIP, each full value award granted reduces the number of shares available for issuance under the plan by 1.43 shares and each stock option and SAR granted reduces the number of shares available for issuance by 1 share. This fungible share counting ratio of 1.43 to 1 will continue under the Amended 2019 EIP. The additional 16,000,000 shares we are requesting, together with the shares currently available under the 2019 EIP for future grants, is expected to meet our equity grant needs for approximately three years based on our current grant practices and other factors. The shares reserved may, however, last for a greater or fewer number of years depending on currently unknown factors, such as the number of grant recipients, future grant practices, M&A activity, and our stock price.

If approved, these shares will be added to the 12,493,804 shares remaining available for issuance (or 8,736,926 full-value awards) under the current 2019 EIP as of April 2, 2022, meaning that a total of 28,493,804 shares would be available for issuance (or 19,925,737 full-value awards) under the Amended 2019 EIP, plus any shares subject to outstanding awards under the 2000 Equity Incentive Plan (the “2000 EIP”), which terminated in August 2019 upon stockholder approval of the current 2019 EIP, that are not issued or delivered for any reason. Our request for an additional 16,000,000 shares is based on an analysis of various factors, including historical burn rate, potential dilution, industry plan cost standards, and anticipated equity compensation needs.

Historical Award Information

As of May 28, 2022, 12,554,087 shares remained available for future grant under the current 2019 EIP which, based on the 1.43 reduction, would permit us to grant 8,779,082 full-value awards or 12,554,087 stock options, enabling us to meet our equity grant needs for approximately one more year. The closing price of our common stock on the Nasdaq Stock Market was $138.53 per share on May 27, 2022.

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The following table provides detailed information regarding historical awards granted and earned performance-based awards under the current 2019 EIP and gross burn rate for each fiscal year.

FISCAL YEAR	GRANTED APPRECIATION AWARDS (OPTIONS AND SARs(1)	GRANTED TIMED-BASED RESTRICTED STOCK UNITS(2)	GRANTED PERFORMANCE- BASED RESTRICTED STOCK UNITS(3)	EARNED PERFORMANCE- BASED RESTRICTED STOCK UNITS(4)	WEIGHTED AVERAGE COMMON SHARES OUTSTANDING(5)	GROSS BURN RATE(6)
2022	3,000	4,598,000	475,000	537,000	284,000,000	1.8%
2021	3,000	3,322,000	874,000	157,000	289,000,000	1.5%
2020	5,000	4,297,000	1,313,000	93,000	293,000,000	1.9%
(1)	Reflects number of shares used. Does not reflect subsequent forfeitures, cancellations or any awards assumed in connection with our acquisition of Glu Mobile.
(2)	Reflects number of shares used based on the awards granted without applying the fungible share counting provisions. Does not reflect subsequent forfeitures, cancellations or awards assumed in connection with our acquisition of Glu Mobile.
(3)	Reflects performance-based restricted stock units granted at the maximum number of shares that could potentially vest for each fiscal year.
(4)	Reflects performance-based restricted stock units earned and vested for each fiscal year.
(5)	As reported in our Annual Report on Form 10-K for the respective fiscal year.
(6)	Burn rate is calculated as the total number of shares granted as appreciation awards, time-based RSUs and performance-based RSUs throughout the year divided by weighted-average common shares outstanding at fiscal year-end. The burn rate calculation also excludes awards assumed in connection with our acquisition of Glu Mobile. The burn rate is not adjusted for forfeitures and expirations of awards, which would reduce the burn rate if taken into account. The burn rates in the table do not take into account the 1.43 fungible ratio for full-value awards. Burn rates after applying the fungible ratio to full-value awards is 2.6% for fiscal year 2022, 2.1% for fiscal year 2021 and 2.7% for fiscal year 2020.

The potential dilution (or “overhang”) from the Amended 2019 EIP would be 13.5% (or 11.9% on a diluted basis) and assumes that the 16,000,000 new shares are available to grant as of April 2, 2022, and is calculated as follows.

SHARES AVAILABLE AND OUTSTANDING UNDER EQUITY PLANS	WEIGHTED- AVERAGE EXERCISE PRICE	SHARES
New shares available under the Amended 2019 EIP		16,000,000
Shares remaining available under the current 2019 EIP		12,493,804
(A) Total Shares Available for Issuance		28,493,804
Shares underlying previously granted outstanding stock options under the 2000 EIP	$36.04	249,324
Shares underlying previously granted outstanding full-value awards the 2000 EIP		985,105
Shares underlying previously granted outstanding full-value awards under the current 2019 EIP		7,805,795
Shares underlying previously granted and outstanding options and full-value awards under the acquired company’s equity plans	$61.58	279,366
(B) Total Outstanding full-value awards and stock options		9,319,590
(C) Common Shares Outstanding		280,050,976
Overhang (A+B) / C		13.5(1)%
Diluted overhang (A+B) / (A+B+C)		11.9%
(1)	Overhang is calculated as counting all awards as 1-to-1 basis. Each full value award granted under the 2019 EIP reduces the number of shares available for issuance under the 2019 EIP by 1.43 shares and each stock option granted reduces the number of shares available for issuance by 1 share.

For more information regarding our equity compensation plans, including the 2000 Employee Stock Purchase Plan and the equity plans we assumed in connection with our acquisition of Glu Mobile, please refer to the full text of the 2019 EIP, which is included as Appendix B to the Company’s Definitive Proxy Statement filed with the SEC on June 24, 2022, and the “Equity Compensation Plan Information” table on page 64.

Eligibility

Awards under the Amended 2019 EIP may be granted to employees, consultants, and directors of the Company or any of its subsidiaries (“eligible individuals”). Incentive stock options may be granted only to eligible individuals who are employees of EA or any of our subsidiaries. As of March 31, 2022, we had approximately 12,900 employees (including six incumbent NEOs), eight non-employee directors, and approximately 310 consultants, each of whom would be eligible to be granted awards under the Amended 2019 EIP. In principle, any consultant to the Company or any of its subsidiaries would be eligible to participate in the Amended 2019 EIP, subject to certain SEC limitations. However, historically we have not granted, and our current practice generally is not to grant, equity awards to consultants.

New Plan Benefits

The amount and timing of awards under the Amended 2019 EIP are determined in the sole discretion of the Compensation Committee, as administrator, or the Board of Directors with respect to awards granted to our CEO, and cannot be determined in advance. Future awards under the Amended 2019 EIP to non-employee directors, consultants, officers, and other employees are discretionary, and therefore not determinable at this time.

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Registration of Shares Under the Amended 2019 EIP

If the Amended 2019 EIP is approved by our stockholders, the Board of Directors intends to cause the shares of common stock that will become available for issuance under the Amended 2019 EIP to be registered on a Form S-8 Registration Statement to be filed with the SEC at the Company’s expense prior to the issuance of any such shares.

Required Vote and Board of Directors’ Recommendation

The Board of Directors recommends a vote FOR the approval of our Amended 2019 EIP.

Approval of this Proposal 4 requires the affirmative vote of a majority of the voting shares present at the 2022 Annual Meeting in person or by proxy and voting for or against the proposal. Abstentions and broker non-votes will not be counted as either votes cast “FOR” or “AGAINST” Proposal 4 and will have no effect on the vote for this Proposal 4.

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GENERAL DESCRIPTION OF THE AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

As Proposed to be Approved by Our Stockholders on August 11, 2022

General

The current 2019 EIP was originally adopted by our Board of Directors on May 16, 2019 and was approved by our stockholders on August 8, 2019. The principal terms of the 2019 EIP, as proposed to be amended and restated, are summarized below.

As described in this Proposal 4, the 2019 EIP has been amended to increase the number of shares of common stock available for issuance under the plan by an additional 16,000,000 shares. The Amended 2019 EIP is otherwise substantially the same as our current 2019 EIP, which was approved by our stockholders at our 2019 annual meeting. The following summary is qualified in its entirety by reference to the text of the Amended 2019 EIP, which is included as Appendix B to the Company’s Definitive Proxy Statement filed with the SEC on June 24, 2022.

Material Terms of the Amended 2019 EIP
Purpose

The purpose of the Amended 2019 EIP is to provide incentives to attract, retain and motivate eligible individuals whose present and potential contributions are important to the success of the Company and its subsidiaries by offering them an opportunity to participate in the Company’s future performance through the grant of equity-based awards.

Duration/Term	Unless earlier terminated in accordance with its terms, the Amended 2019 EIP will continue in effect until August 8, 2039.
Governing Law	The Amended 2019 EIP and all award agreements under the plan are governed by the laws of the State of Delaware.
Administration

The Amended 2019 EIP is administered by the Compensation Committee (or if no such committee is appointed, by the Board of Directors). All the members of the Compensation Committee are “non-employee directors” and “independent directors” under applicable federal securities laws and NASDAQ listing requirements, and “outside directors” as defined under applicable federal tax laws.

The Compensation Committee’s authority includes, but is not limited to, the authority to: construe and interpret the Amended 2019 EIP, any award agreement or any other document related to the Amended 2019 EIP; prescribe, amend and rescind rules and regulations related to the Amended 2019 EIP; select eligible individuals to receive awards; determine the terms and conditions of any award; determine the number of shares or other consideration subject to awards; establish, adopt or revise any rules and regulations, including adopting sub-plans, for the Amended 2019 EIP; correct any defect, supply any omission or reconcile any inconsistency in the Amended 2019 EIP, any award or any award agreement; and make all other determinations necessary or advisable for the administration of the Amended 2019 EIP.

The Compensation Committee may delegate to a committee of one or more members of the Board of Directors, or to one or more officers of the Company, the authority to construe and interpret the Amended 2019 EIP, any award agreement and any other agreement or document executed pursuant to the 2019 EIP, and grant an award under the 2019 EIP to eligible individuals other than to employees who are subject to Section 16 of the Exchange Act and to certain other officers of the Company.

Eligibility

Incentive stock options may only be granted to employees of the Company or its subsidiaries. All other awards may be granted to employees, consultants, and directors of the Company or any of its subsidiaries (“eligible individuals”). As of April 2, 2022, there were approximately 12,900 employees (including six incumbent NEOs), eight non-employee directors, and approximately 310 consultants, each of whom would be eligible to be granted awards under the Amended 2019 EIP. In principle, any consultant to EA or any of its subsidiaries would be eligible to participate in the Amended 2019 EIP, subject to certain SEC limitations. However, our current practice is generally not to grant equity awards to consultants.

Awards

Awards granted under the Amended 2019 EIP may be options, restricted stock, restricted stock units, stock appreciation rights (“SARs”) or other share-based awards. Awards may be granted singly or in combination with other awards.

Shares

Shares of Company common stock issuable under the Amended 2019 EIP may come from authorized but unissued shares, treasury shares, shares purchased on the open market or any combination of the foregoing.

Share Limits

The maximum number of shares available to be granted under the Amended 2019 EIP will be 28,493,804, which includes the 16,000,000 additional shares being requested under this Proposal 4, plus any shares authorized for grants or subject to awards under the 2000 EIP that are not issued or delivered for any reason. To the extent that an award terminates, expires, or lapses for any reason, or is settled in cash, any shares subject to the award will again be available for the grant of an award. The following shares will not be added back into the share pool: (i) shares not issued as a result of the net settlement of an option or SAR; (ii) shares tendered or withheld by the Company in payment of the exercise price of an option or a SAR; (iii) shares tendered or withheld to satisfy any tax or similar withholding obligation with respect to an award; and (iv) shares repurchased by the Company on the open market with the proceeds of the exercise price from an option.

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Adjustment

In the event of any increase, decrease, or change in the number or characteristic of outstanding shares of the Company effected without receipt of consideration by the Company or by reason of a share split, reverse share split, spin-off, share or extraordinary cash dividend or other distribution, share combination or reclassification, recapitalization or merger, change in control, or similar event, the Compensation Committee may substitute or adjust proportionately, as the Compensation Committee in its sole discretion deems equitable (a) the aggregate number and kind of shares that may be issued under the Amended 2019 EIP; (b) the number and kind of securities subject to outstanding awards; (c) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance goals or criteria with respect thereto); and (d) the exercise price or purchase price per share for any outstanding awards under the Amended 2019 EIP; provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Compensation Committee shall make an equitable or proportionate adjustment to outstanding awards to reflect such equity restructuring.

Award Types:
Options

Options granted under the Amended 2019 EIP may be either incentive stock options, which are tax qualified under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified options, which are not tax-qualified for purposes of the Code. The exercise period of an option is determined by the Compensation Committee but, in no event, may an option be exercisable more than ten years from the date it is granted.

The Compensation Committee determines the exercise price of each option granted under the Amended 2019 EIP. The exercise price for each incentive stock option and nonqualified stock option must not be less than 100% of the fair market value of a share at the time the option is granted.

Restricted Stock

A restricted stock award is an award of shares that are subject to time-based or performance-based restrictions established by the Compensation Committee. The purchase price, if any, for a restricted stock award is determined by the Compensation Committee at the time of grant.

Restricted Stock Units

Restricted stock units are unfunded, unsecured rights to receive Company shares upon the satisfaction of time-based or performance-based vesting criteria. Restricted stock units are generally granted for no consideration, however the purchase price, if any for the restricted stock units will be determined by the Compensation Committee at the time of grant. Each restricted stock unit represents one share of common stock. Participants in the Amended 2019 EIP (“participants”) have no rights to the shares underlying the restricted stock units unless and until the restrictions on the restricted stock units have lapsed and the shares have been released.

SARs

The Compensation Committee determines the terms and conditions of a SAR, including whether the SAR will be settled in shares or cash. A SAR may not be exercisable more than ten years from the date it is granted and the exercise price for a SAR may not be less than 100% of the fair market value of a share at the time the SAR is granted.

Other Share - Based Awards

Other share-based awards consist of awards that involve (or may involve) the issuance of shares, are denominated, payable or valued in, or otherwise relate to shares. The Compensation Committee determines the terms and conditions of other share-based awards consistent with the terms of the Amended 2019 EIP, provided any exercise price for any other share-based award may not be less than 100% of the fair market value of a share at the time the award is granted.

Payment for Share Purchases

Where expressly approved by the Compensation Committee and as permitted by law, payment methods for shares underlying an award granted under the Amended 2019 EIP (if applicable to the award type) will be set forth in the award agreement.

No Repricings or Exchange of Options or SARs Without Stockholder Approval

The Compensation Committee may authorize the Company, with the consent of the affected participants, to issue new awards in exchange for the surrender and cancellation of any or all outstanding awards; provided that no such exchange program may, without the approval of the Company’s stockholders, allow for the cancellation of an outstanding option or SAR in exchange for a new option or SAR having a lower exercise price. The Compensation Committee may also, subject to approval by the Company’s stockholders, buy a previously granted award with payment in cash, shares (including restricted stock) or other consideration, based on such terms and conditions as the Compensation Committee and the participant may agree.

Grants to Non- Employee Directors

Non-employee directors are eligible to receive any award granted under the Amended 2019 EIP except for incentive stock options, in the sole discretion of the Board of Directors. The terms and conditions of these awards, including vesting, exercisability and settlement will be determined by the Board of Directors. In the event of the Company’s dissolution or liquidation, or a “change of control” transaction, awards granted to the Company’s non-employee directors will become 100% vested and exercisable in full immediately prior to the consummation of the applicable transaction.

In addition, the Company’s non-employee directors may elect to receive all or a portion of their cash compensation from the Company in shares. Directors making this election are eligible to receive shares having a value equal to 110% of the amount of the cash compensation foregone.

Under the Amended 2019 EIP, in any fiscal year of the Company, no non-employee director may be granted awards with a grant date value of more than $1,200,000 in total whereby (1) shares-in-lieu of cash compensation may not have a grant date fair value of more than $600,000; and (2) an annual equity award may not have a grant date fair value of more than $600,000.

78

PROPOSALS TO BE VOTED ON

Performance-Based Awards

Awards may be performance-based awards with vesting or exercisability conditioned on one or more performance factors and may be granted individually or in tandem with other awards. The awards will be subject to a specific performance period that may be as short as a quarter or as long as five (5) years.

Performance Factors

Performance factors are any of the factors selected by the Compensation Committee in its sole discretion and specified in the award agreement, and may include the following measures, or any other measures the Compensation Committee may deem appropriate, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or subsidiary, either individually, alternatively or in any combination on a GAAP or non-GAAP basis to be measured to the extent applicable on an absolute basis or relative to a pre-established target to determine whether the performance goals established by the Compensation Committee have been satisfied: (a) profit before tax; (b) revenue (on an absolute basis or adjusted for currency effects); (c) net revenue; (d) earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings); (e) operating income; (f) operating margin; (g) operating profit; (h) controllable operating profit, or net operating profit; (i) net profit; (j) gross margin; (k) operating expenses or operating expenses as a percentage of revenue; (l) net income; (m) earnings per share; (n) total stockholder return; (o) market share; (p) return on assets or net assets; (q) the Company’s stock price; (r) growth in stockholder value relative to a pre-determined index; (s) return on equity; (t) return on invested capital; (u) cash flow (including free cash flow or operating cash flows); (v) cash conversion cycle; (w) economic value added; (x) individual confidential business objectives; (y) contract awards or backlog; (z) overhead or other expense reduction; (aa) credit rating; (bb) strategic plan development and implementation; (cc) succession plan development and implementation; (dd) improvement in workforce diversity; (ee) customer indicators; (ff) new product invention or innovation; (gg) attainment of research and development milestones; (hh) improvements in productivity; (ii) attainment of objective operating goals and employee metrics; or (jj) criteria relating to human capital management.

In addition, the Compensation Committee may, in its sole discretion and in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more adjustments to the performance factors to preserve the Compensation Committee’s original intent regarding the performance factors at the time of the initial grant.

Dividend Equivalents; Dividends

The Compensation Committee may grant a participant dividend equivalent rights based on any dividends, if any, declared during the period between the date the award is granted and the date the award is vests or is settled.

The Amended 2019 EIP prohibits the current payment of dividend equivalent rights or dividends on unvested awards, and also prohibits the payment of dividend equivalents rights or dividends on options and SARs generally.

Forfeiture or Clawback of Awards

Subject to applicable laws, an award agreement may provide that the award will be forfeited or canceled if a participant engages in activity that is in conflict with or adverse to the interest of the Company or its subsidiaries (including conduct contributing to financial restatements, material noncompliance in the financial reports requirements or similar financial or accounting irregularities), as determined by the Compensation Committee. The Compensation Committee may provide in an award agreement that, if within the time period specified in the award agreement, a participant engages in an activity referred to in the preceding sentence, a participant will forfeit any gain realized with respect to the award and must repay such gain to the Company.

Transferability	Awards granted under the Amended 2019 EIP are generally not transferable other than by will or the laws of descent or distribution.
Change in Control	In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all of its assets or any other similar corporate transaction, the successor corporation may assume, replace, or substitute equivalent awards in exchange for those granted under the Amended 2019 EIP or provide substantially similar consideration, shares, or other property as was provided to our stockholders (after taking into account the provisions of the awards). In the event that the successor corporation does not assume, replace, or substitute awards and provided the applicable award agreement does not preclude the following, awards based solely on continued service will become fully vested and/or exercisable in full prior to the consummation of the transaction at the time and upon the conditions as the Compensation Committee determines. Any awards not exercised or vested prior to the consummation of the transaction will terminate. Performance-based awards will be subject to the provisions of the award agreement governing the impact of a change in control.
Amendment/ Termination of the Amended 2019 EIP	The Board of Directors or the Compensation Committee may at any time terminate or amend the Amended 2019 EIP in any respect, including any form of award agreement, provided the Board of Directors may not, without stockholder approval, amend the Amended 2019 EIP in any manner which would require such approval.

Certain U.S. Federal Income Tax Consequences
The following discussion is a brief summary of the principal United States federal income tax consequences of awards granted under the Amended 2019 EIP pursuant to the provisions of the Code as currently in effect. The Code and its regulations are subject to change. This summary is not intended to be exhaustive and does not describe, among other things, state, local, or foreign income and other tax consequences. The specific tax consequences to a participant will depend upon that participant’s individual circumstances.

2022 PROXY STATEMENT	79

PROPOSALS TO BE VOTED ON

Options and Stock Appreciation Rights
Under existing law and regulations, the grant of nonqualified stock options and SARs will not result in income taxable to a participant in the Amended 2019 EIP. However, at the time of the exercise of a nonqualified stock option, the participant will be taxed at ordinary income tax rates on the excess of the fair market value of the shares purchased over the option’s exercise price. At the time of the exercise of a SAR, the participant will be taxed at ordinary income tax rates on the amount of the cash, or the fair market value of the shares, received by the employee upon exercise. Upon disposition of the shares received upon exercise of the non-qualified stock option, the participant will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held such shares.

The grant of an incentive stock option will not result in income taxable to the participant. The participant will not recognize income when the incentive stock option is exercised but the participant must treat the excess of the fair market value of the underlying shares on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the participant disposes of the underlying shares after he or she has held the shares for at least two years after the incentive stock option was granted and one year after the incentive stock option was exercised, the amount the participant receives upon the disposition over the exercise price is treated as long-term capital gain for the participant. If the participant makes a “disqualifying disposition” of the underlying shares by disposing of the shares before they have been held for at least two years after the date the incentive stock option was granted and one year after the date the incentive stock option was exercised, the participant will recognize compensation income equal to the excess of (i) the fair market value of the underlying shares on the date the incentive stock option was exercised or, if less, the amount received on the disposition over (ii) the exercise price. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the participant held the shares.

Restricted Stock Awards
A participant in the Amended 2019 EIP who is granted a restricted stock award will not be taxed upon the acquisition of such shares so long as the interest in such shares is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and provided the participant does not make an election with the Internal Revenue Service pursuant to Section 83(b) of the Code as discussed below. Upon lapse or release of the restrictions, the participant will generally be taxed at ordinary income tax rates on an amount equal to the then current fair market value of the shares. Any such awards that are not subject to a substantial risk of forfeiture will be taxed at the time of grant.

Pursuant to Section 83(b) of the Code, a participant may elect within 30 days of receipt of an award of restricted shares to be taxed at ordinary income tax rates on the fair market value of the shares comprising such award at the time of award (determined without regard to any restrictions which may lapse) less any amount paid for the shares. In that case, a deduction corresponding to the amount of income recognized will be allowable to the Company (subject to Section 162(m) of the Code). In addition, the participant will acquire a tax basis in the shares equal to the ordinary income that the participant recognizes at the time of grant. No tax will be payable upon the lapse or release of the restrictions or at the time the shares first become transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of shares of common stock with respect to which a participant previously made a Section 83(b) election, the participant will not be entitled to a loss deduction.

Restricted Stock Units
A participant in the Amended 2019 EIP who is granted restricted stock units will not be taxed upon the grant of the award. Upon receipt of payment of cash or common stock pursuant to restricted stock units, the participant will realize ordinary income in an amount equal to any cash received and the fair market value of any shares received. The participant’s tax basis in the shares will equal the amount recognized as ordinary income, and on subsequent disposition the participant will realize long-term or short-term capital gain or loss, depending on how long the participant holds the shares before disposing of them.

Dividend Equivalents
A participant in the Amended 2019 EIP who is granted dividend equivalents generally will realize ordinary income at the time the underlying shares relating to the dividend equivalent vest.

Deductibility
The Company is generally entitled to a deduction equal to the compensation realized by the holders of the nonqualified stock options, incentive stock options with a disqualifying disposition, stock appreciation rights, restricted stock, restricted stock units, performance awards/incentive awards and dividend equivalents. However, the Company’s deduction will be limited by Section 162(m) of the Code for certain covered executive officers to the extent that their total compensation in any one year exceeds $1 million.

Section 409A
Section 409A of the Code (“Section 409A”) imposes certain requirements on nonqualified deferred compensation arrangements. These include requirements on an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service. Certain awards under the Amended 2019 EIP may be designed to be subject to the requirements of Section 409A in form and in operation. For example, restricted stock units that provide for a settlement date following the vesting date may be subject to Section 409A. If an award under the Amended 2019 EIP is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal penalty tax on compensation recognized as ordinary income, as well as interest on that compensation.

ERISA
The Amended 2019 EIP is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code.

80

PROPOSALS TO BE VOTED ON

PROPOSAL 5
Amend our Certificate of Incorporation to Reduce the Threshold for Stockholders to Call Special Meetings from 25% to 15%

Our Board of Directors has unanimously approved, and recommends that our stockholders approve, an amendment to our Amended and Restated Certificate of Incorporation (the “Charter”) to reduce the ownership threshold required for stockholders to call a special meeting of stockholders from 25% or more of our common stock to 15% or more of our common stock. The proposed amendment to Article VIII, subsection (b) of the Charter is below, marked to show the proposed modification.

Except as otherwise required by law, special meetings of stockholders of the Company for any purpose or purposes may be called only (i) by the Chairman of the Board of Directors pursuant to a resolution stating the purpose or purposes thereof or (ii) by the Board of Directors upon written request by one or more stockholders owning, in the aggregate, at least ~~25~~ 15% of the Company’s outstanding shares entitled to vote on the matter or matters to be brought before the proposed special meeting, determined in accordance with the provisions of the Company’s Bylaws, and who otherwise comply with such other requirements and procedures set forth in the Company’s Bylaws, as now or hereinafter in effect.

If Proposal 5 is approved by our stockholders, we will promptly file the Charter amendment with the Secretary of State of the State of Delaware. The Board of Directors has also approved amendments to our Bylaws to reflect the 15% threshold contingent on the approval of Proposal 5.

Reasons for the Special Meeting Proposal

Our Board of Directors has a history of responsiveness to investor feedback and enhancing stockholder rights, including adopting a proxy access right in 2016, a right for stockholders to call special meetings in 2019, and the right for stockholders to act by written consent in 2021. As of March 31, 2022, only a small minority of our fiscal year 2022 peers (as set forth on pages 36-37 of this Proxy Statement) also offered all three of these mechanisms to stockholders.

At our 2021 annual meeting, a Board-supported proposal to permit action by written consent – if 25% or more of our stockholders agree with such a process – received significant support from our stockholders with 69.1% of shares outstanding supporting the proposal. At the same meeting, a stockholder proposal that did not specify the percentage of stockholders that should be required to initiate a written consent process received a lower percentage of support, 57.9% of shares voted, but still a majority.

In our conversations with investors after our 2021 annual meeting, we heard mixed feedback on how they viewed our mechanisms through which stockholders can raise matters of concern outside of an annual meeting. Many of our largest stockholders expressed support for our current rights, while a smaller number of other stockholders indicated they would prefer lower thresholds embedded in these rights. The majority of these stockholders indicated that they viewed special meeting rights as the preferred vehicle for taking action as compared to written consent rights, and some stockholders acknowledged that they would view reducing our special meeting threshold to be responsive in light of the voting results for the written consent stockholder proposal at our 2021 annual meeting.

Our Board of Directors believes that special meetings should only be called to discuss critical, time-sensitive issues that cannot be delayed until EA’s next annual meeting. Further, special meetings impose significant costs to EA and its stockholders, both administrative and operational. Our Board of Directors and executive management must devote significant time and attention to preparing for a special meeting, taking their attention away from their primary focus of overseeing and operating EA’s business in the best interest of its stockholders and creating long-term stockholder value.

After considering (1) the voting results at our 2021 annual meeting of stockholders, (2) direct feedback from investors, and (3) the potential administrative and operational costs that would result from a special meeting, the Board of Directors recommends lowering the Company’s special meeting threshold to 15%. The Board of Directors believes that a 15% ownership threshold, while maintaining the Company’s current procedural requirements, sets an appropriate level that promotes stockholder rights in the event of a critical, time-sensitive issue, while still adequately protecting the long-term interests of the Company and its stockholders.

2022 PROXY STATEMENT	81

PROPOSALS TO BE VOTED ON

The 15% Special Meeting threshold will add to EA’s existing strong corporate governance practices that are designed to promote Board accountability and responsiveness to stockholders.

The Board of Directors believes that EA’s governance practices demonstrate and promote accountability and advance long-term value creation. The 15% special meeting threshold as set forth in Proposal 5 will add to EA’s key substantive stockholder rights and strong corporate governance practices, which include:

■Written Consent Right: Our stockholders are able to take action outside of a stockholders meeting and by written consent so long as 25% of our stockholders agree to set a record date for the written consent process.
■Active Stockholder Engagement Program: We regularly engage with our stockholders to solicit their feedback regarding issues including executive compensation and corporate governance and have taken actions to implement stockholder feedback as appropriate.
■Robust Lead Director Structure: Our Lead Independent Director, who is selected by the independent directors, has clearly enumerated powers and authorities, such as chairing executive sessions of the Board and other meetings of the Board in the absence of the Chair and the ability to call meetings of the independent directors.
■Diverse Board: All director nominees, except our CEO, are independent under Nasdaq rules and reflect a diverse skill set. Our Board of Directors is also diverse with respect to race, ethnicity, age and gender. 38% of our director nominees identify as female, and 38% identify from an underrepresented community.
■Strong Director Succession and Refreshment Practices: Our Board of Directors has an appropriate mix of shorter-tenured directors and longer-tenured directors. 38% of our director nominees have served for five years or less.
■Annual Elections of Board: We do not have a classified Board. All of our directors are elected annually by our stockholders.
■Majority Voting: We have a majority voting standard for the election of directors in uncontested elections and a director resignation policy in the event a director fails to receive a majority of votes cast.
■No Dual Class: We have a single class of common stock, with equal voting rights (one vote per share) for all stockholders.
■Proxy Access: We adopted a proxy access right applying corporate best practices, allowing stockholders holding 3% or more of our common stock for 3 or more years to include director nominations in our proxy statement.
■No Supermajority Provisions: Our governance documents do not contain provisions requiring a supermajority stockholder vote on any issue.
■No Stockholder Rights Plan (or Poison Pill) in Place: We do not maintain a stockholder rights plan.

Required Vote and Impact of Vote
To pass, the Special Meeting Proposal requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon. If the Company’s stockholders approve the Special Meeting Proposal, we will promptly file with the Secretary of State of the State of Delaware the Charter amendment set forth above, and we will adopt amendments to the Bylaws to reflect the 15% threshold. If the Company’s stockholders do not approve the Special Meeting Proposal, our existing provision will continue in effect and only stockholders who own 25% or more of our common stock will have the ability to require the Company to call a special meeting.

The Board of Directors recommends a vote FOR the amendment of our Charter to reduce the threshold for stockholders to call special meetings from 25% to 15%.

82

PROPOSALS TO BE VOTED ON

PROPOSAL 6
Stockholder Proposal on Termination Pay

The Company has been advised that James McRitchie and Myra K. Young, 9295 Yorkship Ct, Elk Grove, CA 95758, the beneficial owners of 25 shares of EA’s common stock, intend to present the following proposal for consideration at the Annual Meeting.

Proposal 6 — Shareholder Ratification of Termination Pay

Resolved: Shareholders of Electronic Arts (Company) request the Board seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus.

“Severance or termination payments” include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.

“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval after material terms are agreed upon.

Supporting Statement: Generous performance-based pay can be good but shareholder ratification of “golden parachute” severance packages with a total cost exceeding 2.99 times base salary plus target short-term bonus better aligns management pay with shareholder interests.

For instance, at one company if the CEO is terminated without cause, whether or not his termination follows a change in control, he will receive $39 million in termination payments, nearly 7-times his base salary plus short-term bonus.

It is in the best interest of Company shareholders to be protected from such lavish management termination packages.

It is important to have this policy in place so that Company management focuses on improving company performance, instead of possible business combinations to trigger a golden parachute windfall.

This proposal is more important at our Company because of the tendency to overpay management or provide the wrong management pay incentives. Pay was rejected by 58% of shares in 2021 and 74% in 2020, whereas a 5% rejection is more the norm.

This proposal topic won 58% support at the 2021 FedEx annual meeting.

A 2015 General Electric shareholder proposal similar to the FedEx proposal won 40% GE shareholder support with 2.2 billion votes in favor. That may have represented 51% support from the GE shares that had access to independent proxy voting advice and are not forced to rely on the biased recommendations of management, especially on issues of management pay.

Please vote yes:

Shareholder Ratification of Termination Pay – Proposal 6
Enhance Shareholder Value, Vote FOR

2022 PROXY STATEMENT	83

PROPOSALS TO BE VOTED ON

The Company’s Opposition Statement to
Proposal 6

Our Board of Directors recommends a vote “AGAINST” this proposal because it is unnecessary and not in the best interests of the Company or its stockholders.

◼This proposal, which would require a binding stockholder vote on any cash and equity severance arrangement where pay would exceed 2.99 times salary and bonus, is not in the best interests of stockholders because it could place us at a severe competitive disadvantage by limiting our ability to retain and attract highly qualified executives.
◼The proposal is inappropriate because the Company’s current cash severance benefits are under the 2.99x cap and are only payable in limited circumstances.
◼The proposal is unnecessary because we provide stockholders with a voice on executive pay through our annual say-on-pay vote and our robust, year-round stockholder outreach program and, further, stockholders would be entitled to an additional vote with respect to any payments made in connection with a potential change in control transaction.

The proposal, which would require a binding stockholder vote on any cash and equity severance arrangement where pay would exceed 2.99 times salary and bonus, is not in the best interests of stockholders because it could place us at a severe competitive disadvantage by limiting our ability to retain and attract highly qualified executives.

We operate in a highly competitive market and industry, and in a geographic region that is exceptionally competitive for executive talent. To support our objective of attracting, retaining, and motivating executives, our Board of Directors and Compensation Committee believe it is necessary to provide our key executives with market competitive severance benefits upon a qualifying termination of employment, especially in connection with a change in control. A substantial majority of public companies and nearly all of our peer companies provide change-in-control severance benefits, including uncapped provisions to accelerate equity, to their executives. In our experience most executive-level candidates expect change-in-control severance benefits as part of their compensation package, and if we did not provide these benefits our offer would be less attractive to candidates, jeopardizing our ability to attract qualified executives to join EA.

Moreover, if our offers to top candidates contained severance benefits that were contingent upon stockholder ratification (which could occur potentially months after an offer is extended), these benefits likely would be viewed as too uncertain, putting us at a severe competitive disadvantage in our efforts to recruit and retain highly qualified executives, particularly as our industry undergoes a period of consolidation. None of our peers have a similar cap on the value of accelerated equity awards in connection with a qualifying termination of employment, and it is an extremely rare practice in the market. Therefore, our Board of Directors and Compensation Committee believe that stockholder interests are best protected by providing flexibility to the Compensation Committee, which consists solely of independent directors and oversees all matters regarding executive compensation, to assess the needs of the Company, the competition for talent and other relevant factors in making decisions regarding whether, and how, to offer severance benefits to executives.

In addition, calling a special meeting of stockholders to obtain prior approval of a severance arrangement that would provide benefits in excess of the specified cap would be expensive and impractical and could severely disadvantage the Company’s ability to recruit qualified executives. Top candidates, when informed that the terms of their compensation arrangements first require a binding stockholder approval, would likely be unwilling to sit on the sidelines pending such approval and may instead seek employment elsewhere, including at one of the Company’s competitors who do not face similar restrictions on their ability to offer severance protection. Even if the severance arrangement could instead be ratified by stockholders after the fact, as the proposal suggests, the potential for stockholders to reject the severance arrangement—potentially many months after entering an agreement—would likely result in the promised severance benefits being viewed by a potential candidate as too uncertain to merit serious consideration. Delay and uncertainty would be injected into the hiring process, disadvantaging the Company in its efforts to recruit and retain the best available executive talent.

The proposal is inappropriate because the Company’s current cash severance benefits are under the 2.99x cap and are only payable in limited circumstances.

As described above under “—Executive Compensation Tables—Potential Payments Upon Termination or Change in Control,” we do not have any employment agreements with our executive officers providing for severance benefits. All outstanding equity awards held by our executive officers will be forfeited on a termination of employment unless the executive is terminated due to death, disability or in connection with a change in control of the Company. All of our employees who meet certain service requirements are entitled to full vesting of outstanding equity awards upon death and pro rata vesting of outstanding equity awards in the event of their termination due to disability, in each case with vesting of performance-based restricted stock units (PRSUs) based on actual performance. The purpose of the accelerated vesting under these circumstances is to assist our employees’ families because a death or disability can have a devastating financial impact.

84

PROPOSALS TO BE VOTED ON

Our Board of Directors believes that the cash severance benefits provided to our executive officers under our Amended and Restated Change in Control Severance Plan (“CIC Plan”) demonstrate that the proposal is unnecessary for cash severance payments because they are well below the proposed cap. Under the CIC Plan, in the event of a termination without cause or for good reason within a specified period of time before or after a change-in-control transaction (a “double trigger” termination), our CEO would be entitled to cash severance equal to 2x base salary and target bonus, and our other named executive officers would be entitled to cash severance equal to 1.5x base salary and target bonus. In addition to these reasonable and appropriate limits on severance payments, the CIC Plan does not include excise tax gross ups, consulting fees, additional equity grants or special retirement provisions.

Furthermore, we do not believe a cap on the value of any accelerated equity awards received in connection with a qualifying termination of employment is appropriate. Upon a qualifying termination of employment in connection with a change in control (a “double trigger” termination), vesting of all outstanding equity awards will accelerate with vesting of PRSUs at actual or target, depending on when in the performance period the change in control occurs. Our Board of Directors and Compensation Committee believe it would be inappropriate to include an estimated value of these amounts in the severance calculation because performance awards are earned by executives during the course of their employment. PRSUs vest at the end of a three-year performance period based on our three-year relative TSR performance against the Nasdaq-100 Index, and our annual net bookings and operating income performance over a three-year performance period. As a significant portion of our executives’ annual equity awards are granted in the form of PRSUs (as described in the “Compensation Discussion & Analysis above), these awards are a fundamental element of their compensation and are granted and accepted with the expectation that the executives will be given a fair opportunity to realize the full value of these awards over the three-year performance period.

The proposal would potentially trigger a binding stockholder approval requirement in order for executives to realize the value of these awards upon a double-trigger termination of employment or upon their death or termination due to disability. As a result, our Board of Directors and Compensation Committee believe the proposal could have the effect of discouraging the use of long-term equity incentive awards, which directly conflicts with one of the main objectives of our executive compensation program, namely, the alignment of stockholder and executive interests.

The proposal is unnecessary because we provide stockholders with a voice on executive pay through the annual say-on-pay vote and our robust, year-round stockholder outreach program.

We hold an annual say-on-pay advisory vote giving our stockholders the ability to vote on our executive compensation program each year. In addition, SEC rules further require a separate approval, on an advisory basis, by stockholders of golden parachute compensation agreements or understandings payable to named executive officers in connection with change-in-control transactions. If we were to undergo a change in control transaction, stockholders would have the opportunity to vote on any golden parachute arrangements with our executives.

Supplementing this vote, we have a robust year-round stockholder outreach program, with formal engagement efforts having occurred in two phases, leading up to and following our annual meeting. As described above under “—Compensation Discussion & Analysis—Stockholder Engagement,” following our 2021 annual meeting, we conducted extensive stockholder outreach to request feedback on our executive compensation program. We reached out to stockholders holding approximately 54% of our outstanding common stock and engaged with stockholders holding approximately 35% of our common stock. Members of our Compensation Committee led calls with top investors holding approximately 32% of our common stock. As discussed in our “Compensation Discussion & Analysis—Stockholder Engagement,” the feedback we heard from our stockholders on our executive compensation program was overwhelmingly positive. Stockholders expressed appreciation for the substantive changes we have made to our executive compensation program, our continued desire to evaluate and evolve our compensation practices, and our commitment to responsiveness. Importantly, on these calls, none of our stockholders raised the topic of our severance practices as an area of concern.

We believe these avenues of communication, along with the annual say-on-pay votes, are the most effective method of providing stockholders with a voice on our executive compensation program. Requiring additional stockholder approval of specific elements of our compensation program is unlikely to provide stockholders with more effective input and, as discussed above, carries the risk of jeopardizing our ability to attract and retain highly qualified candidates.

For the reasons described above, our Board of Directors and Compensation Committee do not believe that a separate binding stockholder vote on severance pay is appropriate. Rather, they believe that stockholder interests are best protected by providing flexibility to the Compensation Committee, which consists solely of independent directors, to assess the needs of the Company, the competition for talent and other relevant factors in making decisions regarding whether, and how, to offer severance benefits to executives.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the meeting or by proxy and voting for or against the proposal.

The Board of Directors recommends a vote AGAINST the stockholder proposal regarding shareholder ratification of termination pay.

2022 PROXY STATEMENT	85

Other Information

Commonly Asked Questions and Answers

1.

Why am I receiving these materials and how do I attend the virtual meeting?
You are receiving these materials in connection with the Company’s solicitation of proxies for use at our Annual Meeting, which will take place virtually at www.virtualshareholdermeeting.com/EA2022 on Thursday, August 11, 2022 at 2:00 p.m. local time. In structuring the virtual meeting, our goal is to provide stockholders the same opportunity to participate as they would have at an in-person meeting.

This Proxy Statement describes proposals on which you, as a stockholder, are being asked to vote. It also gives you information on the proposals that will be considered at the Annual Meeting, as well as other information so that you can make an informed decision. As a stockholder, you are invited to attend the Annual Meeting online and are requested to vote on the items of business described in this Proxy Statement.

2.

How do I attend the virtual meeting?
This year’s Annual Meeting will be accessible only through the Internet. You can participate in the Annual Meeting if you were a stockholder as of the close of business on the record date, June 17, 2022. To participate in the Annual Meeting, including to vote and ask questions, go to www.virtualshareholdermeeting.com/EA2022 and log-in using the 16-digit control number on your Notice or proxy card next to the label “Control Number” for postal mail recipients or within the email for electronic delivery recipients, and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may attend and vote those shares through the http://www.proxyvote.com website, then you may vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee and obtain a “legal proxy” in order to attend and vote at the Annual Meeting.

We encourage you to join 15 minutes before the start time. Stockholders may submit questions online during the Annual Meeting at www.virtualshareholdermeeting.com/EA2022. A copy of the Annual Meeting rules of conduct will be available online at the Annual Meeting. The list of registered stockholders as of June 17, 2022 will be available for inspection by stockholders during the meeting at www.virtualshareholdermeeting.com/EA2022. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person. If you have difficulty accessing or participating in the virtual Annual Meeting, please call the technical support number that will be posted on the Annual Meeting website log-in page. We will have technicians available to assist you.

3.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access on the Internet instead of mailing printed copies. Stockholders will receive printed copies of the proxy materials only if they request them. Instead, the Notice, which was mailed to our stockholders, provides instructions on how to access and review all the proxy materials on the Internet. The Notice also describes how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting those materials in the Notice or you may contact the Company directly. The Company will provide you without charge, upon request, a paper or email copy of our proxy materials, including the Company’s Annual Report on Form 10-K (paper copies will be sent by first class mail). Any such request should be directed as follows: Corporate Secretary, Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065 or call (650) 628-1500.

4.

How can I get electronic access to the proxy materials?
The Notice or proxy card provides instructions on how to inform us to send future proxy materials to you electronically by email. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to our proxy website. Your election to receive proxy materials by email will remain in effect until you terminate it. We encourage you to receive future proxy materials by email. Doing so will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you, and will help reduce paper use.

5.

Can I vote my shares by filling out and returning the Notice?
No. However, the Notice provides instructions on how to vote on the Internet or by attending the Annual Meeting virtually at www.virtualshareholdermeeting.com/EA2022 and following the instructions on the website.

6.

Who can vote at the Annual Meeting?
Stockholders who owned common stock as of the close of business on June 17, 2022 may attend and vote at the Annual Meeting. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote at the Annual Meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you are also invited to attend the Annual Meeting. As a beneficial owner, you are not the stockholder of

86

OTHER INFORMATION

record and, as described in Question 1, may not in certain cases be able to vote these shares at the Annual Meeting unless you obtain a “legal proxy” from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting. Each share of common stock is entitled to one vote. There were 279,306,146 shares of common stock outstanding on the record date, June 17, 2022.

A quorum is required to conduct business at the Annual Meeting. A quorum exists if a majority of EA’s outstanding voting shares, or at least 139,653,074 shares, as of June 17, 2022 is present or represented by proxies at the Annual Meeting. On June 17, 2022, a total of 279,306,146 shares of common stock were outstanding and entitled to vote.

Shares are counted as present or represented at the Annual Meeting if:

◼They are entitled to vote at the Annual Meeting and are present at the Annual Meeting, or
◼The stockholder has voted on the Internet, by telephone or a properly submitted proxy card prior to 11:59 p.m. Eastern Time on August 10, 2022.

If a quorum is not present, we may propose to adjourn the Annual Meeting to solicit additional proxies and reconvene the Annual Meeting at a later date.

7.

What am I voting on?
We are asking you to:

◼Elect Kofi A. Bruce, Rachel A. Gonzalez, Jeffrey T. Huber, Talbott Roche, Richard A. Simonson, Luis A. Ubiñas, Heidi J. Ueberroth and Andrew Wilson to the Board of Directors to hold office for a one-year term (Proposal 1);
◼Cast an advisory vote to approve named executive officer compensation (Proposal 2);
◼Ratify the appointment of KPMG LLP as the Company’s independent public registered accounting firm for the fiscal year ending March 31, 2023 (Proposal 3);
◼Approve our amended 2019 Equity Incentive Plan (Proposal 4);
◼Approve an amendment to our Certificate of Incorporation to reduce the threshold for stockholders to call a special meeting from 25% to 15% (Proposal 5); and
◼Consider and vote upon a stockholder proposal, if properly presented at the Annual Meeting, on termination pay (Proposal 6).

8.

How do I vote my shares if I won’t be able to attend the Annual Meeting?
You do not need to attend the Annual Meeting in order to vote. You may, instead, vote on the Internet or by telephone or mail (if you have received printed proxy materials) prior to 11:59 p.m. Eastern Time on August 10, 2022. By doing so, you are giving a proxy appointing Andrew Wilson (the Company’s Chief Executive Officer), Christopher Suh (the Company’s Chief Financial Officer) and Jacob Schatz (the Company’s Chief Legal Officer and Corporate Secretary) or any of them, each with power of substitution, to vote your shares at the Annual Meeting, or any adjournment thereof, as you have instructed. If a proposal comes up for a vote at the Annual Meeting for which you have not indicated an instruction, Mr. Wilson, Mr. Suh and Mr. Schatz, or any one of them, will vote your shares in the manner recommended by the Board of Directors and according to their best judgment. Even if you currently plan to attend the Annual Meeting, it is a good idea to vote on the Internet or, if you received printed proxy materials, by telephone or by completing and returning your proxy card before the meeting date, in case your plans change.

On the Internet or by Telephone

If you have Internet access, you may submit your proxy online by following the instructions provided in the Notice or, if you receive printed proxy materials, the proxy card. You may also vote by telephone by following the instructions provided on your proxy card or voting instruction card.

By Mail

If you receive printed proxy materials, you may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instructions included by your broker, trustee or nominee, and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

9.

What does it mean if I receive more than one Notice or proxy card?
It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or follow the instructions on each proxy card to vote on the Internet or by telephone, to ensure that all your shares are voted.

10.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?
The Company has adopted an SEC-approved procedure called “householding.” Under this procedure, the Company may deliver a single copy of the Notice or the Annual Report and this Proxy Statement to multiple stockholders who share the same last name and address and who have consented to householding, unless the Company has received contrary instructions from one or more of those stockholders. This procedure reduces the environmental impact of the Company’s annual meetings and reduces the Company’s

2022 PROXY STATEMENT	87

OTHER INFORMATION

printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards. Upon written or oral request, the Company will deliver promptly a separate copy of the Notice, Annual Report and this Proxy Statement to any stockholder at a shared address to which the Company delivered a single copy of any of these documents.

To receive free of charge a separate copy of the Notice or Annual Report and this Proxy Statement, or separate copies of these documents in the future, stockholders may write to our Corporate Secretary at 209 Redwood Shores Parkway, Redwood City, CA 94065 or call (650)628-1500.

If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact the Company using the mailing address or phone number above. Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

11.

What if I change my mind after I give my proxy?
You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

◼Sending a signed statement to the Company that the proxy is revoked (you may send such a statement to the Corporate Secretary at our corporate headquarters address listed above);
◼Signing and returning another proxy with a later date;
◼Voting on the Internet or by telephone at any time prior to 11:59 p.m. Eastern Time on August 10, 2022 (your latest vote is counted); or
◼Voting at the Annual Meeting.

If your shares are held by a broker, bank or other nominee or trustee, you may contact the record holder of your shares directly.

Your proxy will not be revoked if you attend the Annual Meeting but do not vote.

12.	Who will count the votes? A representative of Broadridge Financial Solutions will tabulate the votes and act as the inspector of elections for our Annual Meeting.
13.

How are votes counted?
You may vote “for,” “against” or “abstain” with respect to each of the nominees to the Board of Directors and on each of the proposals. A share voted “abstain” with respect to any proposal is considered present at the Annual Meeting for purposes of establishing a quorum and entitled to vote with respect to that proposal but is not considered a vote cast with respect to that proposal. Thus, abstentions will not affect the outcome of Proposals 1, 2, 3, 4 or the stockholder proposal. Under the Delaware General Corporation Law (“DGCL”), Proposal 5 requires that a majority of our outstanding common stock vote “for” Proposal 5 in order for it to be approved. Thus, a share voted “abstain” with respect to Proposal 5 has the same impact as a share voted “against” Proposal 5. If you are a registered stockholder and you sign and return your proxy without voting instructions, your shares will be voted as recommended by the Board of Directors and according to the best judgment of Mr. Wilson, Mr. Suh and Mr. Schatz, or any one of them.

14.

What is the effect of a “broker non-vote” on the proposals to be voted on at the Annual Meeting?
If your shares are held by a broker, bank or other nominee or trustee and you do not provide your broker, bank or other nominee or trustee with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter (or even when a broker is permitted to vote on that matter but chooses not to do so) without instructions from the beneficial owners and instructions are not given. Shares that constitute broker non-votes are considered present for purposes of establishing a quorum and entitled to vote with respect to that proposal but are not considered votes cast on that proposal. Broker non-votes, if any, will have the same impact as a vote “against” on Proposal 5. Broker non-votes, if any, will not affect the outcome of Proposals 1, 2, 3, 4 or the stockholder proposal. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, if your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted.

15.

How many votes must the nominees receive to be elected as directors?
In an uncontested election, our Amended and Restated Bylaws require each nominee to receive more votes cast “for” than “against” his or her re-election in order to be re-elected to the Board of Directors. Since we are not aware of any intention by any stockholder to nominate one or more candidates to compete with the Board of Directors’ nominees for re-election at the Annual Meeting, the 2022 election will be uncontested.

In accordance with our Corporate Governance Guidelines, the Board of Directors expects an incumbent director to tender his or her resignation if he or she fails to receive the required number of votes for re-election in an uncontested election. In such an event, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board of Directors. The director whose resignation is under consideration will abstain from participating in any decision regarding his or her resignation. The Nominating and Governance Committee and the Board of Directors may consider any factors they deem relevant in deciding whether to recommend and accept, as applicable, a director’s resignation. The Board of Directors will act on the Nominating and Governance Committee’s recommendation within 90 days from the date of the certification of election results and will publicly disclose its decision promptly thereafter.

88

OTHER INFORMATION

Shares represented by your proxy will be voted by EA’s management “for” the election or re-election of the eight nominees recommended by EA’s Board of Directors unless you vote against any or all of such nominees or you mark your proxy to “abstain” from so voting.
16.	What happens if one or more of the nominees is unable to serve or for good cause will not serve?
If, prior to the Annual Meeting, one or more of the nominees notifies us that he or she is unable to serve, or for good cause will not serve, as a member of the Board of Directors, the Board of Directors may reduce the number of directors or select a substitute nominee or substitute nominees, as the case may be. In the latter case, if you have completed and returned your proxy card, Mr. Wilson, Mr. Suh and Mr. Schatz, or any of them, may vote for any nominee designated by the incumbent Board of Directors to fill the vacancy. They cannot vote for more than eight nominees.
17.	How many votes are required to approve each of the other proposals?
The advisory vote to approve named executive officer compensation (Proposal 2), the ratification of KPMG LLP as our independent auditor (Proposal 3), the approval of our amended 2019 Equity Incentive Plan (Proposal 4), and the stockholder proposal (Proposal 6) must receive a “for” vote from a majority of the voting shares present at the Annual Meeting in person or by proxy and voting for or against these proposals. Under the DGCL, the proposal to approve an amendment to our Certificate of Incorporation to reduce the threshold for stockholders to call a special meeting from 25% to 15% (Proposal 5) must receive a “for” vote from a majority of our outstanding common stock. As advisory votes, the results of voting on Proposal 2 and the stockholder proposal are non-binding. Although these votes are non-binding, the Board of Directors and its committees value the opinions of our stockholders and will consider the outcome of these votes, along with other relevant factors, in evaluating the compensation program for our named executive officers and evaluating the matters presented by the stockholder proposal.
Shares represented by your proxy will be voted by EA’s management in accordance with the Board of Directors’ recommendation unless you vote otherwise on your proxy or you mark your proxy to “abstain” from voting. Abstentions and broker non-votes will have no effect on the outcome of Proposals 2, 3, 4 or the stockholder proposal. Abstentions and broker non-votes will have the same impact as a vote “against” Proposal 5.
18.	What is the deadline to propose matters for consideration at the 2023 annual meeting of stockholders?
Proposals to be considered for inclusion in our proxy materials: No later than the close of business (6:00 p.m. Pacific Time) on February 24, 2023. All proposals must comply with Rule 14a-8 under the Exchange Act.
Other proposals to be brought at our 2023 annual meeting: No earlier than April 13, 2023 and no later than the close of business (6:00 p.m. Pacific Time) on May 13, 2023. The submission must include certain information concerning the stockholder and the proposal, as specified in the Company’s Amended and Restated Bylaws.
19.	What is the deadline to nominate individuals for election as directors at the 2023 annual meeting of stockholders?
Director nominations for inclusion in our proxy materials (proxy access nominees): No earlier than March 14, 2023 and no later than the close of business (6:00 p.m. Pacific Time) on April 13, 2023. The nomination must include certain information concerning the stockholder or stockholder group and the nominee, as specified in Section 1.6 of the Company’s Amended and Restated Bylaws.
Director brought pursuant to our advance notice bylaws: No earlier than April 13, 2023 and no later than the close of business (6:00 p.m.) on May 13, 2023. The nomination must include certain information concerning the stockholder and the nominee, as specified in Section 1.5 of the Company’s Amended and Restated Bylaws. In addition to satisfying the deadlines in the advance notice provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2023 Annual Meeting must provide the notice required under Rule 14a-19 to the Company’s Corporate Secretary no later than the close of business (6:00 p.m.) on June 12, 2023.
20.	Where should I send proposals and director nominations for the 2023 annual meeting of stockholders?
Stockholder proposals and director nominations should be sent in writing to Jacob Schatz, Corporate Secretary at Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065.
21.	How can I obtain a copy of the Company’s Amended and Restated Bylaws?
Our Amended and Restated Bylaws as of the date of this Proxy Statement are included as an exhibit to a Current Report on Form 8-K we filed with the SEC on August 9, 2019, which you may access through the SEC’s electronic data system called EDGAR at www.sec.gov. You may also request a copy of our Amended and Restated Bylaws by contacting our Corporate Secretary at the address above.
22.	How can I listen to the live audio webcast of the Annual Meeting?
You can listen to the live audio webcast of the Annual Meeting by going to the Investor Relations section of our website at http://ir.ea. com. An archived copy of the webcast will also be available on our website for one year following the Annual Meeting. Please note that participation in the question and answer portion of the Annual Meeting will be limited to those stockholders attending.

2022 PROXY STATEMENT	89

OTHER INFORMATION

23.	Where do I find the voting results of the meeting?
We may announce preliminary voting results at the Annual Meeting. We will also publish the final results on Form 8-K, which we will file with the SEC within four business days after the Annual Meeting. Once filed, you can request a copy of the Form 8-K by contacting our Investor Relations department at (650) 628-0406. You can also get a copy on the Internet at http://ir.ea.com or through the SEC’s electronic data system called EDGAR at www.sec.gov.
24.	Who will pay for this proxy solicitation?
We will bear the costs of soliciting proxies from our stockholders. These costs include preparing, assembling, printing, mailing and distributing the notices, proxy statements, proxy cards and annual reports. In addition, some of our officers, directors, employees and other agents may also solicit proxies personally, by telephone and by electronic and regular mail, and we will pay these costs. EA will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the beneficial owners of the Company’s common stock.
25.	How is the Company’s fiscal year calculated?
The Company’s fiscal year is reported on a 52- or 53-week period that ends on the Saturday nearest March 31. Our results of operations for fiscal year 2022 contained 52 weeks and ended on April 2, 2022. For simplicity of disclosure, fiscal year periods are referred to as ending on a calendar month end, even if the technical end of a fiscal year period was not the last day of a calendar month.
26.	Who can I call with any questions about my shares?
If you hold shares in street name, you may contact your broker. If you are a stockholder of record, you may call our transfer agent, Computershare, at (800) 736-3001 or (781) 575-3100 for international callers or visit their website at www.computershare.com/ investor.

Other Business

The Board of Directors does not know of any other matter that will be presented for consideration at the Annual Meeting except as specified in the notice of the Annual Meeting. If any other matter does properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

90

Appendix A:
Supplemental Information for CD&A

The “Compensation Discussion and Analysis” above contains certain non-GAAP financial measures, which are used internally by our management and Board of Directors in our compensation programs. The table below reconciles these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).

Calculation of Non-GAAP Financial Measures for FY22 Results

(IN MILLIONS, EXCEPT EARNINGS PER SHARE)	FISCAL YEAR ENDED MARCH 31, 2022
GAAP net revenue	$6,991
Change in deferred net revenue (online-enabled games)	524
Non-GAAP net revenue	$7,515
GAAP gross profit	$5,132
Acquisition-related expenses	133
Change in deferred net revenue (online-enabled games)	524
Stock-based compensation	6
Non-GAAP gross profit	$5,795
GAAP operating expenses	$4,003
Acquisition-related expenses	(183)
Stock-based compensation	(522)
Non-GAAP operating expenses	$3,298
GAAP net income	$789
Acquisition-related expenses	316
Change in deferred net revenue (online-enabled games)	524
Stock-based compensation	528
Income tax rate adjustments	(149)
Non-GAAP net income	$2,008
GAAP diluted earnings per share	$2.76
Non-GAAP diluted earnings per share	$7.02
GAAP diluted shares	286
Non-GAAP diluted shares	286

2022 PROXY STATEMENT	91

APPENDIX A: SUPPLEMENTAL INFORMATION FOR CD&A

Calculation of Non-GAAP Financial Measures for Company Bonus Funding and PRSU Attainment

(IN MILLIONS, EXCEPT EARNINGS PER SHARE)	FISCAL YEAR ENDED MARCH 31, 2022
GAAP net revenue	$6,991
Change in deferred net revenue (online-enabled games) and certain acquisition-related impacts	439
Non-GAAP net revenue	$7,430
GAAP gross profit	$5,132
Acquisition-related expenses	133
Change in deferred net revenue (online-enabled games)	464
Stock-based compensation	6
Non-GAAP gross profit	$5,735
GAAP operating expenses	$4,003
Acquisition-related expenses	(213)
Stock-based compensation	(522)
Non-GAAP operating expenses	$2,469
Non-GAAP operating income	$2,467
GAAP net income	$789
Acquisition-related expenses	346
Change in deferred net revenue (online-enabled games) and certain acquisition-related impacts	464
Stock-based compensation	528
Income tax rate adjustments, excluding certain acquisition-related impacts	(144)
Bonus expense, net of tax	237
Non-GAAP net income	$2,220
GAAP diluted earnings per share	$2.76
Non-GAAP diluted earnings per share	$7.76
GAAP diluted shares	286
Non-GAAP diluted shares	286

About Non-GAAP Financial Measures

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures. The Company uses certain non-GAAP financial measures when establishing performance-based targets. These measures adjust for certain items that may not be indicative of the Company’s core business, operating results or future outlook. We believe that these non-GAAP financial measures provide meaningful supplemental information about the Company’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting for future periods and when assessing the performance of the organization. When making compensation decisions for our executives, we utilize non-GAAP financial measures to evaluate the Company’s financial performance and the performance of our management team.

The Company’s target and actual non-GAAP financial measures are calculated with reference to adjustments to GAAP financial measures.
These adjustments exclude the following items, as applicable:

◼	Change in deferred net revenue (online-enabled games) and certain acquisition-related impacts
◼	Acquisition-related expenses
◼	Stock-based compensation
◼	Income tax rate adjustments
◼	Bonus expense

92

APPENDIX A: SUPPLEMENTAL INFORMATION FOR CD&A

We believe it is appropriate to exclude these items for the following reasons:

Change in Deferred Net Revenue (Online-enabled Games) and Certain Acquisition-Related Impacts

The majority of our games, and related extra-content and services have online connectivity whereby a consumer may be able to download updates on a when-and-if-available basis (“future update rights”) for use with the offline core game content (“software license”). In addition, we may also offer a hosted connection for online playability (“online hosting”), that permits consumers to play against each other without a separate fee. Because the majority of our sales of our online-enabled games include future update rights and/or online hosting performance obligations, GAAP requires us to allocate a portion or all of the transaction price to these performance obligations which are recognized ratably over an estimated offering period. Our deferred net revenue balance is increased by the revenue being deferred for current sales and is reduced by the recognition of revenue from prior sales (this is referred to as the “change in the deferred revenue” balance). Our management excludes the impact of the net change in deferred net revenue related to online-enabled games in its non-GAAP financial measures for the reasons stated above and also to facilitate an understanding of our operations because all related costs of revenue are expensed as incurred instead of deferred and recognized ratably.

In addition to the above, for purposes of determining the funding of the Company’s bonus pool and to measure performance for certain PRSU awards, management excluded the impact of certain mergers and acquisitions activity to our non-GAAP financial measures in the assessment of our financial performance for the fiscal year.

Acquisition-Related Expenses

GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include expensing acquired intangible assets, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition and/or acquired intangible assets when future events indicate there has been a decline in its value. Offsetting these expenses are certain cost exclusions related to impacts from current year acquisitions activity. When analyzing the operating performance of an acquired entity, our management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration, if any) without taking into consideration any allocations made for accounting purposes. When analyzing the operating performance of an acquisition in subsequent periods, our management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results.

Stock-Based Compensation

When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Income Tax Rate Adjustments

The Company uses a fixed, long-term projected tax rate internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company applies the same tax rate to its non-GAAP financial results and generally does not include one-time tax benefits. During fiscal year 2022, the Company applied a tax rate of 18% to determine the non-GAAP income tax expense.

Bonus Expense

The Company determines the funding for its bonus pool under the EA Bonus Plan based in part on financial performance, which includes a non-GAAP diluted earnings per share component. The Company excludes bonus expense under the EA Bonus Plan when establishing the non-GAAP diluted earnings per share target, and measuring performance against that target because its effect on non-GAAP earnings per share is not indicative of the Company’s financial performance.

2022 PROXY STATEMENT	93

Appendix B

ELECTRONIC ARTS INC.

2019 EQUITY INCENTIVE PLAN

As Amended on May 20, 2022
As Approved by Stockholders on August [11], 2022

1.

PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate Eligible Individuals whose present and potential contributions are important to the success of the Company and its Subsidiaries by offering them an opportunity to participate in the Company’s future performance through Awards. Capitalized terms not defined in the text are defined in Section 25.

2.	SHARES SUBJECT TO THIS PLAN.

2.1

Number of Shares Available for Awards. Subject to Sections 2.2, 2.3, 2.4 and 19, the aggregate number of Shares that have been reserved pursuant to this Plan is 16,000,000 Shares (including for Incentive Stock Options) plus any Shares authorized for grants or subject to Awards under the Electronic Arts Inc. 2000 Equity Incentive Plan, as amended and restated on July 28, 2016 (the “Prior Plan”) that are not issued or delivered to a Participant for any reason, including, without limitation, Shares subject to an Award that terminates, expires, or lapses for any reason, or that is settled in cash. Any Shares distributed pursuant to an Award may consist in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market.

2.2

Share Usage. Any Shares that are subject to Awards of Options or SARs or any other Award that is not a Full-Value Award shall be counted against this limit as one (1) Share for every one (1) Share granted or subject to grant for any such Award. Any Shares that are subject to a Full-Value Award (other than Options or SARs) shall be counted against this limit as 1.43 Shares for every one (1) Share granted or subject to grant for any such Award. To the extent that an Award terminates, expires, or lapses for any reason, or that is settled in cash, any Shares subject to the Award shall again be available for the grant of an Award. Any Shares that become available for the grant of Awards pursuant to this Section 2.2 shall be added back as one (1) Share if such Shares were subject to Options or SARs granted under this Plan and as 1.43 Shares if such Shares were subject to Full-Value Awards granted under this Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under this Section 2.2: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR; (ii) Shares tendered by a Participant or withheld by the Company in payment of the Exercise Price of an Option or a SAR; (iii) Shares tendered by a Participant or withheld by the Company to satisfy any Tax-Related Items withholding obligation with respect to an Award; and (iv) Shares repurchased by the Company on the open market with the proceeds of the Exercise Price from Options. The payment of Dividend Equivalent Rights, if any, in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under this Plan. Notwithstanding the provisions of this Section 2.2, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

2.3

Substitute Awards. To the extent permitted by applicable securities law or any rule of the securities exchange on which the Shares are then listed or traded, Substitute Awards issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against Shares available for grant pursuant to this Plan. Additionally, to the extent permitted by applicable securities law or any rule of the securities exchange on which the Shares are then listed or traded, in the event that an entity acquired by (or combined with) the Company or any Subsidiary has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the Shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of ordinary shares of the entities party to such acquisition or combination) may, at the discretion of the Committee, be used for Substitute Awards under this Plan in lieu of awards under the applicable pre-existing plan of the other company and shall not reduce the Shares authorized for grant under this Plan; provided that Substitute Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors of the Company or any Subsidiary prior to such acquisition or combination.

2.4

Adjustment of Shares. In the event of any increase, decrease or change in the number or characteristic of outstanding Shares of the Company effected without receipt of consideration by the Company or by reason of a share split, reverse share split, spin-off, share or extraordinary cash dividend or other distribution, share combination or reclassification, recapitalization or merger, Change in Control, or similar event, the Committee may substitute or adjust proportionately, as the Committee in its sole discretion deems equitable, (a) the aggregate number and kind of Shares that may be issued under this Plan (including, but not limited to, adjustments of the limitations in Section 2.1); (b) the number and kind of securities subject to outstanding Awards; (c) the terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Goals or criteria with respect thereto); and (d) the Exercise Price or purchase price per Share for any outstanding Awards under this Plan, subject to any required action by the Board or the stockholders of the Company and compliance with Applicable Laws; provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring; and provided, further,

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that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee in its sole discretion. Any adjustment affecting an Award that is subject to Section 409A of the Code shall be made consistent with the requirements of Section 409A.

3.	ELIGIBILITY AND PARTICIPATION.

	3.1	Eligibility. Unless otherwise set forth in Section 5.5, each Eligible Individual shall be eligible to be granted one or more Awards.

3.2

Participation. Subject to the provisions of this Plan, the Committee, from time to time, may select from among all Eligible Individuals those to whom Awards shall be granted, and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan and the grant of an Award to an Eligible Individual shall not imply any entitlement to receive future Awards.

4.	ADMINISTRATION.

	4.1	Committee Authority. This Plan will be administered by the Committee. The Committee will have the authority to:

		(a)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

		(b)	prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

		(c)	select Eligible Individuals to receive Awards;

(d)

determine the terms and conditions of any Award, including, without limitation, the vesting, exercisability and payment of Awards, whether the Awards are subject to any Performance Goals or Performance Factors; the effect of a Participant’s leave of absence or Termination of Service on any Award, and accelerations or waivers thereof, any provisions related to recoupment of an Award or a gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e)

determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited, or surrendered;

		(f)	determine the number of Shares or other consideration subject to Awards;

(g)

determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Subsidiary;

(h)

establish, adopt or revise any rules and regulations, including adopting sub-plans to this Plan, for the purposes of facilitating compliance with foreign laws, easing the administration of this Plan and/or taking advantage of tax-favorable treatment for Awards granted to Participants outside the U.S., in each case as it may deem necessary or advisable;

		(i)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

		(j)	determine whether a Performance-Based Award has been earned; and

		(k)	prescribe the form of each Award Agreement, which need not be identical for each Participant and may vary for Participants within and outside of the U.S.; and

		(l)	make all other determinations necessary or advisable for the administration of this Plan.

4.2

Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan.

4.3

Action by the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of this Plan.

4.4

Delegation of Authority. To the extent permitted by Applicable Laws, the Committee, from time to time, may delegate to a committee of one or more members of the Board or to one or more officers of the Company the authority to (i) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan, and (ii) grant an Award under this Plan to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Non-Employee Directors) to whom authority have been delegated pursuant to the foregoing clauses (i) and (ii). Furthermore, if the authority to grant or amend Awards has been delegated to a committee pursuant and subject to the preceding sentence, such authority may be further delegated by such committee to one or more officers of the Company. For the avoidance of doubt, provided it meets the limitations of this Section 4.4, any delegation hereunder shall include the right to modify Awards as necessary to accommodate changes in Applicable Laws or regulations, including, without limitation, in jurisdictions outside the U.S. Furthermore, any delegation hereunder shall be subject to the restrictions and limitations that the Committee specifies at the time of such delegation, and the Committee may rescind at any time the authority so delegated and/or appoint a new delegatee. At all times, the delegatee appointed under this Section 4.4 shall serve in such capacity at the pleasure of the Committee.

2022 PROXY STATEMENT	95

APPENDIX B

5.	OPTIONS. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions, and the Committee may specify such additional terms and conditions as:

	5.1	Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 2.4 and except with respect to Substitute Awards, the per-Share exercise price for any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

5.2

Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under this Plan shall not exceed ten (10) years. The Committee also shall specify the vesting conditions, if any, as it deems appropriate that must be satisfied before all or part of an Option may be exercised. The vesting conditions, if any, may be based on, among other conditions, a Participant’s continued Service, the attainment of Performance Goals, or a combination of both.

5.3

Payment. The Committee shall determine the methods by which the exercise price of an Option and any applicable withholding of Tax-Related Items may be paid, including the following methods: (i) cash or check; (ii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date or surrender of attestation equal to the aggregate exercise price of the Shares as to which the Option is to be exercised; (iii) promissory note from a Participant to the Company or a third-party loan guaranteed by the Company (in either case, with such loan bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code or similar local tax law); (iv) through the delivery of a notice that a Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; (v) by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price (plus Tax-Related Items, if applicable) and any remaining balance of the aggregate exercise price (and/or applicable withholding taxes) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by Participant in cash or other form of payment approved by the Committee; (vi) other property acceptable to the Committee; or (vii) any combination of the foregoing methods of payment. The Award Agreement will specify the methods of paying the exercise price available to each Participant. The Committee also shall determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of this Plan to the contrary, no Participant who is a Non-Employee Director or an “executive officer” of the Company within the meaning of Item 401(b) of Regulation S-K of the Securities Act or Sections 16a-1(f) and 3b-7 of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

	5.4	Exercise of Option.

(a)

Procedure for Exercise. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (A) a notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (B) full payment for the Shares with respect to which the Option is exercised (together with applicable Tax-Related Items). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and this Plan. Shares issued upon exercise of an Option shall be issued in the name of a Participant.

(b)

Termination of Service. If a Participant’s Service is Terminated, including as a result of a Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the Termination Date (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). Unless otherwise provided by the Committee, if on the date of Termination of Service, a Participant is not vested as to his or her entire Option, the unvested portion of the Option shall be forfeited, and the Shares covered by the unvested portion of the Option shall revert to this Plan. If, after Termination of Service, a Participant does not exercise his or her Option within the time specified by the Committee, the Option shall terminate, and the Shares covered by such Option shall revert to this Plan.

5.5

Incentive Stock Options. Incentive Stock Options shall be granted only to Employees of the Company or any “subsidiary corporation,” as defined in Section 424(f) of the Code and any applicable U.S. Department of Treasury regulations promulgated thereunder, of the Company, and the terms of any Incentive Stock Options, in addition to the requirements of Sections 5.1 through 5.4 must comply with the provisions of this Section 5.5.

		(a)	Expiration. Subject to Section 5.5(c) an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

			(i)	Ten (10) years from the date of grant, unless an earlier time is set in the Award Agreement;

			(ii)	Three (3) months after a Participant’s Termination Date on account of any reason other than death or Disability (within the meaning of Section 22(e)(3) of the Code); and

			(iii)	One (1) year after the date of a Participant’s Termination of Service on account of death or Disability (within the meaning of Section 22(e)(3) of the Code).

(b)

Dollar Limitation. The aggregate Fair Market Value of all Shares underlying an Incentive Stock Option may not exceed US$100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision at the time the Incentive Stock Option is first exercisable by a Participant in any given calendar year. The US$100,000 limit is determined

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APPENDIX B

based on the aggregate Fair Market Value of the Option on the date the Incentive Stock Option is granted, not at the time the Option is exercisable by a Participant. If the Incentive Stock Option is first exercisable by a Participant in excess of such limitation, the excess shall be considered a Non-Qualified Stock Option.

(c)

Ten Percent Owners. An Incentive Stock Option may be granted to any individual who, at the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Shares of the Company only if such Incentive Stock Option is granted with an Exercise Price that is not less than 110% of Fair Market Value on the date of grant and the Incentive Stock Option is exercisable for no more than five (5) years from the date of grant.

(d)

Notice of Disposition. A Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within (i) two (2) years from the date of grant of such Incentive Stock Option or (ii) one (1) year after the transfer of such Shares to the Participant.

(e) Right to Exercise. During a Participant’s lifetime, only the Participant may exercise an Incentive Stock Option.

(f)

Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.6

Substitution of SARs. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have the right to substitute a SAR for such Option at any time prior to or upon exercise of such Option; provided, that such substitution complies with Section 2 of this Plan and that the SAR shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.

6.	RESTRICTED STOCK. The Committee is authorized to grant Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock and subject to execution of the Award Agreement, a Participant shall become a stockholder of the Company with respect to all Shares subject to the Restricted Stock and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive dividends and other distributions made with respect to such Shares.

	6.1	Purchase Price. At the time of the grant of Restricted Stock, the Committee shall determine the price, if any, to be paid by a Participant for each Share subject to the Restricted Stock.

6.2

Issuance, Vesting and Restrictions. The Committee shall determine the vesting or other conditions, if any, and such other restrictions on transferability and other restrictions to which Restricted Stock may or may not be subject (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends and other distributions on the Restricted Stock), subject to the provisions of Section 18.3. The vesting conditions may be based on, among other vesting conditions, a Participant’s continued Service, the attainment of Performance Goals, or a combination of both.

6.3

Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon Termination of Service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4

Legend. Restricted Stock granted pursuant to this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are issued in the name of a Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

7.	RESTRICTED STOCK UNITS. The Committee is authorized to grant Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.

7.1

Vesting Conditions. A Participant receiving a Restricted Stock Unit Award shall not possess the rights of a stockholder of the Company with respect to the Shares subject to such grant until the Award is settled and the Shares have been issued to a Participant. The Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The vesting conditions may be based on, among other vesting conditions, a Participant’s continued Service, the attainment of Performance Goals, or a combination of both.

	7.2	Purchase Price. At the time of the grant of Restricted Stock Units, the Committee shall determine the price, if any, to be paid by a Participant for each Share subject to the Restricted Stock Units.

7.3

Form and Time of Settlement. The Committee shall specify the settlement date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date, or it may be deferred to any later date, subject to compliance with Section 409A of the Code in the case of Restricted Stock Units granted to a U.S. taxpayer, as applicable. On the settlement date, subject to satisfaction of applicable Tax-Related Items withholding (as further set forth in Section 13), the Company shall issue or transfer to a Participant one Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a Restricted Stock Unit may be made in cash (in an amount reflecting the Fair Market Value of Shares that would have been issued) or any combination of cash and Shares, as determined by the Committee, in its sole discretion, in either case less applicable withholding of Tax-Related Items (as further set forth in Section 13). Until a Restricted Stock Unit is settled, the number of Restricted Stock Units shall be subject to adjustment pursuant to Section 2.4.

2022 PROXY STATEMENT	97

APPENDIX B

7.4

General Creditors. A Participant who has been granted Restricted Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement evidencing the grant of the Restricted Stock Units.

8.

STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights, or SARs, to Eligible Individuals on the following terms and conditions and such additional terms and conditions as may be specified by the Committee:

	8.1	Exercise Price. The Exercise Price per Share subject to a SAR shall be determined by the Committee and set forth in the Award Agreement but shall be no less than 100% of the Fair Market Value per Share as of the date of grant.

8.2

Time and Conditions of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part; provided that the term of any SAR granted under this Plan shall not exceed ten years. The Committee shall also determine the Performance Goals or other conditions, if any, that must be satisfied before all or part of a SAR may be exercised. The vesting conditions may be based on, among other vesting conditions, a Participant’s continued Service, the attainment of Performance Goals, or a combination of both.

8.3

Payment and Limitations on Exercise. A SAR shall entitle a Participant (or other person entitled to exercise the SAR pursuant to this Plan) to exercise all or a specified portion of the SAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Shares on the date the SAR is exercised over (B) the Exercise Price of the SAR and (ii) the number of Shares with respect to which the SAR is exercised, less applicable withholding of Tax-Related Items (as further set forth in Section 13), subject to any limitations the Committee may impose. Payment of the amounts determined under this Section shall be in cash, in Shares (based on the Fair Market Value of the Shares as of the date the SAR is exercised) or a combination of both, as determined by the Committee and set forth in the Award Agreement.

9.

OTHER SHARE-BASED AWARDS. Subject to limitations under Applicable Laws, the Committee is authorized under this Plan to grant Awards (other than Options, Restricted Stock, Restricted Stock Units and SARs) to Eligible Individuals subject to the terms and conditions set forth in this Section 9 and such other terms and conditions as may be specified by the Committee that are not inconsistent with the provisions of this Plan and that, by their terms, involve or might involve the issuance of, consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise relate to, Shares. The Committee may also grant Shares as a bonus, or may grant other Awards in lieu of obligations of the Company or a Subsidiary to pay cash or other property under this Plan or other plans or compensatory arrangements. The terms and conditions applicable to such other Awards shall be determined from time to time by the Committee and set forth in an applicable Award Agreement. The Committee may establish one or more separate programs under this Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Committee from time to time.

9.1

Exercise Price. The Committee may establish the exercise price, if any, of any Other Share-Based Award granted pursuant to this Section 9; provided that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant for an Award that is intended to be exempt from Section 409A of the Code.

	9.2	Form of Payment. Payments with respect to any Awards granted under Section 9 shall be made in cash or cash equivalent, in Shares or any combination of the foregoing, as determined by the Committee.

9.3

Vesting Conditions. The Committee shall specify the date or dates on which the Awards granted pursuant to this Section shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The vesting conditions may be based on, among other vesting conditions, a Participant’s continued Service, the attainment of Performance Goals, or a combination of both.

9.4

Term. Except as otherwise provided herein, the Committee shall set, in its discretion, the term of any Award granted pursuant to this Section; provided that the term of any Award granted pursuant to this Section shall not exceed ten (10) years.

10.	GRANTS TO NON-EMPLOYEE DIRECTORS.

10.1

Types of Awards and Shares. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except Incentive Stock Options. Awards pursuant to this Section 10 may be automatically made pursuant to policy adopted by the Board or the Committee, or made from time to time as determined in the discretion of the Board or the Committee.

10.2

Eligibility. Awards pursuant to this Section 10 shall be granted only to Non-Employee Directors. A Non-Employee Director who is appointed, elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 10.

	10.3	Vesting, Exercisability and Settlement.

(a)

Except as set forth in Section 10.3(b), Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

(b)

Notwithstanding any provision to the contrary, in the event of a corporate transaction described in Section 19.1, the vesting of all Awards granted to Non-Employee Directors pursuant to this Section 10 will accelerate and such Awards will become exercisable (to the extent applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within three months of the consummation of said event, or such earlier date as may be set forth in the agreement governing the transaction to the extent the Awards are not assumed by the successor corporation. Any Awards not exercised within such three-month period (or, if applicable, such other period specified in the agreement governing the transaction) shall expire.

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APPENDIX B

10.4

Shares in Lieu of Cash Compensation. Each Non-Employee Director may elect to reduce all or part of the cash compensation otherwise payable for services to be rendered by him or her as a director (including the annual retainer and any fees payable for serving on the Board or a Committee of the Board) and to receive in lieu thereof Shares, provided such election complies with Section 409A of the Code. On such election, the cash compensation otherwise payable will be increased by 10% for purposes of determining the number of Shares to be credited to such Non-Employee Director. If a Non-Employee Director so elects to receive Shares in lieu of cash, there shall be credited to such Non-Employee Director a number of Shares equal to the amount of the cash compensation so reduced (increased by 10% as described in the preceding sentence) divided by the Fair Market Value on the day in which the compensation would have been paid in the absence of such election, rounded down to the next whole Share.

10.5

Maximum Awards. No Non-Employee Director may be granted, in any fiscal year of the Company, Awards with a grant date fair value of more than US$1,200,000 in aggregate whereby (1) Shares in lieu of cash compensation may not have a grant date fair value in excess of US$600,000; and (2) a service Award may not have a grant date fair value in excess of US$600,000. Grant date fair value is determined as of the grant date of the Award or Shares in lieu of cash compensation in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto).

11.

FORFEITURE OR CLAWBACK OF AWARDS. Notwithstanding anything to the contrary contained herein, and in accordance with Applicable Laws, an Award Agreement may provide that the Award shall be forfeited or canceled if a Participant engages in activity that is in conflict with or adverse to the interest of the Company or its Subsidiaries (including conduct contributing to financial restatements, material noncompliance in the financial reporting requirements or similar financial or accounting irregularities), as determined by the Committee in its sole discretion. Subject to Applicable Laws, the Committee may provide in an Award Agreement that if within the time period specified in the Award Agreement a Participant engages in an activity referred to in the preceding sentence, a Participant will forfeit any gain realized with respect to the Award and must repay such gain to the Company. Notwithstanding this Section 11, any Award Agreement evidencing Awards to an Eligible Individual shall provide for repayment on forfeiture as may be required to comply with the requirement of any applicable securities law, including any securities exchange on which the Shares are listed or traded, as may be in effect from time to time.

12.

FOREIGN AWARDS AND RIGHTS. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in countries and other jurisdictions in which the Company and its Subsidiaries have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to (i) modify the terms and conditions of any Award granted to Eligible Individuals to comply with Applicable Laws of jurisdictions where Eligible Individuals reside without seeking the consent of the affected Eligible Individuals; (ii) establish sub-plans and determine the Exercise Price, exercise procedures and other terms and procedures and rules, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Subsidiaries or Participants residing in particular locations; provided, however, that no such sub-plans and/or modifications shall increase the share limits contained in Section 2 or otherwise require stockholder approval; and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under this Plan or on Termination of Service, available methods of exercise or settlement of an Award, payment of Tax-Related Items, the shifting of employer tax liability to a Participant, the withholding procedures and handling of any Share certificates or other indicia of ownership which may vary with local requirements. The Committee may also adopt sub-plans to this Plan intended to allow the Company to grant tax-qualified Awards in a particular jurisdiction and, as part of such sub-plan, may restrict the sale of Shares and/or modify the Change in Control and adjustments provisions of this Plan to the extent necessary to comply with the tax requirements of the jurisdiction. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Securities Act, Exchange Act, the Code, or any securities law.

13.

WITHHOLDING TAXES. The Company and its Subsidiaries each shall have the authority and right to deduct or withhold or require a Participant to remit to the Company or any Subsidiary, an amount sufficient to satisfy Tax-Related Items with respect to any taxable event concerning a Participant arising as a result of this Plan or to take such other action as may be necessary in the opinion of the Company or a Subsidiary, as appropriate, to satisfy withholding obligations for the payment of Tax-Related Items, including but not limited to (i) withholding from a Participant’s wages or other cash compensation; (ii) withholding from the proceeds for the sale of Shares underlying the Award either through a voluntary sale or a mandatory sale arranged by the Company on a Participant’s behalf; or (iii) in the Committee’s sole discretion and in satisfaction of the foregoing requirement, by withholding Shares otherwise issuable under an Award (or allow the return of Shares). No Shares shall be delivered hereunder to any Participant or other person until a Participant or such other person has made arrangements acceptable to the Company for the satisfaction of the Tax-Related Items withholdings obligations with respect to any taxable event concerning a Participant or such other person arising as a result of this Plan.

14.

PRIVILEGES OF STOCK OWNERSHIP. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to a Participant. After Shares are issued to a Participant, a Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive any dividends or other distributions made or paid with respect to such Shares; provided, however, that if such Shares are Restricted Stock, then any new, additional or different securities a Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock.

15.

EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards; provided, however, that no such exchange program may, without the approval of the Company’s stockholders, allow for the cancellation of an outstanding Option or SAR followed by its replacement with a new Option or SAR having a lower Exercise Price. The Committee may, subject to approval by the Company’s stockholders, at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and a Participant may agree.

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APPENDIX B

16.

SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. The obligation of the Company to make payment of Awards in Shares or otherwise shall be subject to all Applicable Laws, and to such approvals by government agencies, including government agencies in jurisdictions outside of the U.S., in each case as may be required or as the Company deems necessary or advisable. Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Shares under any Applicable Laws in the U.S. or in a jurisdiction outside of the U.S. or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the affected Participant. The Company shall be under no obligation to register, pursuant to the Securities Act or otherwise, any offering of Shares issuable under this Plan. If, in certain circumstances, the Shares paid pursuant to this Plan may be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

17.

TRANSFERABILITY. No right or interest of a Participant in any Award, including Incentive Stock Options, may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by a Participant other than by will or by the laws of descent and distribution, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company.  Further, during a Participant’s lifetime, Incentive Stock Options, Non-Qualified Stock Options and/or SARs granted to a Participant shall be exercisable only by the applicable Participant, except, with respect to Non-Qualified Stock Options and SARs, as otherwise determined by the Committee. Notwithstanding the foregoing, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the affected Participant’s rights and receive any property distributable with respect to an Award upon a Participant’s death.

18.	PROVISIONS APPLICABLE TO AWARDS.
18.1

Stand-Alone and Tandem Awards. Awards granted pursuant to this Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to this Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

18.2

Award Agreement. Awards under this Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award, not inconsistent with this Plan, which may include, without limitation, the term of an Award, the provisions applicable in the event a Participant’s Service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

18.3

Dividend Equivalent Rights; Dividends. Any Participant selected by the Committee may be granted Dividend Equivalent Rights based on the dividends, if any, declared on the Shares that are subject to any Restricted Stock Unit or an Other Share-Based Award that is a Full Value Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is vests or is settled, as determined by the Committee and set forth in the applicable Award Agreement. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. To the extent Shares subject to an Award (other than Restricted Stock) are subject to vesting conditions, any Dividend Equivalent Rights relating to such Shares shall either (i) not be paid or credited or (ii) be accumulated and subject to restrictions and risk of forfeiture to the same extent as the underlying Award with respect to which such cash, stock or other property has been distributed. For Shares of Restricted Stock that are subject to vesting, dividends shall be accumulated and subject to any restrictions and risk of forfeiture to which the underlying Restricted Stock is subject.

18.4

Stock Certificates; Book Entry Procedures. Any certificates evidencing Shares delivered pursuant to this Plan are subject to any restrictions as the Committee deems necessary or advisable to comply with Applicable Laws, including the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any certificate evidencing Shares to reference restrictions applicable to the Shares. Notwithstanding any other provision of this Plan, unless otherwise determined by the Committee or required by Applicable Laws, rules or regulations, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

18.5

Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website, intranet or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

18.6

No Obligation to Employ. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any parent or Subsidiary of the Company or limit in any way the right of the Company or any Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

18.7

Non-exclusivity of this Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board or the Committee to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

100

APPENDIX B

19.	CHANGE IN CONTROL.
19.1

Assumption or Replacement of Awards. In the event of a Change in Control, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by Participants, substantially similar shares or other property. The portion of any Incentive Stock Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Stock Option only to the extent the applicable US$100,000 limitation is not exceeded. To the extent such U.S. dollar limitation is exceeded, the accelerated portion of such Option shall be exercisable as a Non-Qualified Option.

19.2

Treatment of Awards That are not Assumed or Replaced. Notwithstanding anything contrary in this Plan or the Electronic Arts Inc. Amended and Restated Change in Control Severance Plan, and provided that any applicable Award Agreement does not expressly preclude the following from applying, if a Change in Control occurs and Awards that vest solely on a Participant’s continued Service are not converted, assumed, substituted or replaced by a successor or survivor corporation, or a parent or subsidiary thereof, then immediately prior to the Change in Control the Awards shall become fully vested and/or exercisable and all forfeiture restrictions on such Awards shall lapse and, immediately following the consummation of such Change in Control, all such Awards, including any un-exercised Awards shall terminate and cease to be outstanding. Performance-Based Awards shall be subject to the provisions of the Award Agreement governing the impact of a Change in Control, provided that any such provisions in the Award Agreement are consistent with the terms of this Plan.

19.3

Termination of Service. Where Awards are assumed or continued after a Change in Control, the Committee may further provide that the vesting of one or more Awards will automatically accelerate upon a Participant’s involuntary Termination of Service within a designated period following the effective date of such Change in Control. Any such Award shall accordingly, upon a Participant’s involuntary Termination of Service in connection with a Change in Control, become fully vested and/or exercisable and all forfeiture restrictions on such Award shall lapse.

19.3

Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 19 or under an employment agreement or other compensation arrangement of the Company, in the event of the occurrence of any transaction described in Section 19.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

20.	EFFECTIVE AND EXPIRATION DATE.
20.1

Plan Effective Date. This Plan was approved by the Board on May 16, 2019, and became effective on August 8, 2019 (the “Effective Date”). This Plan was amended by the Board on May 20, 2022, and the amended Plan became effective on August [11], 2022, the date it was approved by stockholders of the Company.

20.2

Expiration Date. This Plan will continue in effect until the earlier of the twentieth anniversary of the Effective Date or the date this Plan is terminated by the Board or the Committee, except that no Incentive Stock Options may be granted under this Plan after the tenth (10th) anniversary of the last date on which the stockholders of the Company approved the Plan. Any Awards that are outstanding on the date this Plan terminates shall remain in force according to the terms of this Plan and the applicable Award Agreement.

21.	GOVERNING LAW. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws.
22.

AMENDMENT OR TERMINATION OF PLAN. The Committee shall have the authority to amend or modify the terms and conditions of, or suspend or cancel any outstanding Award consistent with this Plan. The Board or Committee may amend, suspend or terminate this Plan at any time; provided, however, that the Board or the Committee shall not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval under the NASDAQ National Market or other securities exchange listing requirements then applicable to the Company including, other than pursuant to Section 16, (i) increasing the benefits accrued to Participants, (ii) increasing the number of Shares which may be issued under this Plan, (iii) modifying the requirements for participation in this Plan to allow additional individuals to participate, or (iv) except in connection with an adjustment or Change in Control as set forth in Sections 2 or 19, amending an Option or SAR to reduce the Exercise Price to below the Fair Market Value of the Shares on the original date of grant or canceling, substituting, exchanging, replacing, buying out or surrendering Options or SARs at a time when the Fair Market Value of the Shares is less than the Exercise Price of such Option or SARs in exchange for cash, or the grant of other Awards or for Options or SARs with an Exercise Price below the Fair Market Value of the Shares on the original date of grant.

23.

COMPLIANCE WITH SECTION 409A OF THE CODE FOR U.S. TAXPAYERS. This Plan and all Awards made hereunder shall be interpreted, construed and operated to reflect the intent of the Company that all aspects of this Plan and the Awards shall be interpreted either to be exempt from the provisions of Section 409A of the Code or, to the extent subject to Section 409A of the Code, comply with Section 409A of the Code and any regulations and other guidance thereunder. This Plan may be amended at any time, without the consent of any party, to avoid the application of Section 409A of the Code in a particular circumstance or that is necessary or desirable to satisfy any of the requirements under Section 409A of the Code, but the Company shall not be under any obligation to make any such amendment. Anything in this Plan to the contrary notwithstanding, if an Award constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant’s Termination of Service, it shall not be made to a Participant unless a Participant’s Termination of Service constitutes a “separation from service” (within the meaning of Section 409A of the Code and any the regulations or other guidance thereunder). In addition, no such payment or

2022 PROXY STATEMENT	101

APPENDIX B

distribution shall be made to a Participant prior to the earlier of (a) the expiration of the six-month period measured from the date of a Participant’s separation from service or (b) the date of a Participant’s death, if a Participant is deemed at the time of such separation from service to be a “specified employee” (within the meaning of Section 409A of the Code and any the regulations or other guidance thereunder) and to the extent such delayed commencement is otherwise required in order to avoid a prohibited distribution under Section 409A of the Code and any the regulations or other guidance thereunder. Except as provided in an Award Agreement, all payments which had been delayed pursuant to the immediately preceding sentence shall be paid to a Participant in a lump sum upon expiration of such six-month period (or, if earlier, upon a Participant’s death).

24.

SEVERABILITY. If any provision of this Plan or the application of any provision hereof to any person or circumstance is held to be invalid or unenforceable, the remainder of this Plan and the application of such provision to any other person or circumstance shall not be affected, and the provisions so held to be unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.

25.

DEFINITIONS. Wherever the following terms are used in this Plan, they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

“Applicable Laws” means requirements relating to the administration of equity-based and cash-based awards, as applicable, and the related issuance of Shares under U.S. state corporate laws, U.S. federal and state and non-U.S. securities laws, the Code, any securities exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under this Plan.

“Award” means an Option, Restricted Stock Unit, Restricted Stock, a Stock Appreciation Right, or an Other Share-Based Award granted to a Participant pursuant to this Plan.
“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and a Participant setting forth the terms and conditions of the Award.
“Board” means the Board of Directors of the Company.
“Change in Control” shall be deemed to have occurred if the event set forth in any one of the following subsections shall have occurred:
(i)

Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of (A) the then outstanding common stock of the Company or (B) the total voting power represented by the Company’s then outstanding voting securities; or

(ii)

The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, which would result in the common stock or voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the outstanding shares or common stock or total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such sale or disposition; or

(iii)

The consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company by virtue of the closing or effective date of such merger or consolidation with any other corporation, other than a merger or consolidation which would result in the common stock or voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the outstanding shares or common stock or total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(iv)

A change in the composition of the Board during any twelve-month period, as a result of which less than a majority of the Directors are Incumbent Directors. “Incumbent Directors” shall mean Directors who either (A) are Directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(v)

For the avoidance of doubt, a transaction shall not constitute a Change in Control (i) if effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity of the Company (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) and (ii) where all or substantially all of the person(s) who are the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction will beneficially own, directly or indirectly, all or substantially all of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the ultimate parent entity resulting from such transaction in substantially the same proportions as their ownership, immediately prior to such transaction, of such outstanding securities of the Company.

102

APPENDIX B

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee comprised of Directors (or if no such committee is appointed, the Board, provided that a majority of the Board members are “independent directors” for the purpose of the rules and regulations of the Nasdaq Stock Market or such other principal securities exchange or market on which the Shares are then listed or traded).

“Common Stock” means the common stock of the Company, par value US$0.01 per Share.
“Company” means Electronic Arts Inc. or any successor corporation.

“Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Subsidiary; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.

“Director” means a member of the Board.

“Disability” means, unless otherwise provided in an Award Agreement, that a Participant would qualify to receive benefit payments under the long-term disability plan or policy, as it may be amended from time to time, of the Company or the Subsidiary to which a Participant provides Service regardless of whether a Participant is covered by such policy. If the Company or the Subsidiary to which a Participant provides Service does not have a long-term disability policy, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by a Participant by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion. Notwithstanding the foregoing, (a) for purposes of Incentive Stock Options granted under this Plan, “Disability” means that a Participant is disabled within the meaning of Section 22(e)(3) of the Code, and (b) with respect to an Award that is subject to Section 409A of the Code where the payment or settlement of the Award will accelerate as a result of a Participant’s Disability, solely for purposes of determining the timing of payment, no such event will constitute a Disability for purposes of this Plan or any Award Agreement unless such event also constitutes a “disability” as defined under Section 409A of the Code.

“Dividend Equivalent Right” means a right to receive, in such form and on such terms as the Committee may determine, the equivalent value of a dividend or distribution paid by the Company, if any, on one of its Shares (in cash or in Shares), that would be payable on the number of Shares subject to a Full-Value Award.

“Eligible Individual” means any natural person who is an Employee, Consultant or a Director, as determined by the Committee.

“Employee” means an individual, including an officer or Director, who is treated as an employee in the personnel records of the Company or a Subsidiary and providing Service to the Company or the Subsidiary. Neither services as a Director nor payment of a director’s fee by the Company or a Subsidiary shall be sufficient to constitute “employment” by the Company or a Subsidiary.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exercise Price” means the price at which a holder of an Option or a SAR, as the case may be, may purchase the Shares issuable upon exercise of such Option or SAR.
“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a) if such Common Stock is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on the date of determination as reported on the Nasdaq website;
(b)

if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c)

if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

(d) if none of the foregoing is applicable, by the Committee in good faith.

Notwithstanding the foregoing, for income tax reporting purposes under U.S. federal, state, local or non-U.S. law and for such other purposes as the Committee deems appropriate, including, without limitation, where Fair Market Value is used in reference to exercise, vesting, settlement or payout of an Award, the Fair Market Value shall be determined by the Company in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

“Full-Value Award” means any Award other than an (i) Option, (ii) SAR or (iii) other Award for which a Participant pays (or the value or amount payable under the Award is reduced by) an amount equal to or exceeding the Fair Market Value of the Shares, determined as of the date of grant.

“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.
“Option” means an award of an option to purchase Shares at a specified Exercise Price pursuant to Section 5.
“Other Share-Based Award” shall mean an Award granted pursuant to Section 9.

2022 PROXY STATEMENT	103

APPENDIX B

“Non-Employee Director” means a member of the Board who is not an Employee.

“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option or that fails to so qualify.

“Participant” means an Eligible Individual who receives an Award under this Plan.

“Performance-Based Award” means an Award that is subject, in whole or in part, to Performance Goals.

“Performance Factors” means any of the factors selected by the Committee in its sole discretion and specified in an Award Agreement, and may include the following measures, or any other measures the Committee may deem appropriate, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the Performance Goals established by the Committee with respect to applicable Awards have been satisfied:

(a)	Profit Before Tax;

(b)	Revenue (on an absolute basis or adjusted for currency effects);

(c)	Net revenue;

(d)	Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);

(e)	Operating income;

(f)	Operating margin;

(g)	Operating profit;

(h)	Controllable operating profit, or net operating profit;

(i)	Net Profit;

(j)	Gross margin;

(k)	Operating expenses or operating expenses as a percentage of revenue;

(l)	Net income;

(m)	Earnings per share;

(n)	Total stockholder return;

(o)	Market share;

(p)	Return on assets or net assets;

(q)	The Company’s stock price

(r)	Growth in stockholder value relative to a pre-determined index;

(s)	Return on equity;

(t)	Return on invested capital;

(u)	Cash Flow (including free cash flow or operating cash flows);

(v)	Cash conversion cycle;

(w)	Economic value added;

(x)	Individual confidential business objectives;

(y)	Contract awards or backlog;

(z)	Overhead or other expense reduction;

(aa)	Credit rating;

(bb)	Strategic plan development and implementation;

(cc)	Succession plan development and implementation;

(dd)	Improvement in workforce diversity;

(ee)	Customer indicators;

(ff)	New product invention or innovation

(gg)	Attainment of research and development milestones;

(hh)	Improvements in productivity;

(ii)	Attainment of objective operating goals and employee metrics;

(jj)	Criteria relating to human capital management.

104

APPENDIX B

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more adjustments to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such adjustments.

“Performance Goals” means, for a Performance Period, the performance goals established in writing by the Committee for the Performance Period based upon the Performance Factors that the Committee, in its sole discretion, selects. The Committee, in its sole discretion, may provide that one or more adjustments shall be made to one or more of the Performance Goals.

“Performance Period” means the period of service determined by the Committee, which shall be no less than one calendar quarter nor more than five years (unless tied to a specific and objective milestone or event), during which time of service or performance is to be measured for Awards.

“Plan” means this Electronic Arts Inc. 2019 Equity Incentive Plan, as amended from time to time.

“Restricted Stock” means an award of Shares that are subject to restrictions pursuant to Section 6.

“Restricted Stock Unit” means an award of the right to receive, in cash or Shares, the value of a Share pursuant to Section 7.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Service” means service as an Employee, Consultant or Non-Employee Director. Except as otherwise determined by the Committee in its sole discretion, a Participant’s Service terminates when a Participant ceases to provide services to the Company or a Subsidiary. The Committee shall determine which leaves shall count toward Service and when Service terminates for all purposes under this Plan; provided, that an Employee will not be deemed to have ceased to provide services in the case of a leave of absence pursuant to Applicable Laws or pursuant to a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which a Participant provides Service to the Company or a Subsidiary, or a transfer between entities, provided that there is no interruption or other Termination of Service in connection with a Participant’s change in capacity or transfer between entities (except as may be required to effect the change in capacity or transfer between entities). For purposes of determining whether an Option is entitled to Incentive Stock Option status, an Employee’s Service shall be treated as terminated ninety (90) days after such Employee goes on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 19, and any successor security.

“Stock Appreciation Right” or “SAR” means an Award, granted alone or in tandem with a related Option that pursuant to Section 8 is designated as a SAR.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Substitute Award” means an Award or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

“Tax-Related Items” means any U.S. federal, state, and/or local taxes and any taxes imposed by a jurisdiction outside of the U.S. (including, without limitation, income tax, social insurance and similar contributions, payroll tax, fringe benefits tax, payment on account, employment tax, stamp tax and any other taxes related to participation in this Plan and legally applicable to a Participant, including any employer liability for which a Participant is liable pursuant to Applicable Laws or the applicable Award Agreement).

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that a Participant has for any reason ceased to provide Services as an Employee, Consultant or Director. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which a Participant ceased to provide services (the “Termination Date”).

2022 PROXY STATEMENT	105

Electronic Arts

To learn more visit

https://www.ea.com/

ELECTRONIC ARTS INC.
209 REDWOOD SHORES PARKWAY
REDWOOD CITY, CA 94065-1175
ATTN: STOCK ADMINISTRATION DEPARTMENT

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 10, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/EA2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 10, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D87267-P73724	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ELECTRONIC ARTS INC.
The Board of Directors recommends you vote FOR the following:
1.	Election of the eight (8) Directors proposed in the accompanying Proxy Statement to hold office for a one-year term.
Nominees:		For	Against	Abstain
1a.	Kofi A. Bruce	☐	☐	☐
1b.	Rachel A. Gonzalez	☐	☐	☐
1c.	Jeffrey T. Huber	☐	☐	☐
1d.	Talbott Roche	☐	☐	☐
1e.	Richard A. Simonson	☐	☐	☐
1f.	Luis A. Ubiñas	☐	☐	☐
1g.	Heidi J. Ueberroth	☐	☐	☐
1h.	Andrew Wilson	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.		For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐
3.	Ratification of the appointment of KPMG LLP as our independent public registered accounting firm for the fiscal year ending March 31, 2023.	☐	☐	☐
4.	Approve the Company's amended 2019 Equity Incentive Plan.	☐	☐	☐
5.	Approve an amendment to the Company's Certificate of Incorporation to reduce the threshold for stockholders to call special meetings from 25% to 15%.	☐	☐	☐
The Board of Directors recommends you vote AGAINST the following proposal:		For	Against	Abstain
6.	To consider and vote upon a stockholder proposal, if properly presented at the Annual Meeting, on termination pay.	☐	☐	☐
NOTE:THE PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THE PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION, FOR PROPOSALS 2, 3, 4 AND 5 AND AGAINST PROPOSAL 6. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D87268-P73724

ELECTRONIC ARTS INC.
PROXY FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Electronic Arts Inc., a Delaware corporation (the "Company"), hereby appoints Andrew Wilson, Christopher Suh and Jacob Schatz, or any of them, proxies and attorneys-in-fact, each with the power of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the 2022 Annual Meeting of Stockholders of the Company to be held virtually at www.virtualshareholdermeeting.com/EA2022, on August 11, 2022, at 2:00 P.M. PDT, or at any adjournment thereof, and to vote all shares the undersigned would be entitled to vote if personally present at the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION, FOR PROPOSALS 2, 3, 4 AND 5 AND AGAINST PROPOSAL 6. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

This year's meeting will be accessible only through the Internet. There will not be a physical location for the meeting and you will not be able to attend the meeting in person. If you have difficulty accessing or participating in the meeting, please call the technical support number that will be posted at the meeting website log-in page. We will have technicians available to assist you.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT THE SHARES MAY BE REPRESENTED AT THE MEETING.

Continued and to be signed on reverse side